Filed Pursuant to Rule 424(b)(3)
Registration No. 333-162892

PROSPECTUS

148,103,719 Shares of Common Stock

3,000,000 Shares of Preferred Stock

DOMESTICATION IN DELAWARE

MF Global Ltd. is an exempted company incorporated under the laws of Bermuda. We are proposing to change our jurisdiction of incorporation by discontinuing from Bermuda and continuing as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). To effect the Domestication, we will, upon the final approval of our board of directors, file a certificate of incorporation and a certificate of domestication in Delaware, and a notice of discontinuance with the Bermuda Registrar of Companies, under which we will be domesticated and continue as a Delaware corporation with the name “MF Global Holdings Ltd.” (we refer to the domesticated Delaware entity as “MFG Delaware”). On the effective date of the Domestication, each of our currently issued and outstanding common and preference shares will automatically convert by operation of law, on a one-for-one basis, into shares of MFG Delaware common or preferred stock, as applicable. Under Bermuda law and our current bye-laws, we do not need shareholder approval of the Domestication, and our shareholders do not have statutory dissenters’ rights of appraisal as a result of the Domestication.

We are not asking you for a proxy and you are requested not to send us a proxy. No shareholder action is required to effect the Domestication. See “The Domestication—No Vote or Dissenters’ Rights of Appraisal in the Domestication”.

Our common shares are currently listed on the New York Stock Exchange under the symbol “MF”. We will seek, and expect to receive, approval from the New York Stock Exchange to trade the common stock of MFG Delaware under the same symbol after the Domestication. Our preference shares are not listed, and we do not intend to list the preferred stock, on any securities exchange.

This prospectus incorporates important business and financial information about us from reports we file with the Securities and Exchange Commission. This incorporated information is not printed in or attached to this prospectus. We explain how you can find this information in “Where You Can Find More Information”. We urge you to review this prospectus, together with the incorporated information, carefully.

Investing in the common stock and preferred stock of MFG Delaware involves risks. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 1, 2009.

No person has been authorized to give any information or any representation concerning us or the Domestication (other than as contained in this prospectus) and, if any such other information or representation is given or made, you should not rely on it as having been authorized by us. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of the incorporated document, as applicable.

i

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. See “Risk Factors” below for information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-4 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate herein will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this prospectus and on or before the date on which the Effective Time of the Domestication (as defined herein) occurs (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

1.	Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and filed on June 10, 2009. See “Special Note Regarding Incorporated Financial Statements and Financial Disclosures” for a discussion of material in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 that has been amended and superseded in subsequent filings that are incorporated herein by reference;

2.	Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2009 and September 30, 2009, and filed on August 7, 2009 and November 6, 2009, respectively;

3.	Current Report on Form 8-K, dated September 29, 2009 and filed on October 5, 2009;

4.	Current Report on Form 8-K, dated August 7, 2009 and filed on August 7, 2009;

5.	Current Report on Form 8-K, dated April 2, 2009 and filed on April 3, 2009;

6.	Current Report on Form 8-K, dated June 20, 2008 and filed on June 26, 2008; and

7.	Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on August 13, 2009 and filed on July 1, 2009.

Because this prospectus incorporates important business and financial information that is not printed in or attached to this prospectus, that information is available without charge to any holder of our common shares or preferred shares, upon written or oral request to: Investor Relations, 717 Fifth Avenue, New York, NY 10022, telephone 1-800-596-0523, email investorrelations@mfglobal.com.

SPECIAL NOTE REGARDING INCORPORATED FINANCIAL STATEMENTS AND FINANCIAL DISCLOSURES

On August 7, 2009 we filed a Current Report on Form 8-K (the “August Current Report”), which, among other things, amends and supersedes “Item 6. Selected Financial Data” and “Item 8. Financial Statements and Supplementary Data” as set forth in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed on June 10, 2009, in order to reflect our adoption, effective April 1, 2009, of Accounting Standards Codification (“ASC”) 810, which discusses accounting for noncontrolling interests in consolidated financial statements (“ASC 810”), formerly SFAS No. 160, and ASC 470-20, which discusses accounting for convertible debt instruments that may be settled in cash upon conversion including partial cash settlement (“ASC 470-20”), formerly FSP APB 14-1. You should read the August Current Report with respect to the superseded items in conjunction with our Annual Report, our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2009 and September 30, 2009 and our other filings that are incorporated herein by reference.

SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Domestication. You should carefully read this entire prospectus, including the section entitled “Risk Factors”, as well as the information incorporated by reference in this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”. Unless the context otherwise requires, in this prospectus, the terms “the Company”, “MF Global”, “we”, “us” and “our” refer to MF Global Ltd. as it currently exists under Bermuda law and will continue under Delaware law after the Domestication, and the terms “MFG Bermuda” and “MFG Delaware” refer to the Company prior to and after the Domestication, respectively.

MF Global Ltd.

We are currently a Bermuda exempted company and a leading intermediary offering customized solutions in the global cash and derivatives markets. Through our subsidiaries, we provide execution and clearing services for products in the exchange-traded and over-the-counter derivative markets, as well as for products in the cash market.

Our principal executive offices are located at 717 Fifth Avenue, New York, New York 10022, and we maintain a registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Our telephone number at our principal executive offices is (212) 589-6200.

The Domestication

We intend to change our jurisdiction of incorporation from Bermuda to Delaware, and we refer to this change as the “Domestication”. We will effect the Domestication by filing in Delaware a certificate of domestication and a certificate of incorporation of MFG Delaware, and by filing in Bermuda a notice of discontinuance and certified copies of the certificates filed in Delaware. Although the Domestication does not require shareholder approval, it is subject to the final approval of our board of directors. We anticipate that the Domestication will become effective on or about January 4, 2010, upon receipt of the certificate of discontinuance from the Bermuda Registrar of Companies, which we expect will provide that the effective time of the discontinuance of MFG Bermuda under Bermuda law is the effective time of MFG Delaware’s domestication in Delaware under Delaware law (we refer to the latest of these effective times as the “Effective Time”). See “Description of Capital Stock—Effective Time” below.

The Domestication will change our jurisdiction of incorporation from Bermuda to Delaware and, as a result, our organizational documents will change and will be governed by Delaware law rather than Bermuda law. We describe these changes under “Description of Capital Stock—Differences between the Governing Corporate Law and Organizational Documents for MFG Bermuda and MFG Delaware” below. However, our business, assets and liabilities on a consolidated basis, as well as our board of directors, executive officers, principal business locations and fiscal year, will be the same upon completion of the Domestication as they are prior to the change.

Share Exchange

We are authorized to issue up to 1,000,000,000 common shares, $1.00 par value per share, as well as up to 200,000,000 preference shares, $1.00 par value per share. As of October 30, 2009, we had (i) 121,534,208 common shares outstanding, (ii) 1,500,000 Series A preference shares outstanding and (iii) 1,500,000 Series B preference shares outstanding.

In the Domestication, each common share and preference share (Series A and B) of MFG Bermuda that is outstanding immediately prior to the effective time of the Domestication under Delaware law will automatically convert by operation of law into one share of common stock or one share of preferred stock (Series A or B), as applicable, of MFG Delaware. Similarly, outstanding options and other rights to acquire MFG Bermuda shares will become options or rights to acquire the corresponding shares of MFG Delaware. It is not necessary for shareholders of MFG Bermuda who currently hold share certificates to exchange their existing share certificates for certificates of MFG Delaware. See “The Domestication—Domestication Share Conversion” below.

Reasons for the Domestication

Our board of directors believes that the Domestication will, among other things:

•	Best support our growth strategies and, more specifically, our focus on diversifying our business within financial services; and

•

Allow us to improve our position in light of, and increase our flexibility to respond to, our current and anticipated competitive and regulatory landscape by, among other initiatives, making us eligible to apply to serve as a primary dealer for the Federal Reserve Bank of New York.

Risk Factors

An investment in the common and preference shares of MFG Bermuda as well as in the common and preferred stock of MFG Delaware will involve risks. Please review the section entitled “Risk Factors” beginning on page 5 of this prospectus. In addition, we encourage you to review the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and our most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about where you can find these documents.

Material U.S. Federal Income Tax Consequences of the Domestication

See “Material U.S. Federal Income Tax Consequences of the Domestication” for more information.

No Vote or Dissenters’ Rights of Appraisal in the Domestication

Under Bermuda and Delaware law and our current bye-laws, we do not need shareholder approval of the Domestication, and our shareholders do not have statutory dissenters’ rights of appraisal or any other appraisal rights as a result of the Domestication. See “The Domestication—No Vote or Dissenters’ Rights of Appraisal in the Domestication”.

RISK FACTORS

Any investment in our securities involves a high degree of risk, including the risks described below. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended March 31, 2009 and our most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, as well as the other information incorporated by reference in this prospectus. The risks and uncertainties described below and in our Annual Report are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of our shares could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements”.

RISKS RELATING TO THE CHANGE IN OUR PLACE OF INCORPORATION

The Domestication may result in adverse tax consequences for you.

If you are a U.S. holder of our common and/or preference shares, you may be subject to U.S. federal income tax as a result of the Domestication unless you make a timely filing with the Internal Revenue Service. If you are a non-U.S. holder of our common and/or preference shares, you may become subject to withholding tax on any dividends paid on the common and/or preferred stock of MFG Delaware subsequent to the Effective Time. Please read the following information which provides more details on the potential tax consequences of the Domestication.

If you are a U.S. holder who owns $50,000 or more of MFG Bermuda common and/or preference shares, but less than 10% of the total combined voting power of all classes of our shares entitled to vote on the day of the Domestication, you must generally recognize gain (but not loss) with respect to such common and/or preferred stock of MFG Delaware received in the Domestication, even if you continue to hold your stock and have not received any cash or liquidity as a result of the Domestication. As an alternative to recognizing gain, however, such U.S. holder may elect to include in income the “all earnings and profits amount”, as the term is defined in Treasury Regulation Section 1.367(b)-2(d), attributable to its common and/or preference shares in MFG Bermuda. The income so included pursuant to this election generally is treated as dividend income. We do not expect that MFG Bermuda’s cumulative earnings and profits will be greater than zero through the day of Domestication. Therefore, the making of an election to include the person’s share of the “all earnings and profits amount” into income as a dividend generally would be advantageous to U.S. holders who would otherwise recognize gain with respect to the conversion of the MFG Bermuda common and/or preference shares in the Domestication. WE STRONGLY URGE EACH SUCH U.S. HOLDER TO READ CAREFULLY OUR DESCRIPTIONS OF THE ELECTION IN “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DOMESTICATION” BELOW, STARTING ON PAGE 34 OF THIS PROSPECTUS, AS WELL AS TO CONSULT ITS OWN TAX ADVISOR.

Furthermore, if any U.S. holder owns MFG Bermuda common and/or preference shares with 10% or more of the total combined voting power of all classes of our shares on the day of the Domestication, such U.S. holder will be required to pay taxes on a deemed dividend equal to the “all earnings and profits amount” attributable to its common and/or preference shares in MFG Bermuda, whose cumulative earnings and profits, as noted above, are not expected to be greater than zero through the day of the Domestication. A U.S. holder’s ownership of the Company’s preference shares or its 9.00% Convertible Senior Notes due 2038 (the “Convertible Notes”) will be taken into account in determining whether such U.S. holder owns 10% or more of the total combined voting power of all classes of our shares. Complex attribution rules apply in determining whether a U.S. holder owns 10% or more of the total combined voting power of all classes of our shares for U.S. federal tax purposes. EACH U.S. HOLDER IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISORS.

Although we do not expect that our cumulative earnings and profits will be greater than zero through the day of the Domestication, the determination of earnings and profits is factual and the actual amount depends on factors that are not within our control. There can be no assurance that the actual amount of our cumulative earnings and profits through the day of the Domestication will be as expected or that the Internal Revenue Service or a court will agree with our determination. If we were to have positive earnings and profits through the day of the Domestication, an election to recognize the “all earnings and profits amount” might be disadvantageous to certain U.S. holders. The “all earnings and profits amount” included in income generally is treated as dividend income. WE STRONGLY URGE EACH SUCH U.S. HOLDER TO READ CAREFULLY OUR DESCRIPTIONS OF TAX CONSEQUENCES APPLICABLE TO SUCH DIVIDEND INCOME IN “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DOMESTICATION” BELOW, STARTING ON PAGE 34 OF THIS PROSPECTUS.

Additionally, the Domestication will cause non-U.S. holders of our common and/or preference shares to become subject to U.S. withholding taxes on any dividends or other payments in respect of the common stock or preferred stock of MFG Delaware after the conversion and the Domestication. Under the terms of our preference shares, no additional amounts will be paid to holders to offset any such taxes. Non-U.S. holders of our Convertible Notes may also become subject to U.S. withholding tax on any interest or other payments we make on the Convertible Notes after the Domestication.

For a more detailed description of the material U.S. federal income tax consequences associated with the Domestication, please read “Material U.S. Federal Income Tax Consequences of the Domestication” starting on page 34 of this prospectus. WE STRONGLY URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR.

Currently, your rights as a shareholder of MF Global arise under Bermuda law as well as our existing Bermuda memorandum of association and bye-laws. Upon effectiveness of the Domestication, your rights as a shareholder of MF Global will arise under Delaware law as well as our new Delaware certificate of incorporation and by-laws.

Upon effectiveness of the Domestication, the rights of stockholders of MFG Delaware will arise under the new certificate of incorporation and by-laws of MFG Delaware as well as Delaware law. Those new organizational documents and Delaware law contain provisions that differ in some respects from those in our current organizational documents and Bermuda law and, therefore, some of your rights as a stockholder of MFG Delaware could differ from the rights you currently possess as a shareholder of MFG Bermuda. For a description of your rights as a stockholder of MFG Delaware and how they may differ from your rights as a shareholder of MFG Bermuda, please see “Description of Capital Stock—Differences between the Governing Corporate Law and Organizational Documents for MFG Bermuda and MFG Delaware” in this prospectus. Forms of the new certificate of incorporation and by-laws of MFG Delaware are attached as Appendix A and Appendix B to this prospectus, and we urge you to read them as well.

Our Corporate Effective Tax Rate may increase as a result of the Domestication.

In connection with the Domestication, we will become subject to U.S. tax on our income and capital gains and our corporate effective tax rate may change significantly, which could materially impact our financial results, including our earnings and cash flow, for periods after the Domestication. Our corporate effective tax rate, which fluctuates significantly from period to period, is based upon the application of currently applicable income tax laws, regulations and treaties, as well as current judicial and administrative interpretations of these income tax laws, regulations and treaties, in various jurisdictions, including many other than the jurisdiction where we are organized and domiciled. If our jurisdiction of incorporation were to remain Bermuda, then under current Bermuda law, we would not be subject to tax on our income or capital gains under Bermuda law until after March 28, 2016 pursuant to an undertaking from the Minister of Finance of Bermuda pursuant to the Exempt Undertakings Tax Protection Act 1966, as amended, even if Bermuda enacted any legislation imposing tax computed on income or capital gains.

The highest statutory corporate tax rate for U.S. federal income tax purposes is currently 35%. Our effective tax rate for purposes of financial reporting may, however, vary significantly from the statutory rates under which we operate (including the U.S. statutory rate that would apply after the Domestication) because of, among other things, timing differences in the recognition of income and expense for U.S. GAAP and tax purposes, and differences in how each jurisdiction in which we operate treats the same item of income or expense. We are unable to predict the impact of the Domestication on our effective tax rate going forward. We describe this potential impact under “Material U.S. Federal Income Tax Consequences of the Domestication—Corporate Effective Tax Rate” in this prospectus. In addition, the tax laws of the United States and other jurisdictions could change in the future, and those changes could cause a material increase in our effective tax rate at a later date as well.

One of the reasons that we are changing our jurisdiction of incorporation is to become a primary dealer for the Federal Reserve Bank of New York, but there is no guarantee that the Federal Reserve Bank of New York will approve our application.

One of our reasons that we are changing our jurisdiction of incorporation at this time is our desire to become a primary dealer for the Federal Reserve Bank of New York (the “Federal Reserve”). In order to become a primary dealer under the existing rules of the Federal Reserve, a company must be incorporated in an approved jurisdiction, a category that includes Delaware but does not currently include Bermuda. However, we have received no assurance from the Federal Reserve that we will be approved as a primary dealer if we change our jurisdiction of incorporation, and we cannot guarantee that we will become a primary dealer or assure you as to the timing of any such event. If our application is denied, our business plans and future earnings potential could be adversely affected. Moreover, even if we become a primary dealer, there is no assurance that we will be able to realize potential new benefits to our business or that any such benefits would not be offset by new costs or risks associated with acting as a primary dealer.

ADDITIONAL RISKS

We face risks in operating our business, including risks that may prevent us from achieving our business objectives or that may adversely affect our results of operations or financial condition. These risks include, but are not limited to, the following:

•	Risks related to our industry and business;

•	Risks related to our capital needs and financial position;

•	Risks related to regulation and litigation; and

•	Risks related to our operations and technology.

These risks are described in detail under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended March 31, 2009, which we encourage you to read and carefully consider. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth information regarding our ratio of earnings to combined fixed charges and preferred dividends for the periods shown. For purposes of determining this ratio, earnings consist of pre-tax income or loss from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries or income or loss from equity investees and fixed charges. Fixed charges consist of interest expenses, amortization of debt issuance costs, accretion of debt discount and an appropriate portion of rentals representative of the interest factor.

	Six Months Ended September 30, 2009	Fiscal Year
		2009	2008	2007	2006	2005
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends(1)	—	—	1.00	1.08	1.07	1.22

(1)

Due to our pre-tax loss in the six months ended September 30, 2009 and significant non-cash charges in the year ended March 31, 2009, the ratio coverage was less than 1:1 in each of these periods. We would have needed to generate additional earnings of $68.133 million in the six months ended September 30, 2009 and $23.755 million in the year ended March 31, 2009 to achieve a coverage of 1:1 in each of these periods.

MARKET VALUE OF COMMON SHARES AND PREFERENCE SHARES

Our common shares are currently listed on the New York Stock Exchange under the symbol “MF” (and we expect that the common stock of MFG Delaware will be listed on that exchange under that symbol after the Domestication). The following table sets forth, for the periods indicated, the range of high and low sales prices per share of our common shares as reported on the New York Stock Exchange for the periods indicated.

	High		Low
Year Ended March 31, 2008
First Quarter	$	N/A	$	N/A
Second Quarter		29.49		22.00
Third Quarter		32.20		25.02
Fourth Quarter		31.72		3.64
Year Ended March 31, 2009
First Quarter		$15.19		$5.86
Second Quarter		8.75		3.38
Third Quarter		4.99		1.72
Fourth Quarter		4.89		2.02
Year Ending March 31, 2010
First Quarter		$6.68		$4.13
Second Quarter		7.84		4.88
Third Quarter (through November 27, 2009)		8.22		6.36

On November 27, 2009, the closing price of our common shares on the New York Stock Exchange was $6.39 per share.

Our preference shares (Series A and B) are not currently listed on any stock exchange or other marketplace (and we have no plans to list them after the Domestication). The book value of the Series A preference shares on November 27, 2009 was $64.111 per share. The book value of the Series B preference shares on November 27, 2009 was $85.357 per share.

THE DOMESTICATION

General

MFG Bermuda will effect the Domestication by filing a certificate of domestication along with the new certificate of incorporation of MFG Delaware in Delaware and a corresponding document, known as a notice of discontinuance, with the Bermuda Registrar of Companies. Although the Domestication does not require the approval of any of the shareholders of MFG Bermuda, the board of directors of MFG Bermuda must provide final authorization in order for the Domestication to be effected. Under Bermuda and Delaware law, the domestication of MFG Bermuda in Delaware is deemed effective upon the filing of the certificate of domestication and the certificate of incorporation with the Secretary of State of the State of Delaware. In addition, MFG Delaware must file with the Bermuda Registrar of Companies certified copies of the certificates filed in Delaware within 30 days of the date of their issuance by the Secretary of State of the State of Delaware. Upon making this filing in Bermuda, the Bermuda Registrar of Companies will issue a certificate of discontinuance and, at that time, we shall cease to be registered as a company in Bermuda. We intend to file the certified copies of the certificates filed in Delaware with the Bermuda Registrar of Companies on the same day such certified copies are issued by the Secretary of State of the State of Delaware.

In connection with the Domestication, MFG Delaware will adopt new by-laws, which, together with the new certificate of incorporation filed in Delaware, will be the organizational documents of MFG Delaware after the Domestication.

Background and Reasons for the Domestication

We are a leading intermediary offering customized solutions in the global cash and derivatives markets. We provide execution and clearing services for products in the exchange-traded and over-the-counter, or OTC, derivative markets, as well as for products in the cash market. We provide our clients with access to many of the largest and fastest growing markets and products throughout the world.

Our business model is global and product-driven, which allows us to centrally manage our resources while offering clients an expansive array of products across a broad range of markets and geographies. Our history dates back over 200 years ago to a brokerage business that was a founding member of some of the world’s first futures exchanges. After an initial public offering in July 2007, we separated from Man Group plc, our former parent, and became an independent public company with shares listed on the New York Stock Exchange. We seek to discover and capitalize on market opportunities for clients through our international network of offices and relationships, expansive product offerings, value-added product expertise and consistent, high-quality service.

Our board of directors believes that the Domestication will, among other things:

•	Best support our growth strategies, and more specifically, focus on diversifying our business within financial services; and

•

Allow us to improve our position in light of, and increase our flexibility to respond to, our current and anticipated competitive and regulatory landscape by, among other initiatives, making us eligible to apply to serve as a primary dealer for the Federal Reserve.

For many years, Delaware has been a leader in adopting, implementing and interpreting comprehensive and flexible corporate laws that are responsive to the legal and business needs of corporations.

In July 2009, our management presented an initial proposal to our board of directors to change our jurisdiction of incorporation from Bermuda. At that time, management proposed several alternative approaches to a change in jurisdiction, and sought and obtained an amendment to our five-year revolving credit facility that permitted (but did not require) us to change our corporate domicile from Bermuda to Delaware by means of a continuance, the creation of a new holding company, a merger or other similar corporate transaction. In October 2009, management again met with our board of directors to update them on our progress and sought and obtained authorization to continue to pursue a change in our jurisdiction of incorporation from Bermuda to Delaware. We expect to seek final approval and authorization for the Domestication from our board of directors in December 2009.

Effects of the Domestication

The Companies Act 1981 of Bermuda (the “Companies Act”) permits a Bermuda exempted company to discontinue from Bermuda and continue in an appointed jurisdiction (which includes Delaware) as if it had been incorporated under the laws of that other jurisdiction. The Companies Act and our current bye-laws authorize our board of directors to discontinue MFG Bermuda to a jurisdiction outside of Bermuda (in this case, Delaware) without a shareholder vote. Consequently, we are not asking for your vote or soliciting proxies with respect to the Domestication.

Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that an entity organized in a country outside the United States may become domesticated as a corporation in Delaware by filing in Delaware a certificate of incorporation and a certificate of domestication stating, among other things, that the domestication and the certificate of incorporation have been approved as provided in the organizational documents of the non-U.S. entity. Section 388 does not provide any separate approval requirements for a domestication. The DGCL also does not provide shareholders with statutory dissenters’ rights of appraisal in connection with a domestication under Section 388.

Under Bermuda law, our discontinuance from Bermuda and continuance in Delaware will not be deemed to operate to create a new legal entity or prejudice or affect our continuity as an existing corporation. Similarly, Section 388 of the DGCL provides that, upon domesticating in Delaware:

•	MFG Delaware shall be deemed to be the same entity as MFG Bermuda, and the domestication shall constitute a continuation of the existence of MFG Bermuda in the form of MFG Delaware;

•	all rights, privileges and powers, as well as all property, of MFG Bermuda shall remain vested in MFG Delaware;

•	all debts, liabilities and duties of MFG Bermuda shall remain attached to MFG Delaware and shall be enforceable against MFG Delaware to the same extent as if originally incurred by it; and

•	the domestication shall not be deemed a dissolution of MFG Bermuda.

No Change in Business, Locations, Fiscal Year or Employee Plans

The Domestication will effect a change in our jurisdiction of incorporation, and other changes of a legal nature, including changes in our organizational documents, which are described in this prospectus. The business, assets and liabilities of MF Global and its subsidiaries on a consolidated basis, as well as our principal locations and fiscal year, will be the same upon effectiveness of the Domestication as they are prior to the change.

Upon effectiveness of the Domestication, all of our obligations, including our Convertible Notes, will continue as outstanding and enforceable obligations of MFG Delaware.

All MFG Bermuda employee benefit plans and agreements will be continued by MFG Delaware. We expect to amend any and all of our share-based benefit plans in accordance with their terms as may be necessary to provide that MFG Delaware common stock will be issued upon the exercise of any options or the payment of any other share-based awards granted under the plans, and otherwise to reflect appropriately the substitution of MFG Delaware common stock for MFG Bermuda common shares in connection with the plans, following the Domestication.

No Change in Management or our Board of Directors

Our executive officers will be the executive officers of MFG Delaware upon effectiveness of the Domestication. Our current executive officers include Bernard W. Dan (Chief Executive Officer), J. Randy

MacDonald (Chief Financial Officer), Laurie R. Ferber (General Counsel), Karel F. Harbour (Chief Operating Officer), Michael K. Roseman (Chief Risk Officer), Thomas Connolly (Head of Human Resources), Thomas M. Harte (Managing Director, North America), Laurence R. O’Connell (Managing Director, Asia/Pacific) and James Rowsell (Managing Director, Europe).

Our board of directors will continue as the board of directors of MFG Delaware following the Domestication. Our current board of directors is comprised of Bernard W. Dan, Alison J. Carnwath, Eileen S. Fusco, Martin Glynn, Edward L. Goldberg, David I. Schamis, Lawrence M. Schloss and Robert S. Sloan.

In addition, neither the members nor the chairpersons of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee or our Executive Committee will change upon effectiveness of the Domestication.

Domestication Share Conversion

In the Domestication, each of our currently outstanding common and preference shares (Series A and B) will automatically convert by operation of law, on a one-for-one basis, into shares of MFG Delaware common or preferred stock (Series A or B), as applicable. Consequently, upon effectiveness of the Domestication, each holder of an MFG Bermuda common or preference share will instead hold a share of MFG Delaware common or preferred stock, as applicable, in each case representing the same proportional equity interest in MFG Delaware as that shareholder held in MFG Bermuda and representing the same class and series of shares. The number of shares of MFG Delaware common and preferred stock outstanding immediately after the Domestication will be the same as the number of common and preference shares of MFG Bermuda outstanding immediately prior to the Domestication.

MFG Delaware will not issue new stock certificates to MFG Delaware stockholders who currently hold any of our share certificates. A shareholder who currently holds any of our share certificates will receive a new stock certificate only upon any future transaction in MFG Delaware common stock that requires the transfer agent to issue stock certificates in exchange for existing share certificates. It is not necessary for shareholders of MFG Bermuda to exchange their existing share certificates for certificates of MFG Delaware. Until surrendered and exchanged, each certificate evidencing MFG Bermuda common or preference shares will be deemed for all purposes of the Company to evidence the identical number of shares of MFG Delaware common or preferred stock, as applicable. Holders of uncertificated shares of MFG Bermuda immediately prior to the Domestication will continue as holders of uncertificated stock of MFG Delaware upon effectiveness of the Domestication.

Comparison of Shareholder Rights

Upon effectiveness of the Domestication, the rights of stockholders of MFG Delaware will arise under the new certificate of incorporation and by-laws of MFG Delaware as well as Delaware law. Those organizational documents and Delaware law contain provisions that differ in some respects from those in our current organizational documents and Bermuda law and, therefore, some of your rights as a stockholder of MFG Delaware could differ from the rights you currently possess as a shareholder of MFG Bermuda. For a description of your rights as a stockholder of MFG Delaware and how they may differ from your rights as a shareholder of MFG Bermuda, please see “Description of Capital Stock—Differences between the Governing Corporate Law and Organizational Documents for MFG Bermuda and MFG Delaware” in this prospectus.

No Vote or Dissenters’ Rights of Appraisal in the Domestication

Under Bermuda law and our current bye-laws, we do not need shareholder approval of the Domestication, and our shareholders do not have statutory dissenters’ rights of appraisal or any other appraisal rights as a result of the Domestication. Nor does Delaware law provide for any such rights. We are not asking you for a proxy and you are requested not to send us a proxy. No shareholder action is required to effect the Domestication.

DESCRIPTION OF CAPITAL STOCK

The following description of the MFG Delaware capital stock (common and preferred) reflects our capital stock as it will exist upon completion of the Domestication, as governed by our new certificate of incorporation and by-laws and by Delaware law. This description is a summary. We urge you to read the forms of the new certificate of incorporation and by-laws of MFG Delaware in their entirety, which are attached as Appendix A and Appendix B to this prospectus.

General

We currently are an exempted company incorporated under the laws of Bermuda and are registered with the Registrar of Companies in Bermuda under registration number 39998. We were incorporated on May 3, 2007 under the name MF Global Ltd.

Authorized Share Capital

Until the Effective Time, MF Global will not have any Delaware share capital and will not exist as a Delaware entity. Upon effectiveness of the Domestication, MFG Delaware’s authorized share capital will consist of 1,000,000,000 shares of common stock, par value $1.00 per share, and 200,000,000 shares of preferred stock, par value $1.00 per share. The amount of authorized share capital of MFG Delaware will be the same as that of MFG Bermuda prior to the Domestication.

Common Stock

As of November 27, 2009, we had 121,534,619 common shares outstanding. Upon effectiveness of the Domestication, each common share of MFG Bermuda will automatically convert by operation of law into a share of common stock of MFG Delaware.

Of its 1,000,000,000 authorized shares of common stock, MFG Delaware will reserve 24,000,000 shares of common stock for issuance under the Amended and Restated 2007 Long Term Incentive Plan, subject to increase in accordance with the terms of the plan, and 1,200,000 shares of common stock for issuance under the Employee Stock Purchase Plan, which includes U.K. Sharesave Plan. Pursuant to an investment agreement with an affiliate of J.C. Flowers & Co. LLC (“J.C. Flowers”), until the date on which all of the MFG Delaware Series A Preferred Stock (as hereinafter defined) are converted into shares of common stock of MFG Delaware, MFG Delaware will at all times, have reserved for issuance a sufficient number of shares of authorized and unissued common stock to effectuate the conversion of the Series A Preferred Stock without regard to any limit on such conversion. In addition, upon effectiveness of the Domestication, MFG Delaware will, at all times, have reserved for issuance a sufficient number of authorized and unissued shares of common stock to effectuate the conversion of its Series B Preferred Stock (as hereinafter defined) and its Convertible Notes, both of which will be convertible into MFG Delaware common stock. As of November 27, 2009, our Series A Preference Shares, Series B Preference Shares and Convertible Notes may be converted, at any time, into a total of approximately 45.97 million common shares. Accordingly, common shares issued upon conversion of our Series A Preference Shares, Series B Preference Shares or Convertible Notes may cause immediate and potentially substantial dilution to our shareholders or, upon effectiveness of the Domestication, the stockholders of MFG Delaware.

For a description of the terms of MFG Delaware’s Series A Preferred Stock and Series B Preferred Stock, including the manner in which the conversion rates for each of these securities may be adjusted, see below under “—Preferred Stock—Series A Preferred Stock” and “—Preferred Stock—Series B Preferred Stock”. The terms of the Series A Preferred Stock and the Series B Preferred Stock set forth in the new certificates of designations for those series will be identical in all material respects with the terms of our currently outstanding Series A Preference Shares and Series B Preference Shares set forth in the current certificates of designations for those series.

In addition, upon completion of the Domestication, our Convertible Notes will become obligations of MFG Delaware, but the terms of the Convertible Notes and the indenture under which they are issued will otherwise remain unchanged. We describe our Convertible Notes in our Current Report on Form 8-K, dated June 20, 2008 and filed on June 26, 2008, which is incorporated herein by reference.

MFG Delaware’s common stock will carry the following rights:

•

Voting. Each holder of MFG Delaware common stock will be entitled to one vote for each share of common stock owned of record on all matters submitted to a vote of stockholders of MFG Delaware. Except as otherwise required by law, holders of common stock (as well as holders of any preferred stock entitled to vote with the common stockholders) will vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There will be no cumulative voting rights with respect to the election of directors or any other matters. Upon the effectiveness of the Domestication, the board of directors of MFG Delaware will remain subject to corporate governance guidelines (the “Corporate Governance Guidelines”), which will be identical in all material respects to our current Corporate Governance Guidelines, requiring that directors be elected by a majority of votes cast in uncontested elections. Please see “—Board of Directors” for additional information concerning the election of directors.

•

Dividends and distributions. The holders of MFG Delaware common stock will have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by its board of directors, from legally available funds.

•

Liquidation, dissolution or winding up. In the event of the liquidation, dissolution or winding-up of MFG Delaware, holders of its common stock will be entitled to share equally in the assets available for distribution after payment of all creditors and the liquidation preferences of its preferred stock (if any).

•

Restrictions on transfer. Neither the new MFG Delaware certificate of incorporation nor MFG Delaware’s new by-laws contain any restrictions on the transfer of its common stock (other than any unpaid shares subject to calls as described below). However, in the case of any transfer of shares, there may be restrictions imposed by applicable securities laws or by the terms of restricted share award grants.

•

Redemption, conversion or preemptive rights. Holders of MFG Delaware common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for MFG Delaware securities.

•

Other provisions. There will be no redemption provisions or sinking fund provisions applicable to the common stock of MFG Delaware. Such common stock will, however, be subject to calls only to the extent that they are not fully paid for upon their issuance. That is, if MFG Delaware common stock is issued for consideration that is less than the purchase price, its board of directors may, from time to time, make calls upon the holders of such shares to pay to MFG Delaware any unpaid amounts on such shares. We have not issued any common shares subject to calls and, none of the common stock of MFG Delaware outstanding upon completion of the Domestication will be subject to calls.

The rights, preferences, and privileges of the holders of the MFG Delaware common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock of MFG Delaware, such as the Series A and Series B preferred stock and any other preferred stock it may designate and issue in the future.

Preferred Stock

We currently have 1,500,000 Series A Preference Shares and 1,500,000 Series B Preference Shares outstanding. Upon effectiveness of the Domestication, our Series A and Series B preference shares will automatically convert by operation of law into an equal number and class of preferred stock of MFG Delaware (the “Series A Preferred Stock” and the “Series B Preferred Stock”, respectively). Under the new MFG Delaware certificate of incorporation, its board of directors will be authorized to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Upon effectiveness of the Domestication, the board of directors of MFG Delaware could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of its common stock and which could have certain anti-takeover effects. Before MFG Delaware may issue any series of preferred stock, its board of directors will be required to adopt resolutions creating and designating such series of preferred stock. Holders of the common stock of MFG Delaware do not have the right to consent to, or veto, these resolutions.

Series A Preferred Stock

The special rights, preferences and privileges of the Series A Preferred Stock are set forth in the proposed form of Certificate of Designations of Cumulative Convertible Preferred Stock, Series A of MFG Delaware, which is attached as Annex A to the form of the new certificate of incorporation attached to this prospectus and is identical in all material respects to the existing Certificate of Designations of Cumulative Convertible Preference Shares, Series A of MFG Bermuda that we filed as an exhibit to our Quarterly Report on Form 10-Q on August 13, 2008.

The Series A Preferred Stock may be converted, at a Series A stockholder’s option, at any time into common stock of MFG Delaware, at the rate of eight shares of common stock per share of Series A Preferred Stock. MFG Delaware will have the right to cause some or all of the Series A Preferred Stock to be converted into its common stock at any time after May 15, 2013, if, for any 20 trading days within a period of 30 trading days, the closing price of its common stock exceeds 125% of the conversion price, provided that the MFG Delaware common stock issued upon conversion are freely tradeable and may be immediately resold by the Series A stockholder. The Series A Preferred Stock will be initially convertible into common stock of MFG Delaware at a conversion rate of eight shares per $100 of Series A Preferred Stock (a initial conversion price of $12.50 per share of common stock). The conversion rate is subject to adjustment upon certain dilution events. In connection with any conversion, the Series A stockholders will be entitled to receive any accumulated, unpaid dividends.

Dividends on the Series A Preferred Stock will be payable quarterly, in cash, on a cumulative basis, if, as and when declared by the board of directors of MFG Delaware out of legally available funds, at an annual rate of 6% (or 10.725% while such stock is beneficially owned by J.C. Flowers) of the liquidation preference of the Series A Preferred Stock, which is $100 per share. Holders of the Series A Preferred Stock will also be entitled to participate in any dividends (other than dividends in common stock) paid on the MFG Delaware common stock, on an as-converted basis. Dividends that are not declared and paid will accumulate and accrue dividends at the annual rate. MFG Delaware may pay unpaid and accumulated dividends in the form of cash or its common stock (valued at 95% of volume-weighted average price of its common stock over 10 trading days or, if its common stock has not been trading for at least 10 days, the aforesaid value of MFG Bermuda common shares), at MFG Delaware’s option. MFG Delaware will be prohibited from paying any dividend with respect to, and from repurchasing or redeeming, its common stock or other junior securities, subject to certain exceptions, unless full accumulated dividends are paid on the Series A Preferred Stock.

The Series A Preferred Stock may be redeemed by MFG Delaware at its option (a) in whole or in part, on any quarterly dividend payment date on or after May 15, 2013 at a redemption price equal to the liquidation preference per share plus any accumulated and unpaid dividends in respect of such shares, or (b) in full if only 10% or less of all originally issued shares remain outstanding. The Series A Preferred Stock will not be redeemable by the Company at the option of the holders thereof. The terms of the Series A Preferred Stock do not restrict the ability of MFG Delaware to purchase the Series A Preferred Stock in the open market or otherwise.

Holders of the Series A Preferred Stock will be entitled to vote with the common stockholders of MFG Delaware on all matters submitted to a vote of the common stockholders, which includes the right to vote for the election of directors at any annual meeting, voting together with the MFG Delaware common stockholders as a single class, on an as-converted basis. See “—J.C. Flowers’ Investment Agreement and Right to Elect Directors”. Holders of the Series A Preferred Stock will also be entitled to vote, to the exclusion of the common and all other preferred stockholders of MFG Delaware, on certain matters generally involving changes in the certificate of incorporation or by-laws that would adversely affect their voting powers, preferences or special rights, the authorization or creation of certain senior-ranking stock and mergers, binding share exchanges, reclassifications and similar transactions (unless the rights of the Series A Preferred Stock or any successor stock, as a whole, remain no less favorable to the holders, the surviving/successor entity is organized in the United States, Bermuda or the European Economic Area and certain tax-related requirements are met). These matters must be approved by the holders of at least two-thirds of the outstanding Series A Preferred Stock voting at a meeting or (if the board of directors permits) acting by written consent.

In addition, upon a merger, consolidation, binding share exchange, reclassification or similar transaction in which all or substantially all the common stock of MFG Delaware is changed into cash, securities or other property of MFG Delaware or another person, or upon the sale of all or substantially all the assets of MFG Delaware, the Series A Preferred Stock will thereafter, without the consent of any holders of the Series A Preferred Stock, be convertible into the kind and amount of property received by the holders of the common stock in the transaction on a per-share basis (with such per-share amount being substituted for each common share that otherwise would have been issuable on conversion).

Holders of the Series A Preferred Stock will also have the right, together with other parity securities having similar voting rights including the Series B Preferred Stock, to elect two directors to the board of directors of MFG Delaware if dividends have not been paid in full for six quarterly dividend periods, whether consecutive or not. For this purpose, the frequency of the payment of dividends by MFG Bermuda may be taken into account. See “—Contingent Right of the Holders of the Series A Preferred Stock and the Series B Preferred Stock to Elect Directors upon a Failure to Pay Dividends”.

In the event of the liquidation, dissolution or winding up of MFG Delaware, the holders of the Series A Preferred Stock will have the right to receive a liquidation distribution out of any assets available for distribution after payments to creditors, and before any distribution in respect of MFG Delaware’s common stock, in an amount equal to the greater of (1) the liquidation preference amount ($100 per share plus accumulated and unpaid dividends) and (2) the amount they would receive if they had converted their Series A Preferred Stock into MFG Delaware common stock prior to liquidation.

Series B Preferred Stock

The special rights, preferences and privileges of the Series B Preferred Stock are set forth in the proposed form of Certificate of Designations of Cumulative Convertible Preferred Stock, Series B of MFG Delaware, which is attached as Annex B to the form of the new certificate of incorporation attached to this prospectus and is identical in all material respects to the existing Certificate of Designations of Cumulative Convertible Preference Shares, Series B of MFG Bermuda that we filed as an exhibit to our Current Report on Form 8-K, dated June 20, 2008 and filed on June 26, 2008.

MFG Delaware will pay dividends on the Series B Preferred Stock, if, as and when declared by its board of directors, quarterly in arrears at a rate of 9.75% per year. The dividend rate may be increased to 10.75% upon the public disclosure by a “person” or “group” within the meaning of Section 13(d) of the Exchange Act that such person or group beneficially owns more than 50% of the voting power of the outstanding common stock of MFG Delaware. Dividends on the Series B Preferred Stock will not be cumulative and may be paid in cash, common stock of MFG Delaware or both. The Series B Preferred Stock will be convertible, at the holder’s option, at any time, at an initial conversion rate of 9.5694 shares of common stock of MFG Delaware for each $100 of Series B Preferred Stock (an initial conversion price of $10.45 per common share), subject in each case to specified adjustments.

The conversion rate will be subject to anti-dilution adjustments. It will also be subject to adjustment in the event of a make-whole acquisition or fundamental change. A “make-whole acquisition” is any consolidation, merger, binding share exchange, reclassification or similar transaction between MFG Delaware and another person (other than any of its subsidiaries), or any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of MFG Delaware and its consolidated subsidiaries to another person (other than any of its subsidiaries), in each case pursuant to which all the outstanding common stock of MFG Delaware is converted into cash, securities or other property, other than in a transaction in which persons beneficially owning voting shares of MFG Delaware immediately prior to such transaction beneficially own voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction (and other than a transaction in which at least 90% of the consideration received by holders of MFG Delaware common stock consists of common stock traded on a securities exchange in the United States or European Economic Area). In the event of a make-whole acquisition, MFG Delaware will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series B Preferred Stock that occur during a 30-day period beginning on the effective date of the make-whole acquisition. The amount of the increase will be based on the price paid per common share in, and the effective date of, the make-whole acquisition, with the amount of the increase generally declining for higher prices and later dates. Initially, there will be no increase if the price paid is below $7.53 or above $150 per share (subject to anti-dilution adjustment). If the price paid per common share in the transaction is less than the applicable conversion price, the transaction will be a “fundamental change”. In that event, in lieu of receiving the make-whole shares, a holder may instead elect to convert such holder’s Series B Preferred Stock during a 30-day period after the effective date at a reduced conversion price equal to the greater of the price paid in the transaction or $3.77 per share (subject to anti-dilution adjustment). In addition, on or after July 1, 2018, if the closing price of the common stock of MFG Delaware exceeds 250% of the then-prevailing conversion price of the Series B Preferred Stock for 20 trading days during any consecutive 30 trading day period, MFG Delaware may, at its option, cause some or all of the Series B Preferred Stock to be automatically converted into its common stock at the then-prevailing conversion price.

The Series B Preferred Stock will rank with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of MFG Delaware: (i) senior to all common stock of MFG Delaware and any other share capital of MFG Delaware issued in the future the terms of which expressly provide that it ranks junior to the Series B Preferred Stock; (ii) on parity with the Series A Preferred Stock, and with any preferred share capital of MFG Delaware issued in the future, the terms of which do not expressly provide that it will rank junior or senior to the Series B Preferred Stock; and (iii) junior to all share capital of MFG Delaware issued in the future, the terms of which expressly provide that such shares will rank senior to the Series B Preferred Stock (subject to certain approval rights of the holders of shares of the Series B Preferred Stock).

The Series B Preferred Stock is not subject to redemption, either at the option of MFG Delaware or at the option of any holders. The terms of the Series B Preferred Stock do not restrict the ability of MFG Delaware to purchase the Series B Preferred Stock in the open market or otherwise.

Holders of the Series B Preferred Stock will be entitled to vote, together with the holders of all other equally ranking preferred stock of MFG Delaware entitled to vote thereon (to the exclusion of the common stockholders of MFG Delaware), on changes to the certificate of incorporation or by-laws that would adversely affect the voting powers, preferences or special rights of the Series B Preferred Stock, and on any authorization or creation of stock having priority over the Series B Preferred Stock in respect of dividends or the distribution of assets on liquidation, dissolution or winding up of MFG Delaware. These matters must be approved by the holders of at least a majority of the outstanding Series B Preferred Stock (together with any such other shares entitled to vote thereon), either voting at a meeting or (if the board of directors permits) acting by written consent.

In addition, upon a merger, consolidation, binding share exchange, reclassification, or similar transaction in which all or substantially all the common stock of MFG Delaware is changed into cash, securities or other property of MFG Delaware or another person, or upon the sale of all or substantially all the assets of MFG

Delaware, the Series B Preferred Stock will thereafter, without the consent of any holders of the Series B Preferred Stock, be convertible into the kind and amount of property received by the holders of the common stock in the transaction on a per-share basis (with such per-share amount being substituted for each common share that otherwise would have been issuable on conversion).

Holders of the Series B Preferred Stock will also have the right, together with other parity securities having similar voting rights including the Series A Preferred Stock, to elect two directors to the board of directors of MFG Delaware if dividends have not been paid in full for six quarterly dividend periods, whether consecutive or not. For this purpose, the frequency of the payment of dividends by MFG Bermuda may be taken into account. See “—Contingent Right of the Holders of the Series A Preferred Stock and the Series B Preferred Stock to Elect Directors upon a Failure to Pay Dividends”.

The Series B Preferred Stock shall have special veto rights that will, in certain circumstances, prohibit MFG Delaware from issuing or repurchasing its common stock without first obtaining the prior written consent of the holders of two-thirds of the outstanding Series B Preferred Stock. See “—Special Veto Rights of Series B Preferred Stock”.

Delaware Anti-Takeover Laws and the New MFG Delaware Certificate of Incorporation and By-laws

The new MFG Delaware certificate of incorporation and by-laws will contain provisions that may prevent or discourage a third party from acquiring MFG Delaware, even if the acquisition would be beneficial to its stockholders. Upon effectiveness of the Domestication, the board of directors of MFG Delaware also will have the authority to fix the rights and preferences of shares of the preferred stock of MFG Delaware and to issue such shares without a stockholder vote.

Upon effectiveness of the Domestication, MFG Delaware will also be subject to Section 203 of the DGCL. Section 203 prohibits MFG Delaware from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:

•	prior to such date, the corporation’s board of directors approve either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•

the business combination is approved by the corporation’s board of directors and authorized by a vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or MFG Delaware.

Board of Directors

The number of directors that will comprise the board of directors of MFG Delaware will be determined only by its board of directors. The board of directors of MFG Delaware may change the number of directors from time to time, subject to a minimum of three and a maximum of 15 directors. At the Effective Time of the Domestication, MFG Delaware’s board of directors will have eight members. The by-laws of MFG Delaware do not specify a mandatory retirement age for its directors, but our Corporate Governance Guidelines provide that it is expected that any director reaching the age of 72 shall retire after completing the term to which he or she was elected. The board of directors of MFG Delaware may, on a case-by-case basis, determine that a director may serve beyond the age of 72. Furthermore, the board of directors of MFG Delaware may consider candidates who are older than the age of 72 in the event of unique circumstances or needs of our board of directors.

Currently, our board of directors alone possesses the right to nominate individuals to stand for election to the office of director, although shareholders are entitled to propose candidates for consideration by the board. However, in addition to the board of directors, the stockholders of MFG Delaware who are entitled to elect directors will also be permitted, subject to the notice requirements in the new MFG Delaware by-laws, to nominate directors to stand for election. Under the new MFG Delaware by-laws, any person nominated to serve as a director of MFG Delaware may then be elected as a director by a plurality of stockholder votes cast at a meeting. Vacancies on its board of directors, including those due to newly created seats, may only be filled by its board of directors. A director may be removed from the board of directors of MFG Delaware with or without cause by the holders of not less than two-thirds of the shares then entitled to vote at an election of directors. Each member of the board of directors of MFG Delaware will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. Delaware law permits a Delaware corporation in its certificate of incorporation to divide its board of directors into multiple classes having staggered terms of up to three years each, although, at the Effective Time of the Domestication, the MFG Delaware board of directors will not be divided into classes.

Notwithstanding the foregoing, under our existing Corporate Governance Guidelines (which will continue to apply to MFG Delaware after the Domestication), in an election of directors, other than in a “contested election”, director candidates must receive the affirmative vote of a majority of the votes cast in favor of such director’s election at a meeting of stockholders to be elected as a director. In connection with the foregoing, a “majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” not counted as votes cast either “for” or “against” that director’s election. Accordingly, unless the election is contested by other director candidates nominated by third parties and not otherwise supported by the MFG Delaware board of directors, the directorships to be filled at an annual meeting will be filled by the nominees receiving a majority of the votes cast by stockholders of MFG Delaware entitled to vote and voting on the election of directors. Under Delaware law, if a nominee who is currently serving as a director is not re-elected, that nominee would continue to serve as a “holdover director”. Accordingly, to ensure that MFG Delaware will be able to replace “holdover directors”, under our Corporate Governance Guidelines, each of MFG Delaware’s directors will be asked to submit a contingent, irrevocable resignation in writing that the board of directors may accept if stockholders do not elect the director by a majority of votes cast. In that situation, the Nominating and Corporate Governance Committee of MFG Delaware would make a recommendation to its board about whether to accept or reject the resignation, or whether to take other action. The Nominating and Corporate Governance Committee may also make a recommendation to the board of MFG Delaware regarding the names of potential directors who may fill the vacancy left by any resigning director. The board of MFG Delaware may then act on these recommendations, including by appointing a new director to fill any resulting vacancy.

Our board of directors has adopted share ownership guidelines. Upon effectiveness of the Domestication, these share ownership guidelines will remain and continue as guidelines to which each director of MFG Delaware will be subject. The adopted guidelines, which shall become effective following the 2010 Annual Meeting of the stockholders of MFG Delaware, will require directors to own common stock or certain securities convertible into common stock equal to at least three times the maximum cash portion of a director’s annual fee

(the maximum annual cash portion of the current annual fee being $100,000). The share ownership guidelines provide that the directors will have three years following the implementation of the program, or, if later, their election to the board of directors, to attain their target minimum share ownership levels.

J.C. Flowers’ Investment Agreement and Right to Elect Directors

Pursuant to our existing investment agreement with J.C. Flowers dated May 20, 2008, as amended, so long as J.C. Flowers is the beneficial owner of our Series A Preference Shares, or any common shares issued upon the conversion of the Series A Preference Shares, that in the aggregate represent at least 5% of our issued and outstanding common shares, it has the right to elect one individual to serve as a director on our board in accordance with our existing memorandum of association and bye-laws, subject to certain conditions. In addition, we are required to use our reasonable best efforts to cause such nominee to be elected at such meeting, for a term that expires upon the next annual meeting of members or at such earlier time (if any) as the nominee may resign, retire, die or be removed as a director. The board of directors may withhold the approval of any such designee in certain circumstances. J.C. Flowers has already exercised this right with respect to that individual, who was elected to serve on our board on July 29, 2008 and then re-elected on August 13, 2009. Furthermore, the Series A Preference Shares sold to J.C. Flowers are subject to limited restrictions on transfer and, until July 2011, J.C. Flowers may not beneficially own 20% or more of the shares of the Company’s outstanding common stock or take certain other actions to gain control of the Company or encourage others to do so. J.C. Flowers has registration rights entitling it to make permitted sales of its shares in a registered public offering.

Upon effectiveness of the Domestication, our investment agreement with J.C. Flowers will continue to apply with respect to MFG Delaware and the shares of MFG Delaware that J.C. Flowers owns. Accordingly, the board member of MFG Bermuda who was elected by J.C. Flowers will remain and continue as a board member of MFG Delaware, and such board member will be entitled to serve on committees of its board of directors in accordance with the governance practices and procedures of its board of directors (including the discretionary nomination and selection process) on a basis comparable to that on which other directors serve as committee members.

Contingent Right of the Holders of the Series A Preferred Stock and the Series B Preferred Stock to Elect Directors upon a Failure to Pay Dividends

Upon effectiveness of the Domestication, if MFG Delaware does not pay the dividends required by the Series A Preferred Stock or the Series B Preferred Stock for six quarterly periods (whether or not consecutive), the holders of the Series A Preferred Stock and the Series B Preferred Stock will have the right, together with holders of other parity shares of MFG Delaware having similar voting rights and to the exclusion of the common stockholders of MFG Delaware, to elect two directors to the board of directors of MFG Delaware. This right will continue until the Company has paid full dividends on the Series A and Series B Preferred Stock and any parity shares for four quarterly periods (but can be reinstated if the conditions described above are met again). These directors are in addition to the director described above in “—J.C. Flowers’ Investment Agreement and Right to Elect Directors” above.

Special Veto Rights of Series B Preferred Stock

Upon effectiveness of the Domestication, without the prior written consent of the holders of two-thirds of the outstanding Series B Preferred Stock, MFG Delaware will be prohibited from (i) issuing new shares of common stock to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act that has become, or as a result of such issuance would become, the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 of the Exchange Act, of its common stock representing more than 50% of the voting power of its common stock or (ii) repurchasing any of its outstanding common stock at a time when a “person” or “group” (as defined above) has become the direct or indirect ultimate “beneficial owner” (as defined above) of more than 50% of the voting power of its common stock, in each case (i) and (ii) until the earlier of such time when (x) such person or group ceases to beneficially own 50% of the voting power of its common stock or (y) a make-whole acquisition has occurred. Notwithstanding the foregoing, the prior written consent of two-thirds of the holders of the outstanding Series B Preferred Stock will be required only to the extent the current market price of the common stock of MFG Delaware over the 10 consecutive trading days preceding such acquisition does not exceed $150 (subject to adjustment).

Shareholder Rights Plan

Our board of directors adopted a shareholder rights plan prior to our initial public offering. Upon effectiveness of the Domestication, our current shareholder rights plan will be amended so as to continue as a stockholder rights plan of MFG Delaware. We do not anticipate any material changes in the provisions of the rights plan as a result of the Domestication, and the following description of our rights plan as currently in effect will apply to the plan as in effect upon completion of the Domestication in all material respects.

Pursuant to our shareholder rights plan, one common share purchase right was issued for each of our issued and outstanding common shares. The issued rights are subject to the terms of our shareholder rights plan. Our rights plan will expire on the third anniversary of the completion of our initial public offering, which is July 24, 2010, unless renewed by our board of directors.

The shareholder rights plan is intended to give our board of directors increased power to negotiate in our best interests and to discourage the appropriation of control of our company at a price that is unfair to our shareholders. It is not intended to prevent fair offers for acquisition of control determined by our board of directors to be in our best interests, nor is it intended to prevent a person or group from obtaining representation on or control of our board of directors through a proxy contest, or to relieve our board of directors of its fiduciary duty to consider any proposal for our acquisition made in good faith.

In general terms, our shareholder rights plan works by threatening to impose a significant penalty upon any person or group that acquires 15% or more of our issued and outstanding common shares without the approval of our board of directors. We amended the shareholder rights plan to provide that J.C. Flowers (including any affiliate of J.C. Flowers) be excluded from this provision after the first time it becomes the beneficial owner of 15% or more of our common shares, and until such time as either it falls below the threshold or becomes the owner of 20% or more of our common shares.

We provide below a description of the material provisions of our shareholder rights plan. However, this description is only a summary of the material provisions and should be read together with our entire shareholder rights plan, as amended, which is filed as an exhibit to our Registration Statement on Form F-1 filed with the SEC on July 6, 2007, and as amended by an exhibit filed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

Under our shareholder rights plan, we have issued rights that trade with, and are inseparable from, our common shares and are evidenced only by certificates that represent our common shares. Until the date on which the rights are distributed or our rights plan expires as described below, any common shares we issue in the future will also be accompanied by rights.

Each of our rights will allow its holder to purchase from us one common share for $150, which we refer to as the exercise price, once the rights become exercisable. Prior to exercise, a right does not give its holder any dividend, voting or liquidation rights.

Our rights will not be exercisable until the earlier of:

•

ten business days (or an earlier or later date determined by our board of directors before our rights become exercisable) after we publicly announce that a person or group has become an “acquiring person” by obtaining beneficial ownership of 15% or more of our issued and outstanding common shares; or

•

ten business days (or an earlier or later date determined by our board of directors before our rights become exercisable) after an acquiring person obtains beneficial ownership of more than 25% of our issued and outstanding common shares; or

•

ten business days (or a later date determined by our board of directors before our rights become exercisable) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

In light of the substantial ownership position of J.C. Flowers, our shareholder rights plan, as amended, contains provisions excluding it, together with its existing and future affiliates, from the operation of the adverse terms of our shareholder rights plan upon the first time it becomes the beneficial owner of 15% or more of our common shares, and until such time as either it falls below the threshold or becomes the owner of 20% or more of our common shares.

Until the date our rights become exercisable, our common share certificates also evidence our rights, and any transfer of our common shares constitutes a transfer of our rights. After that date, our rights will separate from our common shares and be evidenced by book-entry credits or by rights certificates that we will mail to all eligible holders of our common shares. Any of our rights held by an acquiring person are void and may not be exercised.

On the earlier to occur of (i) ten business days after the first date on which we make a public announcement that a person has become an acquiring person (or such earlier or later date as our board of directors may determine prior to such occurrences), or (ii) ten business days after the date and time on which any acquiring person becomes the beneficial owner of more than 25% of our issued and outstanding common shares (or such earlier or later date as our board of directors may determine prior to such occurrences), then each right, excluding rights held by the acquiring person, will entitle the holder to purchase that number of common shares having a market value at that time equal to two times the exercise price. This provision, which we refer to as a “flip-in”, would not apply if, among other things:

•

a person acquires 15% or more of the common shares without any plan or intention to seek or affect control of us and if such person promptly thereafter disposes of enough common shares to bring his beneficial ownership to below 15%, or

•

we acquire our common shares and, as a result, a shareholder’s holding reaches the 15% threshold. In this case, the flip-in provision would not apply unless the shareholder subsequently becomes the owner of more of the common shares then issued and outstanding.

In addition, if any person becomes an acquiring person and controls our board of directors and either:

•

we are involved in an amalgamation, merger or similar transaction in which the acquiring person is a party, or shares held by the acquiring person are treated differently from shares held by others, or

•	we sell or otherwise transfer 50% or more of the assets or earning power.

then each right will entitle the holder to purchase, for the exercise price, a number of shares of the other party to the transactions described above, which we refer to as the “flip-over entity”, having a market value equal to two times the exercise price. Thereafter, the flip-over entity will be liable for, and will be obligated to assume, all of our obligations and duties with respect to the shareholder rights plan.

Our board of directors may redeem our rights for $0.01 per right at any time before a flip-in occurs. If our board of directors redeems any of our rights, it must redeem all of our rights. Once our rights are redeemed, the only right of the holders of our rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a share split or share dividends of our common shares.

After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our issued and outstanding common shares, our board of directors may extinguish our rights by exchanging one of our common shares for each right, other than rights held by the acquiring person.

Our board of directors may adjust the exercise price, the number and type of securities or other property issuable on exercise and the number of our outstanding rights to prevent dilution that may occur from a share dividend, a share split, a reclassification of our common shares or a similar transaction. No adjustments to the purchase price of our common shares of less than 1% will be made.

The terms of our shareholder rights plan may be amended by our board of directors without the consent of the holders of our rights. After a flip-in occurs, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.

Differences between the Governing Corporate Law and Organizational Documents for MFG Bermuda and MFG Delaware

The rights of our current shareholders are governed by the laws of Bermuda and our existing memorandum of association and bye-laws. Upon effectiveness of the Domestication, we will be incorporated in Delaware and will no longer be incorporated in Bermuda or generally subject to the Companies Act. As a result, the rights of stockholders of MFG Delaware will be governed by Delaware law as well as the new MFG Delaware certificate of incorporation and by-laws.

Some of your rights as a stockholder of MFG Delaware could differ from the rights you currently possess as a shareholder of MFG Bermuda. The following description summarizes the main differences between the rights our shareholders currently possess under Bermuda law and the MFG Bermuda memorandum of association and bye-laws, as compared with the rights our shareholders will possess under Delaware law and the new MFG Delaware certificate of incorporation and by-laws as in effect upon completion of the Domestication.

Interested Directors

Under Bermuda law and our current bye-laws, a transaction we enter into in which a director has an interest will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act.

Under Delaware law and the new MFG Delaware by-laws, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (i) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he is interested will not itself make the transaction void. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Duties of Directors

Under Bermuda law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following elements: (i) a duty to act in good faith in the best interests of the company; (ii) a duty not to make a personal profit from opportunities that arise from the office of director; (iii) a duty to avoid conflicts of interest; and (iv) a duty to exercise powers for the purpose for which such powers were intended. The Companies Act also imposes a duty on directors and officers of a Bermuda company to (i) act honestly and in good faith with a view to the best interests of the company; and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company. Our current bye-laws provide that our business is to be managed and conducted by our board of directors.

Under Delaware law, a company’s directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule”. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts may subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Dividends

Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereby be less than the aggregate of its liabilities, its issued share capital and its share premium accounts. Issued share capital is the aggregate par value of the company’s issued shares, and the share premium account is the aggregate amount paid for issued shares over and above their par value. Share premium accounts may be reduced in certain limited circumstances. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preference dividend right of the holders of any preference shares.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Each share of MFG Delaware common stock is entitled to dividends if, as and when dividends are declared by the board of directors of MFG Delaware, subject to any preference dividend right of the holders of any preferred stock.

Voting Rights

Under Bermuda law, the voting rights of shareholders are regulated by the company’s bye-laws and, in certain circumstances, the Companies Act. Our current bye-laws generally provide that all matters to be voted on by shareholders, including mergers and the sale of all or substantially all of the company’s assets, must be approved by a majority of shareholder votes cast at a meeting, provided that directors may be elected by a plurality of shareholder votes cast at a meeting. Notwithstanding the foregoing, our board of directors has voluntarily amended our Corporate Governance Guidelines so that unless the election of directors is contested, each directorship will be filled by the nominees receiving a majority of the votes cast by shareholders entitled to vote and voting on the election of directors. In addition, our bye-laws state that a director may be removed from our board of directors only for cause and upon a vote of shareholders owning at least two-thirds of all issued and outstanding shares. The Companies Act permits a Bermuda company to divide its board of directors into multiple classes having staggered terms of up to three years each, although our board of directors has not been divided into classes. Holders of our Series A preference shares are entitled to vote with our common shareholders on all matters submitted to a vote of our common shareholders, which includes the right to vote for the election of directors at any annual meeting, voting together with our common shareholders as a single class, on an as converted basis. Holders of our Series A and Series B preference shares also have the right to vote as a separate class or classes on certain matters that may affect their rights adversely and to elect directors in the event that MFG Bermuda fails to pay dividends on preference shares for certain periods. These voting rights are substantially identical to the voting rights of the holders of the Series A and Series B Preferred Stock referenced below.

Under Delaware law, unless a company’s certificate of incorporation or by-laws provide otherwise, the affirmative vote of a plurality of shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors, the affirmative vote of holders of a majority of shares then issued and outstanding is required for specified extraordinary transactions, such as most mergers or a sale of all or substantially all of the assets of the corporation, and to amend the certificate of incorporation and the affirmative vote of holders of a majority of shares present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present is required for all other stockholder action. Holders of the Series A Preferred Stock will be entitled to vote with the common stockholders of MFG Delaware on all matters submitted to a vote of the common stockholders, which includes the right to vote for the election of directors at any annual meeting, voting together with the common stockholders as a single class, on an as converted basis. Holders of the Series A and Series B Preferred Stock will also have the right to vote as a separate class or classes on certain matters that affect their rights adversely and to elect directors in the event that MFG Delaware fails to pay dividends on preferred stock for certain periods, all as described earlier. See “—Preferred Stock—Series A Preferred Stock”, “—Preferred Stock—Series B Preferred Stock” and “—Contingent Right of the Holders of the Series A Preferred Stock and the Series B Preferred Stock to Elect Directors upon a Failure to Pay Dividends” above.

The new MFG Delaware by-laws provide that any director may be removed with or without cause by the holders of not less than two-thirds of the shares then entitled to vote at an election of directors, as described above in “—Board of Directors”. Delaware law permits a Delaware corporation to divide its board of directors into multiple classes having staggered terms of up to three years each, although the board of directors of MFG Delaware will not be divided into classes at the Effective Time.

In addition, our current bye-laws include provisions for shareholder voting on certain business combinations, and our new MFG Delaware by-laws will contain similar provisions. See “—Board of Directors” and “—Mergers and Similar Arrangements”. For information about stockholder voting rights on by-law amendments, see “—Amendment of By-Laws”.

Advance Notice of Shareholder Proposals

The Companies Act provides that shareholders who wish to propose resolutions for consideration at a meeting of shareholders must give at least six weeks of advance notice of their proposals. Our bye-laws provide that notice of shareholder proposals must be given in writing to our secretary during a specific period prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received by our Secretary (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual general meeting for the preceding year and (ii) in the case of a special meeting, not more than five days following the day on which notice of the special meeting was mailed or the date that the special meeting is publicly announced (but in no event later than the close of business on the business day before the meeting), whichever occurs first.

Consistent with Delaware law, the new MFG Delaware by-laws provide that notice of stockholder nomination for director and other proposals must be given in writing to the secretary of MFG Delaware during a specific period prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive office of MFG Delaware (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year and (ii) in the case of a special meeting, not earlier than 120 days before the special meeting and not later than the later of 90 days before the meeting or ten days following the day on which notice of the special meeting is publicly announced. Notices must include information about the stockholder, the nominee or other proposal, share ownership and related positions and transactions, agreements or understandings about the nominee or other proposal, proxy solicitation intentions and other matters. Stockholders may not nominate directors or propose other business at a special meeting unless the board of directors calls for an election of directors at the meeting or permits the business to be considered, as applicable. To submit a nomination or other proposal for consideration at a stockholder meeting, the stockholder must be entitled to vote on the matter at the meeting.

Special Meetings of Shareholders

The Companies Act provides that a special meeting of shareholders may be called by the board of directors and requires companies to permit shareholders who hold 10% or more of the paid-up capital of the company carrying the right to vote at general meetings as of the date they deliver notice to the company calling for a special meeting to cause the board of directors to convene a special meeting. Our current bye-laws provide that our shareholders whose holdings meet this 10% threshold may require our board of directors to convene a special meeting of shareholders.

Delaware law provides that only the board of directors or any person who is authorized under a corporation’s certificate of incorporation or by-laws may call a special meeting of stockholders. Stockholders are not permitted to call special meetings unless authorized to do so under the corporation’s certificate of incorporation or by-laws.

The new MFG Delaware by-laws permit stockholders who hold 10% or more of the aggregate voting power of MFG Delaware as of the date they deliver notice to the corporation calling for a special meeting to cause the board of directors to convene a special meeting. Stockholders may not call for a special meeting to elect directors.

Notice of Shareholder Meetings

Bermuda law requires that shareholders be given at least five days’ advance notice of any general meeting. Our bye-laws provide that we must give our shareholders written notice of any annual meeting of shareholders at least 10 days, and of any special meeting of shareholders at least five days, prior to the meeting. Notices may be given by mail, by personal delivery, by telecopier or electronically, and will be deemed given at the time when such notice would be delivered in the ordinary course of transmission. Our failure to give notice to any particular shareholder will not invalidate notice given to any other shareholder.

Under Delaware law and the new MFG Delaware by-laws, unless otherwise provided under the DGCL, we will be required to give written notice of any meeting not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Under Delaware law, electronic notice is a permissible form of notice only if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Electronic notice shall be deemed given under Delaware law: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of MFG Delaware that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Conduct of Meetings

Bermuda law provides that a company’s bye-laws may contain provisions relating to the conduct of annual and special meetings and our bye-laws provide that the chairman of our board of directors (or another director) is authorized to serve as chairman of shareholder meetings.

Delaware law provides that a corporation’s by-laws may contain provisions relating to the conduct of annual and special meetings. The new MFG Delaware by-laws provide that the chairman of its board of directors or, in his or her absence, certain other directors or officers (or others designated by the board) are authorized to serve as chairman of stockholder meetings.

Action by Written Consent of Shareholders

The Companies Act provides that, unless otherwise provided in a company’s bye-laws, shareholders may take any action by resolution in writing provided that notice of such resolution is circulated, along with a copy of the resolution, to all shareholders who would be entitled to attend a meeting and vote on the resolution. Such resolution in writing must be signed by the shareholders of the company who, at the date of the notice, represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders. The Companies Act provides that the following actions may not be taken by resolution in writing: (i) the removal of the company’s auditors and (ii) the removal of a director before the expiration of his or her term of office. Our bye-laws provide that any action that may have been taken by common shareholders at a meeting (other than the actions referred to in the preceding sentence) may instead be taken by the unanimous written consent of all common shareholders who would have been entitled to attend such meeting and vote on the relevant matter.

Except as otherwise provided in the certificate of incorporation, Delaware law permits stockholders to take action by consent in writing of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

The new MFG Delaware certificate of incorporation provides that any action that may have been taken by the holders of any class or series of stock at a meeting of stockholders may instead be taken by the unanimous written consent of all holders of such class or series of stock who would have been entitled to attend such meeting and vote on the relevant matter. Solely with respect to any series of preferred stock, the holders of such series may also act by written consent in such manner (if any) as may be provided in the certificate of designations for such series. As described earlier, the holders of the Series A and Series B Preferred Stock (like the holders of the Series A and Series B preference shares) may act by written consent to approve certain actions, but only if the board of directors permits them to do so.

Amendment of By-Laws

The Companies Act provides that the directors may amend bye-laws provided that any amendments are also submitted to a general meeting of the company and approved at such meeting. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of a majority of our board of directors and, after approval by our board and its recommendation to the shareholders, by a resolution of a majority of votes cast by our shareholders entitled to vote and voting. Unlike many U.S. jurisdictions, the bye-laws cannot be amended without both board and shareholder approval. In addition, under Bermuda law, holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act.

Under Delaware law, shareholders of a corporation entitled to vote and, if so provided in the certificate of incorporation, the directors of the corporation, each have the power, separately, to adopt, amend and repeal the by-laws of a corporation.

The new MFG Delaware certificate of incorporation provides that stockholders of MFG Delaware are permitted to unilaterally amend or repeal the MFG Delaware by-laws, or create new by-laws, by the affirmative vote of not less than 80% of all outstanding shares of stock of MFG Delaware that would be entitled to vote on such action at a meeting (voting together as a single class). However, if such amendment or repeal of the by-laws is approved by a majority of the board of directors of MFG Delaware, then only the affirmative vote of the holders of a majority of the shares of stock of the corporation that are present or represented at a meeting, and are entitled to vote and are voting on such action at the meeting (with all such shares voting together as a single class), is required. The MFG Delaware certificate of incorporation and by-laws do not permit the board of directors to amend, repeal or adopt by-laws without stockholder approval, except in one limited respect. The board of directors may amend the by-law relating to advance notice of stockholder nominations or other proposals as they believe may be necessary or appropriate to comply with or otherwise reflect any regulation subsequently adopted by the SEC or any listing requirement subsequently adopted by a securities exchange on which the common stock of the MFG Delaware is listed, provided that any such modification is publicly announced or disclosed at least 30 days prior to the latest date on which stockholder notices relating to the next annual meeting to which the modification applies may properly be delivered to MFG Delaware pursuant to the applicable MFG Delaware by-law as so modified, and provided further that the amendment is approved at the next following annual meeting of stockholders by the holders of a majority of the shares that are present or represented at the meeting and are entitled to vote and are voting on the matter at the meeting (with all such shares voting together as a single class).

Mergers and Similar Arrangements

The amalgamation (or merger) of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation and amalgamation agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the Companies Act requires the approval of 75% of the shareholders voting at such meeting to approve the amalgamation and amalgamation agreement, and the quorum for such meeting must be at least two persons holding or representing by proxy more than one-third of the issued and outstanding shares of the company. Our current bye-laws require that any amalgamation, scheme of arrangement or similar transaction, any sale or other transfer by us, in a single transaction or series of related transactions, to one person or a group of securities representing a majority of the voting power of all outstanding voting securities of us (after giving effect to such transfer) or any sale of all or substantially all of our assets in one or a series of transactions, must be approved and recommended by our board of directors and by a majority of shareholder votes cast at the meeting at which the transaction is considered (we refer to these requirements as the “business combination provisions”). Under Bermuda law, a short-form method of amalgamation is available where the amalgamating companies are a holding company and one or more wholly owned subsidiary companies, or two or more wholly owned subsidiaries of the same holding company. Under a short-form method of amalgamation, the amalgamating companies need not enter into an amalgamation agreement and the Bermuda exempted company may approve the amalgamation by a resolution of the board of directors.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon unless the certificate of incorporation provides a higher voting requirement. The new MFG Delaware certificate of incorporation will not provide for any higher voting requirement with regard to these matters. In addition to the requirements of Delaware law, the new MFG Delaware by-laws will contain provisions similar to the business combination provisions in our current bye-laws described above. Among other things, these will provide that mergers or similar transactions (except where existing stockholders retain majority voting control) and sales or other transfers by MFG Delaware, in a single transaction or series of related transactions, to one person or a group, of securities representing a majority of the voting power of all outstanding voting securities of MFG Delaware (after giving effect to such transfer but excluding a broadly distributed underwritten offering), as well as any sale of all or substantially all of the assets of MFG Delaware in one or a series of transactions, must be approved by MFG Delaware’s board of directors and must be approved by a majority of stockholder votes cast at the meeting at which the transaction is considered.

The DGCL provides that no shareholder vote is required for certain mergers with subsidiaries, mergers involving a holding company reorganization or mergers where a limited amount of stock is issued pursuant to the transaction. Only the first two of these three exceptions, however, will be available to MFG Delaware. Under the new MFG Delaware certificate of incorporation, stockholder approval will be required to effect mergers where a limited amount of stock is issued pursuant to the transaction.

The provisions described above may have the effect of delaying, deferring or preventing a change of control through a merger or other transaction having a similar effect.

Appraisal Rights

Under Bermuda law, in the event of an amalgamation (or merger) of a Bermuda company with another company (other than a short-form amalgamation described above), a shareholder of the Bermuda company who did not vote in favor of the amalgamation and who is not satisfied that fair value has been offered for his or her shares in the Bermuda company may apply to the Bermuda Supreme Court within one month of notice of the shareholders’ meeting, for appraisal of the fair value of his or her shares. Under Bermuda law and our bye-laws, our amalgamation with another company or corporation (other than certain affiliated companies) requires the amalgamation and amalgamation agreement to first be approved and recommended by a majority of our board of directors and then approved by a majority of shareholder votes cast at a meeting at which the transaction is considered.

Under Delaware law, a stockholder of a corporation participating in a merger or consolidation will, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may demand payment in the amount of the fair market value (as determined by a court) of the shares held by such stockholder in lieu of the consideration such stockholder would otherwise receive in the transaction.

Shareholder Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to allegations of acts constituting fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company shareholders than the percentage of shareholders who actually approved it. When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some of the shareholders, one or more shareholders may apply to the Bermuda Supreme Court for an order regulating the company’s conduct of affairs in the future or ordering the purchase of the shares of any shareholder, by other shareholders or by the company. Our bye-laws also limit the ability of our shareholders to make claims or bring lawsuits against our directors and officers. See “—Limitation of Liability and Indemnification Matters” below.

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorney’s fees incurred in connection with such actions.

The new MFG Delaware certificate of incorporation limits or eliminates the liability of directors of MFG Delaware to the stockholders of MFG Delaware under certain circumstances. See “—Limitation of Liability and Indemnification Matters” below.

Takeovers

Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares that are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital shares that would be entitled to vote on such merger. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

Share Repurchases

The Companies Act permits a company to purchase its own shares if authorized to do so by its memorandum of association or bye-laws. Our bye-laws allow us to purchase our own shares for cancellation or to acquire them as treasury shares on such terms as our board of directors may authorize, without obtaining prior shareholder approval. Our ability to repurchase our common shares may be limited by the special veto rights of the holders of our Convertible Notes and of the holders of our Series B preference shares.

In connection with the issuance of our Series A preference shares, we entered into a replacement capital covenant (the “Replacement Capital Covenant”), whereby we agreed for the benefit of certain of our debtholders identified therein, including initially the holders of our Convertible Notes, that we would not redeem or repurchase the Series A preference shares on or before July 18, 2018 except out of the proceeds from the issuance of certain qualified equity and/or equity-related securities and pursuant to the other terms and conditions set forth in the replacement capital covenant.

Delaware law permits a corporation to redeem its own shares on such terms as its board of directors may authorize, without obtaining prior stockholder approval and so long as such redemption does not impair the capital of the corporation. MFG Delaware’s ability to repurchase its common stock may be limited by the special veto rights of the holders of the Convertible Notes, as discussed above under “—Special Veto Rights of Series B Preferred Stock”, and of the holders of the Series B Preferred Stock.

Upon effectiveness of the Domestication, the Replacement Capital Covenant will continue as an obligation of MFG Delaware.

Blank Check Preferred Stock

Under our current bye-laws, our authorized share capital includes 200,000,000 authorized preference shares of which 1,500,000 shares have been issued as Series A preference shares and 1,500,000 have been issued as Series B preference shares. The existence of authorized but unissued preference shares may enable our board of directors to delay, defer or prevent a change in control of us by means of an amalgamation, merger, tender offer, proxy contest or otherwise. In this regard, our bye-laws grant our board of directors broad power to establish the rights and preferences of authorized and unissued preference shares. The issuance of preference shares with a liquidation preference could decrease the amount of earnings and assets available for distribution to holders of common shares. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control. The board of directors currently does not intend to seek shareholder approval prior to any issuance of preference shares, unless otherwise required by law.

Upon effectiveness of the Domestication, the authorized share capital of MFG Delaware will include 200,000,000 authorized shares of preferred stock of which 1,500,000 shares will be issued as Series A Preferred Stock and 1,500,000 will be issued as Series B Preferred Stock. The existence of authorized but unissued preferred stock may enable the board of directors of MFG Delaware to delay, defer or prevent a change in control of it by means of an amalgamation, merger, tender offer, proxy contest or otherwise. In this regard, the new certificate of incorporation of MFG Delaware grants its board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of preferred stock with a liquidation preference could decrease the amount of earnings and assets available for distribution to holders of the common stock of MFG Delaware. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control. We note that the board of directors of MFG Bermuda, which will become the exact board of directors of MFG Delaware, currently does not intend to seek stockholder approval prior to any issuance of MFG Bermuda preferred stock, unless otherwise required by law.

Variation of Shareholder Rights

Currently, under Bermuda law, if at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided by the terms of issue of the relevant class, may be varied either (i) with the consent in writing of the holders of 75% in nominal value of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issuance of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares. In addition, the creation or issuance of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares.

Under Delaware law, amendments to the certificate of incorporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on that matter (unless the certificate of incorporation provides for a greater vote). In addition, the holders of the outstanding shares of a class are entitled to vote as a class on any amendment to the certificate of incorporation, whether or not they are entitled to vote on that matter by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class or alter or change the power, preferences or special rights of the class so as to affect them adversely. The new MFG Delaware certificate of incorporation, however, provides that, subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any class or series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) without the vote of any class or series of preferred stock, voting separately as a class. Further, pursuant to the new MFG Delaware certificate of incorporation, the holders of common stock, as such, shall not be entitled to vote on any amendment of the new certificate of incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of preferred stock, to vote thereon as a separate class pursuant to the new certificate of incorporation or pursuant to the DGCL as then in effect. Delaware law provides that the creation or issuance of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares. In addition, the creation or issuance of preferred stock ranking prior to common stock will not be deemed to vary the rights attached to common stock.

Access to Books and Records and Dissemination of Information

Under Bermuda law, members of the general public have a right to inspect the public documents of a Bermuda company available at the Bermuda Registrar of Companies. These documents include a company’s memorandum of association (including its objects and powers and certain alterations to the memorandum of association), certificate of incorporation, notice of registered office, register of charges, and any prospectus filed with the Bermuda Registrar of Companies. Shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements. The register of members and the register of directors and officers are required to be open for inspection by members of the public without charge for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). The register of directors and officers must be kept at the registered office. A Bermuda company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, keep a branch register outside of Bermuda. Bermuda law does not provide a general right for shareholders to inspect or obtain copies of any other corporate records including accounting records or minutes of meetings of the board of directors.

Delaware law provides that any stockholder of record, in person or by attorney or other agent, upon written demand under oath stating the purpose of the demand, has the right during the corporation’s usual hours for business to inspect or make copies or extracts of a corporation’s stock ledger and its other books and records for any purpose reasonably related to such person’s interest as a stockholder. In connection with any meeting of stockholders, the stock ledger of MFG Delaware will be open to inspection by stockholders for a period of at least 10 days prior to the meeting and at all times during the meeting.

Pursuant to the new MFG Delaware by-laws, the MFG Delaware stock ledger may be closed for not more than 30 days in a year. MFG Delaware will be required to keep at its registered office a register of stockholders and register of directors and officers that is open for inspection by stockholders without charge for not less than two hours in any business day.

Limitation of Liability and Indemnification Matters

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may (i) indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor, in which they are acquitted or when relief is granted by the Bermuda Supreme Court under section 281 of the Companies Act and (ii) advance moneys to its directors, officers and auditors for the costs, charges and expenses incurred by such directors, officers or auditors in defending any civil or criminal proceedings against them, on condition that any such director, officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

Our current bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in each case in respect of their fraud or dishonesty and we shall advance funds to officers and directors for the costs, charges and expenses (including fees of counsel) incurred by such officers and directors in defending or investigating any civil or criminal proceedings against them, on condition that they shall repay the advance if any allegation of fraud or dishonesty is proved against them. Our bye-laws also provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Our shareholders should not assume that they will be able to bring lawsuits against our directors and officers.

Section 98A of the Companies Act and our current bye-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director liability to MFG Delaware or its shareholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director’s liability cannot be eliminated or limited for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (iv) transactions from which such director derived an improper personal benefit. The new MFG Delaware certificate of incorporation provides that, to the fullest extent permitted by the DGCL, directors of MFG Delaware shall not be liable to MFG Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director, including with regard to any actions taken or omitted as a director of MFG Bermuda (whether taken or omitted prior to the Effective Time, in connection with the discontinuance of MFG Bermuda in Bermuda or the continuance of MFG Bermuda in Delaware or otherwise).

Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against any liability or expenses incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party. Furthermore, under Delaware law, a corporation is permitted to maintain directors’ and officers’ insurance.

The new MFG Delaware by-laws also provide that MFG Delaware shall indemnify to the fullest extent permitted by Delaware law its directors and officers, or former directors and officers (including directors and officers of MFG Bermuda), or any person who serves or served at the request of MFG Delaware (or MFG Bermuda) as a director or officer (or as a trustee of an employee benefit plan or in any other capacity approved for this purpose by the board of directors or any committee thereof) of MFG Delaware (or MFG Bermuda) or any of its subsidiaries or other affiliates. MFG Delaware will remain obligated on any indemnification obligations with respect to directors and officers of MFG Bermuda arising prior to the Domestication.

Dissolution

Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, the board of directors must approve by an affirmative majority vote a statutory declaration, which states that the directors have made a full enquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Bermuda Registrar of Companies. The general meeting will be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.

Under Delaware law, a corporation may voluntarily dissolve (1) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the outstanding shares entitled to vote thereon vote for such dissolution; or (2) if all stockholders entitled to vote thereon consent in writing to such dissolution.

Listing

Our common shares are listed on the New York Stock Exchange and trade under the symbol “MF”. There is currently no established public trading market for the common stock of MFG Delaware. MFG Delaware will submit an application to the NYSE, if necessary, so that its common stock will continue to be listed on the NYSE under the symbol “MF” following the Domestication.

The Series A and Series B preference shares of MFG Bermuda are not listed on any exchange, and we do not intend to list the corresponding preferred stock of MFG Delaware.

Transfer Agent and Registrar

The Transfer Agent for our common shares is Computershare Trust Company, N.A. Upon effectiveness of the Domestication, the Transfer Agent for the common stock of MFG Delaware will be Computershare Trust Company, N.A.

Governing Documents

To change our jurisdiction of incorporation, we must file a certificate of incorporation and a certificate of domestication with the Secretary of State of the State of Delaware. We will also adopt a new set of by-laws governed by Delaware law. The new certificate of incorporation and by-laws will replace our current memorandum of association and bye-laws as our governing documents after the Domestication. Nevertheless, there are some differences between our new governing documents and Delaware law, on one hand, and our current governing documents and Bermuda law, on the other hand, that may affect the rights of shareholders. See “—Differences between the Governing Corporate Law and Organizational Documents for MFG Bermuda and MFG Delaware” above.

Termination

We may terminate or abandon the Domestication at any time before it becomes effective. In that event, we would continue to be a Bermuda company and our current governing documents would remain in effect.

Effective Time

The Domestication will become effective when all of the following three steps have been taken: (i) we file the new MFG Delaware certificate of incorporation and the certificate of domestication of MFG Bermuda with the Secretary of State of the State of Delaware, (ii) we file with the Bermuda Registrar of Companies certified copies of the certificates filed in Delaware and (iii) we receive a certificate of discontinuance from the Bermuda Registrar of Companies which we expect will provide that the effective date of the discontinuance of MFG Bermuda under Bermuda law is the date that MFG Delaware’s domestication in Delaware is effective pursuant to Delaware law. We expect these steps to be completed on or about January 4, 2010.

Expenses of the Domestication

We will pay the expenses of the Domestication incurred by us and any related transactions regardless of whether the Domestication is completed.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DOMESTICATION

This section describes the material U.S. federal income tax consequences of owning our common shares and preference shares (hereinafter “Shares”). It applies to you only if you hold our Shares as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	a person liable for alternative minimum tax,

•	a U.S. expatriate,

•	a person that actually or constructively owns 10% or more of our voting Shares (except as specifically provided below),

•	a partnership or other pass-through entity, or a beneficial owner of a partnership or other pass-through entity,

•	a person that holds our Shares as part of a straddle or a hedging or conversion transaction, or

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings by the U.S. Internal Revenue Service (the “IRS”) and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. There is currently no comprehensive income tax treaty between the U.S. and Bermuda.

You are a U.S. holder if you are a beneficial owner of our Shares and you are:

•	a citizen or resident of the U.S.,

•	a corporation created or organized in or under the laws of the U.S. or any state thereof (including the District of Columbia),

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of our Shares that is not a U.S. holder for U.S. federal income tax purposes.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND OTHER TAX CONSEQUENCES OF OWNING AND DISPOSING OF OUR SHARES AND OF MFG DELAWARE STOCK IN YOUR PARTICULAR CIRCUMSTANCES.

Consequences of the Domestication

In the opinion of Sullivan & Cromwell LLP, special tax counsel to us in connection with the Domestication, the Domestication will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code. U.S. holders of our Shares will be subject to Section 367(b) of the Code.

Consequences of the Domestication and Automatic Share Conversion

U.S. HOLDERS WHOSE SHARES HAVE A FAIR MARKET VALUE OF LESS THAN $50,000. A U.S. holder whose MFG Bermuda Shares have a fair market value of less than $50,000 on the day of the Domestication does not recognize any gain or loss and is not required to include any part of the “all earnings and profits amount” (as described below) in income and no election (as described below) is required.

U.S. HOLDERS WHOSE SHARES HAVE 10% OR MORE OF THE VOTING POWER OF MFG BERMUDA. A U.S. holder who on the day of the Domestication beneficially owns 10% or more of the total combined voting power of all classes of our shares entitled to vote on the day of the Domestication is required to include in income as a dividend the “all earnings and profits amount” attributable to its MFG Bermuda Shares, within the meaning of Treasury Regulation Section 1.367(b)-2(d). However, we do not expect that MFG Bermuda’s cumulative earnings and profits will be greater than zero through the day of the Domestication. A U.S. holder’s ownership of MFG Bermuda preference shares and/or Convertible Notes will be taken into account in determining whether such U.S. holder owns 10% or more of the total combined voting power of all classes of our shares entitled to vote. Complex attribution rules apply in determining whether a U.S. holder owns 10% or more of the total combined voting power of all classes of our shares entitled to vote for U.S. federal tax purposes. U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS.

ALL OTHER U.S. HOLDERS OF SHARES. A U.S. holder whose MFG Bermuda Shares have a fair market value of $50,000 or more but have less than 10% of the total combined voting power of all classes of our shares entitled to vote on the day of the Domestication must generally recognize gain (but not loss) with respect to the MFG Delaware common and/or preferred stock (hereinafter “Stock”) received in the Domestication. Any such gain should be equal to the excess of the fair market value of the MFG Delaware Stock received at the time of the Domestication over the holder’s adjusted basis in the MFG Bermuda Shares that are converted into the MFG Delaware Stock. Any such gain should be capital gain if the holder held the MFG Bermuda Shares as capital assets, and should be long-term capital gain if the holder held the MFG Bermuda Shares for longer than one year. Long-term capital gains of individual taxpayers that are recognized in taxable years beginning before January 1, 2011 are generally subject to a maximum U.S. federal income tax rate of 15%.

A U.S. holder, however, as an alternative to recognizing gain, may elect to include in income the “all earnings and profits amount” attributable to its MFG Bermuda Shares. The income so included pursuant to this election generally is treated as dividend income.

There are, however, strict conditions for making this election. The election must comply with the requirements of Treasury Regulation Sections 1.367(b)-1(c) and 1.367(b)-3(c)(3) and must include, among other things: (i) a statement that the Domestication is a Code Section 367(b) exchange, (ii) a complete description of the Domestication, (iii) a description of any stock, securities or other consideration transferred or received in the Domestication, (iv) a statement describing the amounts required to be taken into account for tax purposes, (v) a statement that the U.S. holder is making the election that includes (A) a copy of the information that the U.S. holder received from us establishing and substantiating the U.S. holder’s “all earnings and profits” amount with respect to the U.S. holder’s MFG Bermuda Shares, and (B) a representation that the U.S. holder has notified MF Global Ltd. (or its successor in interest) that the U.S. holder is making the Election, and (vi) certain other information required to be furnished with the U.S. holder’s tax return or otherwise furnished pursuant to the Code or the regulations thereunder. Additionally, the notice/election must be attached by the U.S. holder to its timely filed U.S. federal income tax return for the year of the Domestication, and the U.S. holder must send notice to us of the election no later than the date it is filed. U.S. HOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING WHETHER TO MAKE THIS ELECTION AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS NOTICE/ELECTION.

We do not expect that MFG Bermuda’s cumulative earnings and profits will be greater than zero through the day of the Domestication. Thus, the making of an election to include the “all earnings and profits amount” into income as a dividend generally would be advantageous to U.S. holders who would otherwise recognize gain with respect to our Shares in the Domestication. Although we do not expect that our cumulative earnings and profits will be greater than zero through the day of the Domestication, the determination of the amount of our cumulative earnings and profits is factual and the actual amount depends on factors that are not within our control. Therefore, there can be no assurance that the actual amount of our cumulative earnings and profits through the day of the Domestication will be as expected or that the IRS or a court will agree with our determination. If we had positive cumulative earnings and profits through the day of the Domestication, an election to recognize the “all earnings and profits amount” may be disadvantageous to certain U.S. holders. The “all earnings and profits amount” included in income generally is treated as dividend income. For non-corporate U.S. holders, such dividend income with respect to the MFG Bermuda common shares generally will be qualified dividend income, provided that the U.S. holder satisfies the relevant holding period requirements. Such qualified dividend income will be taxable at a maximum tax rate of 15%. It is unclear whether dividend income with respect to the MFG Bermuda preference shares will be qualified dividend income and if it is not, non-corporate U.S. holders will be taxed on such dividend income at the tax rates applicable to ordinary income. WE STRONGLY URGE EACH SUCH U.S. HOLDER TO CONSULT ITS OWN TAX ADVISOR.

BASIS AND HOLDING PERIOD. A U.S. holder’s adjusted basis in the MFG Delaware Stock received in the Domestication will be equal to the U.S. holder’s adjusted basis in its MFG Delaware Shares, increased by the amount of gain (if any) recognized, or the deemed dividend (if any) included in income. The determination of the holding period in respect of stock that is subject to Section 367(b) is uncertain, but it is generally reasonable for a U.S. holder’s holding period in the MFG Delaware Stock received in the Domestication to include the period of time during which such holder held its MFG Bermuda Shares. It is also possible that a U.S. holder may have a split holding period in respect of MFG Delaware Stock received in the Domestication if the U.S. holder’s basis in such Stock is determined in part by reference to any amount of gain or dividend income that is taken into account in respect of the Domestication. WE STRONGLY URGE EACH SUCH U.S. HOLDER TO CONSULT ITS OWN TAX ADVISOR.

Passive Foreign Investment Company Considerations

In addition to Section 367(b), the Domestication might be a taxable event to U.S. holders to the extent that Section 1291(f) of the Code applies, if MFG Bermuda is or ever was a passive foreign investment company (a “PFIC”), under Section 1297 of the Code.

In general, if you are a U.S. holder, we would be a PFIC with respect to you if for any taxable year in which you held our shares:

•	at least 75% of our gross income for the taxable year is passive income, or

•	at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation is classified as a PFIC for any taxable year during which a U.S. holder owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that U.S. holder. MFG Bermuda believes that it is not and has never been a PFIC. Accordingly, the Domestication should not be a taxable event for any U.S. holder based on an application of the PFIC rules. However, the determination of whether a foreign corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely to make a determination. Hence, the IRS might not agree that MFG Bermuda is not a PFIC.

Section 1291(f) of the Code generally requires that, to the extent provided in regulations, a U.S. person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury regulations have been promulgated under this statute. Proposed Treasury regulations were promulgated in 1992 with a retroactive effective date. If finalized in their current form, these regulations would generally require gain recognition by U.S. persons exchanging shares in a corporation that is a PFIC at any time during such U.S. person’s holding period of such shares and such person has not made either a “qualified electing fund” election under Code Section 1295 for the first taxable year in which such U.S. holder owns such shares or in which the corporation is a PFIC, whichever is later; or a “mark-to-market” election under Code Section 1296. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral to such holders on our undistributed earnings.

However, we are unable to predict at this time whether, in what form, and with what effective date, final Treasury Regulations under Code Section 1291(f) will be adopted.

Consequences to Non-U.S. Holders Owning and Disposing of the Stock of MFG Delaware After the Domestication

DIVIDENDS. Generally, any dividends paid to a non-U.S. holder on the Stock of MFG Delaware would be subject to U.S. withholding tax at the rate of 30% of the amount of the dividend, or at a lower applicable treaty rate, if such non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate. Even if the non-U.S. holder is eligible for a lower treaty rate, MFG Delaware and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to such non-U.S. holder, unless the non-U.S. holder has furnished to us or another payor:

•

a valid IRS Form W-8BEN or an acceptable substitute form upon which the non-U.S. holder certifies, under penalties of perjury, the non-U.S. holder’s status as (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying the status of each beneficiary of the estate or trust as) a non-U.S. person and the non-U.S. holder’s entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the U.S. to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the U.S.), other documentary evidence establishing the non-U.S. holder’s entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If the non-U.S. holder is eligible for a reduced rate of U.S. withholding tax under a tax treaty, the non-U.S. holder may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to the non-U.S. holder are “effectively connected” with the non-U.S. holder’s conduct of a trade or business within the U.S., and, if required by a tax treaty, the dividends are attributable to a permanent establishment that the non-U.S. holder maintains in the U.S., MFG Delaware and other payors generally are not required to withhold tax from the dividends, provided that the non-U.S. holder has furnished to MFG Delaware or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which the non-U.S. holder represents, under penalties of perjury, that:

•	the non-U.S. holder is a non-U.S. person, and

•	the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. and are includible in the non-U.S. holder’s gross income.

“Effectively connected” dividends are taxed at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations.

If the non-U.S. holder is a corporation, effectively connected” dividends that the non-U.S. holder receives may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if the non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

GAIN ON DISPOSITION OF STOCK. A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of the Stock of MFG Delaware unless:

•

the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the U.S., and the gain is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis,

•

the non-U.S. holder is an individual, the non-U.S. holder holds the Stock of MFG Delaware as a capital asset, the non-U.S. holder is present in the U.S. for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•

MFG Delaware is, or has been a U.S. real property holding corporation for federal income tax purposes and the non-U.S. holder satisfies certain ownership requirement in the Stock of MFG Delaware and the non-U.S. holder is not eligible for any treaty exemption.

If the non-U.S. holder is a corporate , “effectively connected” gains recognized may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if the non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming, before or after the Domestication, a U.S. real property holding corporation for U.S. federal income tax purposes. However, the determination whether a corporation is a U.S. real property holding corporation is primarily factual and there can be no assurance whether such facts will not change or whether the IRS or a court will agree with our determination.

Corporate Effective Tax Rate

Under current Bermuda law, we are not subject to tax on our income and capital gains. In connection with our initial public offering, we obtained from the Minister of Finance of Bermuda under the Exempt Undertakings Tax Protection Act 1966, as amended, an undertaking that, in the event that Bermuda enacts any legislation imposing tax computed on income or capital gains, those taxes should not apply to us until after March 28, 2016. Notwithstanding the foregoing, our current effective tax rate is based upon the application of currently applicable income tax laws, regulations and treaties, as well as current judicial and administrative interpretations of these income tax laws, regulations and treaties, in many jurisdictions, including jurisdictions other than Bermuda, and thus is not governed solely by Bermuda law. For example, our effective tax rates for each of the fiscal years ended 2009, 2008 and 2007 were 402.8%, 1,850.2%, and 34.5%, respectively. For the fiscal year ended 2008, our tax expense was impacted by non-deductible expenses and a $75.7 million one-time tax expense associated with our separation from Man Group. For the fiscal year ended 2009, the non-recurrence of these items was partly offset by the effects of certain non-deductible expenses, including the impairment of goodwill, an increase in the valuation allowance associated with deferred tax assets unlikely to be monetized, the impact of our reduced share price on the value of vested equity awards to employees and a greater percentage of income being generated in higher-tax jurisdictions. Our tax rate from ongoing operations for the fiscal year ended 2009 was 38.8%.

In connection with the Domestication, we will become subject to U.S. tax on our income and capital gains and our corporate effective tax rate may change significantly, which could materially impact our financial results, including our earnings and cash flow, for periods after the Domestication. The highest statutory corporate tax rate for U.S. federal income tax purposes is 35%. However, our effective tax rate for purposes of financial reporting may vary significantly from the statutory rates under which we operate (including the U.S. statutory rate that would apply to us after the Domestication) because of, among other things, timing differences in the recognition of income and expense for U.S. GAAP and tax purposes, and differences in how each jurisdiction in which we operate treats the same item of income or expense. For similar reasons and as described in the immediately preceding paragraph, our effective tax rate may vary significantly from period to period. We are unable to predict the impact of the Domestication on our effective tax rate going forward. In addition, the tax laws of the United States and other jurisdictions could change in the future, and those changes could cause a material increase in our effective tax rate at a later date as well.

ADDITIONAL INFORMATION ABOUT DIRECTORS, EXECUTIVE OFFICERS, COMPENSATION AND CORPORATE GOVERNANCE

We incorporate by reference from our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 the section therein entitled “Executive Officers of MF Global”. We also incorporate by reference from our Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on August 13, 2009 the sections therein entitled “Corporate Governance”, “Security Ownership of Certain Beneficial Owners and Management”, “Certain Relationships and Related Transactions”, “Executive Compensation” and “Other Matters”. In addition, see our Current Report on Form 8-K, filed with the SEC on October 5, 2009, which is incorporated herein by reference.

SECURITIES ACT RESTRICTIONS ON RESALE OF MFG DELAWARE COMMON AND PREFERRED STOCK

Upon effectiveness of the Domestication, the outstanding common and preferred stock of MFG Delaware will have been registered under the Securities Act of 1933 (the “Securities Act”), and owners of the stock who are not affiliates of the Company may freely resell their stock under the Securities Act. Owners who are affiliates, however, will not be permitted to resell their stock unless an exemption from registration under the Securities Act, such as Rule 144 thereunder, is available. In general, Rule 144 will permit an affiliate to resell shares of stock received upon completion of the Domestication only if certain requirements are met. Among other things, the affiliate may not sell shares of any class (including any shares of that class otherwise acquired) in an amount that, during any three-month period, exceeds 1% of the outstanding shares of that class (or, solely in the case of the common stock, the average weekly trading volume of the stock on the New York Stock Exchange during the four calendar weeks preceding the filing of the notice referenced below, if greater). In addition, all such resales must be made in unsolicited brokers’ transactions, the Company must have filed all periodic reports it was required to file under the Exchange Act within the year preceding the resale and (depending on the amount being resold), the affiliate must have filed a notice of sale on Form 144 with the SEC. For this purpose, an “affiliate” of the Company is any person who controls, is controlled by or is under common control with the Company.

ACCOUNTING TREATMENT OF THE DOMESTICATION

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of MFG Bermuda as a result of Domestication. The consolidated business, capitalization, assets, liabilities and financial statements of MFG Delaware immediately following the Domestication will be the same as those of MFG Bermuda immediately prior to thereto.

VALIDITY OF THE CAPITAL STOCK

The validity of the common stock and preferred stock of MFG Delaware into which the outstanding common shares and preference shares of MFG Bermuda will be converted by operation of law in the Domestication has been passed upon for MFG Delaware by Richards, Layton and Finger, P.A., Wilmington, Delaware.

TAX MATTERS

The opinion that the Domestication will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code has been passed upon by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the August Current Report, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended March 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Appendix A

FORM OF NEW CERTIFICATE OF INCORPORATION

OF

MF GLOBAL HOLDINGS LTD.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), do execute this certificate of incorporation and do hereby certify as follows:

FIRST. The name of the corporation is MF Global Holdings Ltd.

SECOND. The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The corporation is being incorporated in connection with the domestication of MF Global Ltd., a Bermuda exempted company (“MFG Bermuda”), in Delaware pursuant to Section 388 of the DGCL, and a certificate of domestication of MFG Bermuda is being filed contemporaneously herewith. As provided in Section 388, the existence of the corporation shall be deemed to have commenced on the date that the corporate existence of MFG Bermuda commenced and the corporation shall be deemed to be the same legal entity as MFG Bermuda.

FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,200,000,000, of which 1,000,000,000 shares of the par value of $1.00 per share shall be designated as common stock (“Common Stock”) and 200,000,000 shares of the par value of $1.00 per share shall be designated as preferred stock (“Preferred Stock”). Shares of Preferred Stock may be issued in one or more series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

(a) the distinctive serial designation of such series which shall distinguish it from other series;

(b) the number of shares included in such series;

(c) whether dividends shall be payable to the holders of the shares of such series, and, if so, the basis on which such holders shall be entitled to receive dividends, the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, the form of such dividends, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

(d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(e) the amount or amounts which shall be payable out of the assets of the corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment in respect of the shares of such series;

(f) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed or repurchased, in whole or in part, at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(g) the obligation, if any, of the corporation to purchase or redeem shares of such series pursuant to a sinking fund (and, if so, the terms and amount of such sinking fund) or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;

(i) the right, if any, of the shares of such series to the benefit of conditions or restrictions upon the creation of indebtedness of the corporation or any subsidiary, upon the issuance of any additional shares (including additional shares of such series or any other class or series), upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the corporation or any subsidiary of, any issued shares of the corporation or with respect to any other matter; and

(j) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, which may provide, among other things, that each share of such series shall carry one vote, or more or less than one vote, per share, and that the holders of the shares of such series shall be entitled to vote on certain matters as a separate class.

Subject to the rights (if any) of the holders of any series of Preferred Stock set forth in a certificate of designations, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by an amendment to this certificate of incorporation that is approved by (a) the board of directors of this corporation and (b) the affirmative vote of the holders of a majority of all outstanding shares of Common Stock and all outstanding shares of Preferred Stock (if any) entitled to vote thereon, with the Common Stock and any such Preferred Stock voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any similar provision hereafter enacted, and (subject to any such rights set forth in a certificate of designations as aforesaid) no vote of the holders of any class or series of Preferred Stock, voting as a separate class, shall be required therefor.

Except as otherwise required by law or provided in the certificate of designations for the relevant series, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this certificate of incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this certificate of incorporation or pursuant to the DGCL as then in effect.

The corporation has created a series of Preferred Stock designated as “6% Cumulative Convertible Preferred Stock, Series A” (the “Series A Preferred Stock”) and a series of Preferred Stock designated as “9.75% Non-Cumulative Convertible Preferred Stock, Series B” (the “Series B Preferred Stock”). The designations, powers, preferences and other special rights of the Series A Preferred Stock and Series B Preferred Stock, and the qualifications, limitations or restrictions thereof, are set forth in Annex A and Annex B hereto, respectively (and for the purposes of this certificate of incorporation, Annex A and Annex B are deemed to be the certificates of designations for the Series A Preferred Stock and Series B Preferred Stock, respectively). Each certificate of designations for a series of Preferred Stock created pursuant to this certificate of incorporation (including Annex A and Annex B) shall be incorporated by reference in and be deemed part of this certificate of incorporation.

Upon the filing of this certificate of incorporation and the related certificate of domestication of MFG Bermuda with the Secretary of State of the State of Delaware (the “Effective Time”), (i) each common share, $1.00 par value, of MFG Bermuda issued and outstanding immediately prior to the Effective Time shall become and for all purposes be deemed to be one issued and outstanding, fully paid and non-assessable share of Common Stock of MF Global Holdings Ltd., without any action required on the part of the corporation, its stockholders or MFG Bermuda’s shareholders, and any share certificate that, immediately prior to the Effective Time, represented common shares of MFG Bermuda shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of Common Stock, and (ii) each of the 6% Cumulative Convertible Preference Shares, Series A, par value $1.00 per share (the “Series A Preference Shares”), and the 9.75% Non-Cumulative Convertible Preference Shares, Series B, par value $1.00 per share (the “Series B Preference Shares”), of MFG Bermuda issued and outstanding immediately prior to the Effective Time shall become and for all purposes be deemed to be one issued and outstanding, fully paid and non-assessable share of Series A Preferred Stock, or Series B Preferred Stock, as applicable, without any action required on the part of the corporation, its stockholders or MFG Bermuda’s shareholders, and any share certificate that, immediately prior to the Effective Time, represented any share of either of the Series A Preference Shares or Series B Preference Shares of MFG Bermuda shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, of the corporation.

FIFTH. The name and mailing address of the incorporator is Jacqueline M. Giammarco, 717 Fifth Avenue, New York, New York, 10022. The powers of the incorporator are to terminate upon the filing of this certificate of incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the persons who are to serve as the directors of the corporation until the first annual meeting of stockholders of the corporation, or until his or her successor is duly elected and qualified, are: Alison J. Carnwath, Bernard W. Dan, Eileen S. Fusco, Martin Glynn, Edward L. Goldberg, David I. Schamis, Lawrence M. Schloss and Robert S. Sloan, and each of the above named individuals maintains an address at the corporation, 717 Fifth Avenue, New York, New York, 10022.

SIXTH. The by-laws of the corporation may be amended or repealed, and new by-laws may be adopted, by the stockholders of the corporation, but in each case only if such action is approved by the affirmative vote of the holders of not less than 80% of all outstanding shares of stock of the corporation that would be entitled to vote on such action at a meeting of stockholders, whether or not represented and voting at the meeting (with all such shares considered as a single class for this purpose), provided that in each case, if such amendment, repeal or adoption of a new by-law is approved by the board of directors of the corporation, such action need be approved only by the affirmative vote of the holders of a majority of the shares of stock of the corporation that are present in person or represented by proxy at a meeting of stockholders and are entitled to vote and voting on such action (with all such shares considered as a single class for this purpose).

Notwithstanding the foregoing, the board of directors of the corporation is expressly authorized to amend Section 1.11(b) of the by-laws of the corporation as then in effect without the approval of any stockholders, but only as provided in said Section 1.11(b).

SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

EIGHTH. Except with respect to Preferred Stock as provided below, any action required or permitted to be taken by the holders of any class or series of stock of the corporation, including but not limited to the election of directors, may be taken by written consent or consents but only if such consent or consents are signed by all holders of the class or series of stock entitled to vote on such action. Solely with respect to any series of Preferred Stock, the holders of such series may also act by written consent in such manner (if any) as may be provided in the certificate of designations for such series.

NINTH. To the fullest extent permitted by the DGCL as currently in effect or hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including (without limitation) with regard to any actions taken or omitted as a director of MFG Bermuda (whether taken or omitted prior to the Effective Time, in connection with the discontinuance of MFG Bermuda in Bermuda or the continuance of MFG Bermuda in the State of Delaware or otherwise). No amendment, modification or repeal of this Article NINTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

TENTH. A vote of the stockholders of the corporation shall be required in the event of a merger of the corporation that, but for the provisions of this Article TENTH, could be effected without a vote of stockholders pursuant to Section 251(f) of the DGCL as currently in effect or hereafter amended.

IN WITNESS WHEREOF, I have signed this certificate of incorporation this      day of                         , 2010.

Jacqueline M. Giammarco

Annex A

FORM OF CERTIFICATE OF DESIGNATIONS

OF

6% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A

OF

MF GLOBAL HOLDINGS LTD. (THE “COMPANY”)

Section 1.

Designation.

The designation of the series of preferred stock shall be “6% Cumulative Convertible Preferred Stock, Series A” (the “Convertible Preferred Stock”). Each share of Convertible Preferred Stock shall be identical in all respects to every share of Convertible Preferred Stock. The Convertible Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Section 2.

Number of Shares.

The number of authorized shares of Convertible Preferred Stock shall be 3,000,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Convertible Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee thereof stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractions of shares of Convertible Preferred Stock.

Section 3.

Definitions.

As used herein with respect to Convertible Preferred Stock:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this Certificate of Designations, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 22(c).

“Arrearage” shall have the meaning set forth in Section 4(c).

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

“By-laws” means the By-laws of the Company as amended from time to time.

“Certificate of Incorporation” means the certificate of incorporation of the Company as amended from time to time.

“Closing Price” of the Common Stock on any date of determination means the last reported sale price of the Common Stock regular way on such date (or, if no such sale occurs on such date, the average of the reported closing bid and asked prices for such shares regular way on such date) on the Principal Market or, if there is no Principal Market for the Common Stock, the average of the closing bid and asked prices quoted for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or any similar organization, or if such closing prices are not so reported (or if the relevant price or prices required to be used to calculate the Closing Price as provided in this paragraph are not available in the relevant market on such date for any reason, the market price of the Common Stock on such date as determined by a nationally recognized investment banking firm retained by the Company for this purpose).

“Common Stock” means the common stock of the Company, par value $1.00 per share, or any other shares constituting the share capital of the Company into which the common stock shall be reclassified or changed.

“Company” means MF Global Holdings Ltd., a Delaware corporation.

“Constituent Person” has the meaning set forth in Section 11(a).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Convertible Preferred Stock, and its successors and assigns.

“Conversion at the Option of the Company Date” has the meaning set forth in Section 9(c).

“Conversion Date” has the meaning set forth in Section 8(e).

“Conversion Price” at any time means, for each share of Convertible Preferred Stock, a dollar amount equal to $100 divided by the Conversion Rate.

“Conversion Rate” means for each share of Convertible Preferred Stock, 8 shares of Common Stock, subject to adjustment as set forth in Section 10.

“Convertible Preferred Stock” shall have the meaning set forth in Section 1.

“Current Market Price” as of any day means the average of the VWAP per share of the Common Stock on each of the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in Section 10. For the purpose of calculating the Current Market Price in Sections 4(a)(ii), 7 and 9, the 10 consecutive Trading Days shall end on the day before the date in question.

“Depositary” means DTC or its nominee, or any successor depositary appointed by the Company or its nominee.

“Director Acceptance Letter” has the meaning set forth in Section 12(b)(ii).

“DTC” means The Depository Trust Company.

“Exchange Property” has the meaning set forth in Section 11(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other relevant securities trade without the right to receive such issuance or distribution.

“Expiration Date” has the meaning set forth in Section 10(a)(iv).

“Expiration Time” has the meaning set forth in Section 10(a)(iv).

“Freely Tradeable” means, as of any date, with respect to Common Stock issuable upon conversion of the Convertible Preferred Stock, Common Stock for which each of the following conditions is met at the time of issuance of such Common Stock to a Holder hereunder: (i) the Common Stock shall be listed or admitted to trading on the Principal Market and (ii) may be freely resold by the Holder on the Principal Market pursuant to an effective registration statement under the Securities Act (without further public disclosure by the Company) or pursuant to Rule 144 thereunder without regard to the volume and manner of sale requirements of such rule.

“Global Preferred Shares” has the meaning set forth in Section 22(a).

“Holder” means, as to any share of Convertible Preferred Stock, the Person in whose name such share is registered, which may be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of such share for the purpose of making payment and settling the related conversions and for all other purposes. References herein to “holders” of any shares of preferred stock of the Company shall mean, insofar as such shares are shares of Convertible Preferred Stock, the Holders thereof.

“Issue Date” shall have the meaning set forth in Section 4(a)(i).

“Junior Liquidation Stock” shall have the meaning set forth in the definition of “Junior Stock”.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company now existing or hereafter authorized over which the Convertible Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company. Junior Stock over which the Convertible Preferred Stock has preference or priority in such distribution of assets is herein called “Junior Liquidation Stock”.

“Liquidation Preference” shall have the meaning set forth in Section 5(a). References to the “liquidation preference” of any preferred stock of the Company shall mean the Liquidation Preference if such preferred stock is Convertible Preferred Stock.

“Market Disruption Event” means, on any day when the Common Stock is listed or admitted to trading or quoted on a securities exchange or quotation facility (whether U.S. national or regional or non-U.S.), any of the following events that occurs or continues to exist on such day:

(i) any suspension of, or limitation imposed on, trading by the Principal Market during the one-hour period prior to the close of trading for the regular trading session (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session) on the Principal Market on such day, and whether by reason of movements in price exceeding limits permitted by the Principal Market, or otherwise, relating to the Common Stock (specifically or among other shares generally) or to futures or options contracts relating to the Common Stock (specifically or among other shares generally) on the Principal Market;

(ii) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants, during the one-hour period prior to the close of trading for the regular trading session (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session) on the Principal Market on such day, to effect transactions in, or obtain market values for, the Common Stock (specifically or among other shares generally) on the Principal Market on such day or to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock (specifically or among other shares generally) on the Principal Market on such day; or

(iii) the principal exchange or quotation facility (whether or not the Principal Market) on which futures or options contracts relating to the Common Stock are listed or admitted to trading or quoted fails to open, or closes prior to its respective scheduled closing time, for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours), unless such earlier closing time is announced by such exchange or facility at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such day and (B) the submission deadline for orders to be entered into such exchange or facility for execution at the actual closing time on such day.

“Nonpayment” shall have the meaning set forth in Section 12(b)(i).

“Notice of Conversion at the Option of the Company” has the meaning set forth in Section 9(c).

“Officer” means the Chief Executive Officer, the Deputy Chief Executive Officer, the Chief Operating Officer, the Chief Administrative Officer, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed (i) by the Chief Executive Officer, the Deputy Chief Executive Officer, the Chief Operating Officer, the Chief Administrative Officer, the Chief Financial Officer, the Controller or the Chief Accounting Officer, and (ii) by the Treasurer, any Assistant Treasurer, the General Counsel, Corporate Secretary or any Assistant Secretary of the Company, and delivered to the Conversion Agent.

“Original Liquidation Preference” means $100 per share.

“Parity Dividend Stock” shall have the meaning set forth in the definition of “Parity Stock”.

“Parity Liquidation Stock” shall have the meaning set forth in the definition of “Parity Stock”.

“Parity Stock” means any class or series of stock of the Company hereafter authorized that ranks equally with the Convertible Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company. Parity Stock so ranking equally in the payment of dividends is herein called “Parity Dividend Stock”. Parity Stock so ranking equally in such distribution of assets is herein called “Parity Liquidation Stock”.

“Participating Dividends” shall have the meaning set forth in Section 4(b).

“Person” means a legal person, including any individual, company, corporation, estate, body corporate, partnership, limited liability company, trust, joint venture, association or other legal entity.

“Preferred Stock Director” has the meaning set forth in Section 12(b)(i).

“Principal Market” means, with respect to any day on which the Common Stock is listed or admitted to trading or quoted on any securities exchange or quotation facility (whether U.S. national or regional or non-U.S.), the principal such exchange or facility on which the Common Stock is so listed or admitted or so quoted.

“Purchased Stock” has the meaning set forth in Section 10(a)(iv).

“Quarterly Dividend Payment Date” shall have the meaning set forth in Section 4(a).

“Quarterly Dividend Period” shall have the meaning set forth in Section 4(a). References herein to “dividend periods” of any preferred stock of the Company shall mean, insofar as such shares are Convertible Preferred Stock, the Quarterly Dividend Period.

“Quarterly Dividend Record Date” shall have the meaning set forth in Section 4(a).

“Quarterly Dividends” has the meaning set forth in Section 4(a).

“Record Date” has the meaning set forth in Section 10(d).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Convertible Preferred Stock, and its successors and assigns.

“Registration Agreement” means the Registration Rights Agreement, dated as of July 18, 2008, between the Company and J.C. Flowers II L.P.

“Regulatory Entities” means all governmental or self-regulatory authorities in the United States, Bermuda, the United Kingdom or elsewhere having jurisdiction over the Company or any of its Subsidiaries.

“Reorganization Event” has the meaning set forth in Section 11(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Stock” means any class or series of stock of the Company now existing or hereafter authorized that has preference or priority over the Convertible Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Subsidiary” of any Person means those corporations, associations and other entities of which such Person owns or controls more than 50% of the outstanding equity securities either directly or through entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

“Trading Day” means, for purposes of determining a VWAP or Closing Price per share of Common Stock, a day on which the Principal Market is open for the transaction of business and on which a Market Disruption Event does not occur or exist, or if the shares of Common Stock are not listed or admitted to trading and are not quoted on any securities exchange or quotation facility, a Business Day.

“Transfer Agent” means Computershare Trust Company, N.A. acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Convertible Preferred Stock, and its successors and assigns.

“Trust” shall have the meaning set forth in Section 6(d).

“Voting Holders” shall have the meaning set forth in Section 12(b)(i).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average sale price per share of Common Stock on the Principal Market as displayed under the heading Bloomberg VWAP on Bloomberg page “MF Equity VWAP” (or any appropriate successor page) in respect of the period from the open of trading until the close of trading on the Principal Market on such Trading Day (or if such volume-weighted average price is unavailable or not provided for any reason, or there is no Principal Market for the Common Stock, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm retained for this purpose by the Company). When used with respect to any other securities, “VWAP” shall have the meaning set forth above with references to the price per share of Common Stock meaning the price per unit of such other securities, with references to Bloomberg page “MF Equity VWAP” meaning the applicable Bloomberg page displaying the volume-weighted average sale price per unit of such securities and references to the Principal Market meaning the principal exchange or other market in which such securities are then listed, quoted or traded. The VWAP during any period should be appropriately adjusted to take into account the occurrence during such period of any event described in Section 10.

In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii) references to “$” or “dollars” means the lawful coin or currency of the United States of America; and

(iii) references to “Section” are references to Sections of this Certificate of Designations.

Section 4.

Dividends.

(a) Quarterly Dividends.

(i) Holders shall be entitled to receive, if, as and when declared by the Board of Directors or any duly authorized committee thereof, out of assets legally available for the payment of dividends under Delaware law, cumulative cash dividends on the Original Liquidation Preference at a rate per annum equal to 6%, payable quarterly in arrears (the “Quarterly Dividends”) on each February 15, May 15, August 15 and November 15, commencing on August 15, 2008; provided, however, if any such day is not a Business Day, then payment of any Quarterly Dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case payment of such Quarterly Dividend will occur on the immediately preceding Business Day (each such day on which Quarterly Dividends are payable, after giving effect to this proviso if applicable, a “Quarterly Dividend Payment Date”). The period from and including the date of issuance of the Convertible Preferred Stock (the “Issue Date”) or any Quarterly Dividend Payment Date to, but excluding, the next Quarterly Dividend Payment Date is a “Quarterly Dividend Period”. (It is understood that the number of days on which Quarterly Dividends may accrue in any Quarterly Dividend Period may increase or decrease pursuant to the proviso in the second preceding sentence, but no interest or other payment shall be due in respect of any payment date deferral pursuant to such proviso.) The Quarterly Dividends shall begin to accumulate on the Issue Date and shall be deemed to accumulate from day to day whether or not earned or declared until paid. The record date for payment of Quarterly Dividends on the Convertible Preferred Stock will be the first day of the calendar month during which the Quarterly Dividend Payment Date falls or such other record date, if any, as may be fixed by the Board of Directors or any duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Payment Date (a “Quarterly Dividend Record Date”). Any such day that is a Quarterly Dividend Record Date will be a Quarterly Dividend Record Date whether or not such day is a Business Day. The amount of Quarterly Dividends payable will be computed on the basis of a 360-day year of twelve 30-day months.

(ii) Quarterly Dividends, may, at the option of the Company, be paid in cash or by issuing fully paid and non-assessable shares of Common Stock or by a combination thereof. If the Company elects to pay Quarterly Dividends in Common Stock, the number of shares of Common Stock to be paid in respect of such Quarterly Dividends will be calculated by dividing the amount of such payment by 95% of the Current Market Price as of the date such payment is made.

(b) Participating Dividends. Holders shall be entitled to participate in any dividends paid on outstanding Common Stock in an amount equal, for each share of Convertible Preferred Stock, to the amount of such dividends as would be paid on the largest number of shares of Common Stock into which such share of Convertible Preferred Stock could be converted on the date of payment of such dividends on the outstanding Common Stock, assuming such converted Common Stock was outstanding on the applicable record date for such dividend (“Participating Dividends”). Each Participating Dividend will be paid on the day that the corresponding dividend on the outstanding Common Stock is paid. However, no dividend or other distribution on outstanding Common Stock shall give rise to a Participating Dividend if it consists solely of Junior Stock (where the powers, preferences and rights of the dividend shares are substantially the same as those of the shares on which the dividend is being paid) and gives rise to an adjustment of the Conversion Rate pursuant to Section 10. The record date for payment of the Participating Dividends on the Convertible Preferred Stock will be the record date for the payment of the corresponding dividend on the outstanding Common Stock as fixed by the Board of Directors or any duly authorized committee thereof. The Company has no obligation whatsoever to declare or pay any dividends on outstanding Common Stock with respect to any or all periods, and no obligation to pay Participating Dividends except to the extent, if any, that it has declared and paid dividends on outstanding Common Stock as provided above.

(c) Cumulative Dividends. Quarterly Dividends on the Convertible Preferred Stock shall be cumulative, and from and after any Quarterly Dividend Payment Date on which any dividend or any payment upon redemption or conversion that has accumulated or been deemed to have accumulated through such date has not been paid in full (the “Arrearage”), additional dividends shall accumulate in respect of the Arrearage at the rate per annum of 6%. Such additional dividends in respect of any Arrearage shall be deemed to accumulate quarterly on each Quarterly Dividend Payment Date whether or not earned or declared until the Arrearage is paid, shall be calculated as of such Quarterly Dividend Payment Date and shall constitute additional Arrearage from and after such Quarterly Dividend Payment Date to the extent not paid on such Quarterly Dividend Payment Date. References in any Article herein to dividends that have “accumulated” or that have been deemed to have accumulated with respect to the Convertible Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences.

(d) Priority of Dividends. So long as any Convertible Preferred Stock remains issued and outstanding, the Company will not, and will cause its Subsidiaries not to, declare, pay or set apart funds for any dividends or other distributions with respect to any Junior Stock or redeem, repurchase or otherwise acquire, or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, in any case during or in respect of any Quarterly Dividend Period, unless full dividends (including any Arrearage and dividends accumulated in respect thereof) have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment of those dividends has been set apart for such payment) on the Convertible Preferred Stock for all Quarterly Dividend Periods terminating on or prior to the date of such declaration, payment, repurchase, redemption or acquisition; provided, however, that the foregoing restriction will not apply to:

(i) purchases, redemptions or other acquisitions of Junior Stock (and the payment of cash in lieu of fractional shares in connection therewith) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants of the Company or any Subsidiary;

(ii) purchases of Common Stock pursuant to a contractually binding requirement (which the Company is not entitled to lawfully terminate) to buy shares existing prior to the commencement of the then-current Quarterly Dividend Period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged; or

(v) the purchase of Junior Stock by a broker or dealer subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The foregoing restriction, however, will not apply to any dividends paid in the form of Junior Stock where the powers, preferences and rights of the dividend shares are substantially the same as those of the shares on which the dividend is being paid.

For so long as any shares of Convertible Preferred Stock remain issued and outstanding, if full dividends (including any Arrearage and dividends accumulated in respect thereof) are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Quarterly Dividend Period on the Convertible Preferred Stock and any Parity Dividend Stock, dividends declared on the Convertible Preferred Stock and such Parity Dividend Stock shall only be declared pro rata based upon the respective amounts that would have been paid on the Convertible Preferred Stock and such Parity Dividend Stock had dividends (including any Arrearage and dividends accumulated in respect thereof) been declared and paid in full.

Subject to the foregoing, such dividends payable in cash, shares or otherwise as may be determined by the Board of Directors, or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and (except for Participating Dividends as provided in Section 4(b)) Holders will not be entitled to participate in those dividends.

Section 5.

Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Liquidation Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Convertible Preferred Stock upon liquidation and the rights of the Company’s creditors, to receive in full in respect of each share of Convertible Preferred Stock a liquidating distribution in the amount of the greater of (x) the Original Liquidation Preference plus all accumulated and unpaid dividends in respect of such share, whether or not declared (including Arrearage and dividends accumulated in respect thereof) to, but excluding, the date fixed for liquidation, dissolution or winding up (the “Liquidation Preference”) and (y) the amount the Holders would have received if such Holders converted all of their Convertible Preferred Stock pursuant to Section 7 hereof on the date fixed for liquidation, dissolution or winding up. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5. For the avoidance of doubt, the Liquidation Preference does not include any Participating Dividends.

(b) Partial Payment. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the assets of the Company are not sufficient to pay the liquidating distributions payable with respect to the Convertible Preferred Stock and the Parity Liquidation Stock, the amounts paid to the Holders and to the holders of all Parity Liquidation Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Residual Distributions. If the respective aggregate liquidating distributions to which all Holders and all holders of any Parity Liquidation Stock are entitled have been paid, the holders of Junior Liquidation Stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

(d) Consolidation, Merger and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, lease or other disposition (for cash, stock, securities or other consideration) of all or substantially all of the assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the consolidation, merger, binding share exchange or reclassification or any similar transaction involving the Company (whether or not the Company is the surviving or resulting entity) be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6.

Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, in whole or in part, the Convertible Preferred Stock at the time issued and outstanding, on any one or more Quarterly Dividend Payment Dates on or after May 15, 2013, upon notice given as provided in Section 6(b) below, and at a redemption price equal to the

Liquidation Preference (calculated as if the date of redemption was the date fixed for liquidation, dissolution or winding up); provided that the Company shall only be entitled to redeem the Convertible Preferred Stock of any Holder if such redemption is treated (in the Company’s reasonable determination after due inquiry) with respect to such Holder as a distribution in exchange for such Holder’s Convertible Preferred Stock within the meaning of Section 302(a) of the Internal Revenue Code of 1986, as amended.

Notwithstanding the foregoing, the Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, at any time, in whole but not in part, the Convertible Preferred Stock at the time issued and outstanding if the aggregate Liquidation Preference of such shares is equal to 10% or less of the aggregate Liquidation Preference of all Convertible Preferred Stock originally issued by the Company, upon notice as provided in Section 6(b) below, and at a redemption price equal to the Liquidation Preference (calculated as if the date of redemption was the date fixed for liquidation, dissolution or winding up).

(b) Notice of Redemption. Notice of every redemption of the Convertible Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the register of stockholders of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not any Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of the Convertible Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other Convertible Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the number of shares of Convertible Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and

(v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date.

Notwithstanding the foregoing, if the Convertible Preferred Stock is held in book-entry form through a Depositary, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the Convertible Preferred Stock at the time issued and outstanding, the shares of Convertible Preferred Stock to be redeemed shall be selected pro rata from the Holders in proportion to the number of shares of Convertible Preferred Stock held by such Holders, by lot or in such other manner as the Board of Directors or any duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which the Convertible Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof in trust for the pro rata benefit of the Holders of the shares called for redemption (the “Trust”), then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be issued and outstanding, all dividends with respect to such shares shall cease to accumulate on such redemption date and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

(e) Conversion Prior to Redemption. If the Convertible Preferred Stock has been called for redemption, a Holder will be entitled to convert the Convertible Preferred Stock from the date of notice of the redemption until the close of business on the second Business Day immediately preceding the date of redemption.

(f) Reduction of Share Capital. Any redemption of Convertible Preferred Stock under this Section 6 shall not be taken as reducing the amount of the Company’s authorized share capital.

Section 7.

Right of the Holders to Convert.

Each Holder shall have the right, at such Holder’s option (including after a notice of redemption has been given but prior to the date of actual redemption), to convert all or any portion of such Holder’s Convertible Preferred Stock at any time into (a) Common Stock at the then-applicable Conversion Rate per share of Convertible Preferred Stock (subject to the conversion procedures of Section 8), plus cash in lieu of fractional shares plus (b) cash, fully paid and non-assessable Common Stock or a combination thereof (which determination shall be made at the option of the Company) in respect of any and all accumulated and unpaid dividends on the Convertible Preferred Stock so converted, whether or not declared (including Arrearage and dividends accumulated in respect thereof) to, but excluding, the applicable Conversion Date, provided that if the Company elects to pay any or all such dividends in Common Stock the number of shares of Common Stock to be distributed in respect thereof will be calculated by dividing the amount of such dividend payment by 95% of the Current Market Price as of the Conversion Date.

Section 8.

Conversion Procedures.

(a) Conversion Date. Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted Convertible Preferred Stock and such Convertible Preferred Stock shall cease to be issued and outstanding, in each case, subject to the right of Holders to receive any payments to which they are entitled pursuant to the terms hereof.

(b) Rights Prior to Conversion. No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on any applicable Conversion Date. Prior to the close of business on any applicable Conversion Date, Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any Convertible Preferred Stock shall not be deemed issued and outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding Convertible Preferred Stock; provided that nothing in this Section 8(b) shall be deemed to restrict or limit the rights of Holders under the terms of the Convertible Preferred Stock themselves, including the voting rights set forth in Section 12 and the rights to dividends and liquidating distributions set forth in Section 4 and Section 5, respectively.

(c) Reacquired Shares. Convertible Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Company, will resume the status of authorized and unissued shares of preferred stock without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

(d) Record Holder as of Conversion Date. The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of the Convertible Preferred Stock shall be treated for all purposes as the record holder(s) of such Common Stock and/or securities as of the close of business on any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of Convertible Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company or, in the case of global certificates, through book-entry transfer through the Depositary.

(e) Conversion Procedure. On the date of any conversion, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

(i) complete and manually sign the conversion notice provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this notice to the Conversion Agent, provided that such notice may, pursuant to a written notice thereunder be made contingent upon (but only upon) the successful completion of any registered public offering of the Common Stock to be issued on such conversion that is being conducted pursuant to the Registration Agreement at such time and such notice shall in all other respects be irrevocable;

(ii) surrender the shares of Convertible Preferred Stock to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay any share transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 23.

If a Holder’s interest is a beneficial interest in a global certificate representing Convertible Preferred Stock, in order to convert a Holder must comply with clauses (iii) and (iv) listed above and comply with the Depositary’s procedures for converting a beneficial interest in a global security. The date on which a Holder complies with the applicable procedures in this Section 8(e) is the “Conversion Date”; provided that, if such date is not a Business Day or such compliance does not occur prior to the close of business on such date, the Conversion Date shall be the next Business Day. The Conversion Agent shall, on a Holder’s behalf, convert the Convertible Preferred Stock into Common Stock, in accordance with the terms of the notice delivered by such Holder described in clause (i) above (or otherwise pursuant to any applicable Depositary procedures).

Section 9.

Conversion at the Option of the Company.

(a) Company Conversion Right. At any time or from time to time on or after May 15, 2013 if, for any 20 Trading Days (whether or not consecutive) within a period of thirty (30) consecutive Trading Days ending on the Trading Day preceding the date the Company delivers a Notice of Conversion at the Option of the Company, the Closing Price of the Common Stock exceeds 125% of the then-applicable Conversion Price of the Convertible Preferred Stock, the Company shall have the right, at its option, to cause some or all of the Convertible Preferred Stock to be converted into (a) Common Stock at the then-applicable Conversion Rate, plus cash in lieu of fractional shares, plus (b) cash, fully paid and non-assessable Common Stock or a combination thereof (which determination shall be made at the option of the Company) in respect of any and all accumulated and unpaid dividends on the Convertible Preferred Stock so converted, whether or not declared (including Arrearage and dividends accumulated in respect thereof) to, but excluding, the Conversion at the Option of the Company Date; provided that if the Company elects to pay any or all such dividends in Common Stock the number of shares of Common Stock to be distributed in respect thereof will be calculated by dividing the amount of such dividend payment by 95% of the Current Market Price as of the Conversion at the Option of the Company Date. On the date the Company delivers a Notice of Conversion at the Option of the Company all Common Stock issued upon such conversion is Freely Tradeable and may be immediately resold by the Holder at such time and for a period of no less than 30 days thereafter without restriction under any trading policies that might otherwise be applicable to such Holder by virtue of its having designees on the Board of Directors or otherwise.

(b) Partial Conversion. If the Company elects to cause less than all the Convertible Preferred Stock to be converted under Section 9(a), the Conversion Agent shall select the Convertible Preferred Stock to be converted on a pro rata basis. If the Conversion Agent selects a portion of a Holder’s Convertible Preferred Stock for partial conversion at the option of the Company and such Holder converts a portion of its Convertible Preferred Stock, the converted portion will be deemed to be the portion selected for conversion at the option of the Company under this Section 9.

(c) Conversion Procedure. In order to exercise the conversion right described in this Section 9 the Company shall provide notice of such conversion to each Holder (such notice, a “Notice of Conversion at the Option of the Company”). The Conversion Date shall be a date selected by the Company (the “Conversion at the Option of the Company Date”) and shall be no more than 20 days after the date on which the Company provides such Notice of Conversion at the Option of the Company. In addition to any information required by applicable law or regulation, the Notice of Conversion at the Option of the Company shall state, as appropriate:

(i) the Conversion at the Option of the Company Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of the Convertible Preferred Stock and, if fewer than all the shares of a Holder are to be converted, the number of the Holder’s shares to be converted;

(iii) in reasonable detail, the calculations and supporting data used by the Company in its determination that it had the right to effect such conversion; and

(iv) the total number of shares of Convertible Preferred Stock to be converted.

Notwithstanding the foregoing, (x) if the shares of Convertible Preferred Stock are held in book-entry form through a Depositary, the Company may give such notice in any manner permitted by the Depositary and (y) the Holder shall have the right to exercise its right to convert pursuant to Section 7 hereof at any time prior to the Conversion at the Option of the Company Date, and the exercise by the Holder of such right shall supersede and prevail over the exercise by the Company of its rights under this Section 9.

Section 10.

Anti-Dilution Adjustments.

(a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(i) the issuance of Common Stock as a dividend, bonus shares or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

where,

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock issued and outstanding at the close of business on the Record Date prior to giving effect to such event

OS1	=	the number of shares of Common Stock that would be issued and outstanding immediately after, and solely as a result of, such event

(ii) the issuance to all holders of Common Stock of rights or warrants (including convertible securities) entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase Common Stock at an exercise price per share less than (or having a conversion price per share less than) the lower of (1) the Conversion Price and (2) the Current Market Price as of the Record Date, in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS0 + X) / (OS0 + Y)

where,

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock issued and outstanding at the close of business on the Record Date

X	=	the total number of shares of Common Stock issuable pursuant to such rights (or upon conversion of such securities)

Y	=	the aggregate price payable to exercise such rights (or the aggregate conversion price for such securities paid upon conversion) divided by the average of the VWAP of the Common Stock over each of the ten consecutive Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights

However, the Conversion Rate will be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration; provided that such readjustment shall not have any effect on shares of Convertible Preferred Stock that had been converted prior to such readjustment or on the Common Stock issued pursuant thereto, and such readjustment shall apply only to such Convertible Preferred Stock that remains outstanding at the time of such readjustment.

(iii) the dividend or other distribution to all holders of Common Stock of shares of the Company (other than Common Stock), rights or warrants (including convertible securities) to acquire shares of the Company or evidences of its indebtedness or its assets (excluding any dividend, distribution or issuance covered by clause (i) or (ii) above or (iv) below or that gives rise to a Participating Dividend) in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x SP0 / (SP0 – FMV)

where,

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

SP0	=	the Current Market Price as of the Record Date

FMV	=	the fair market value (as reasonably determined by the Board of Directors) on the Record Date of the shares of the Company, rights or warrants, or evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend, bonus shares or other distribution on the Common Stock consists of shares of, or similar equity interests in, a Subsidiary or other business unit of the Company (e.g., a spin-off), or consists of any other securities, that are, or, when issued, will be, traded on a securities exchange or quoted on a quotations facility in the U.S. or elsewhere, then the Conversion Rate will instead be adjusted based on the following formula:

CR1 = CR0 x (FMV0 + MP0) / MP0

where,

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

FMV0	=	the average of the VWAP of the shares, similar equity interests or other securities distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such shares, similar equity interests or other securities on the principal exchange or other market on which they are then listed, quoted or traded

MP0	=	the average of the VWAP of the Common Stock over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the principal exchange or other market on which Common Stock is then listed or quoted

(iv) the Company or one or more of its Subsidiaries make purchases of Common Stock pursuant to a tender or exchange offer by the Company or a Subsidiary of the Company for Common Stock to the extent (as reasonably determined by the Board of Directors) that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the VWAP per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x [[FMV + (SP1 x OS1)] / (SP1 x OS0)]

where,

CR0	=	the Conversion Rate in effect at the close of business on the Expiration Date

CR1	=	the Conversion Rate in effect immediately after the Expiration Date

FMV	=	the fair market value (as reasonably determined by the Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Stock”)

OS1	=	the number of shares of Common Stock issued and outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) (treating all Purchased Stock as outstanding at the Expiration Time), less any Purchased Stock

OS0	=	the number of shares of Common Stock issued and outstanding at the Expiration Time, including any Purchased Stock

SP1	=	the average of the VWAP of the Common Stock over each of the ten consecutive Trading Days commencing on the Trading Day immediately after the Expiration Date.

(b) Calculation of Adjustments. Each adjustment to the Conversion Rate shall be calculated by the Company as soon as reasonably practicable after the event requiring such adjustment has been consummated

(and all factors necessary to calculate such adjustment are known), in each case to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). Notwithstanding anything herein to the contrary, except in the case of a combination or reverse stock split of Common Stock pursuant to Section 10(a)(i), in no case will any adjustment be made if it would result in a decrease to the then effective Conversion Rate. No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made, and are not made, will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment of less than one percent that has not been made will be made upon (x) the date of any notice of redemption of the Convertible Preferred Stock in accordance with the provisions hereof and (y) any Conversion Date.

(c) When No Adjustment Required.

(i) Except as otherwise provided in this Section 10, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.

(ii) No adjustment of the Conversion Rate need be made as a result of: (A) the issuance of the rights; (B) the distribution of separate certificates representing the rights; (C) the exercise or redemption of the rights in accordance with any rights agreement; or (D) the termination or invalidation of the rights, in each case, pursuant to the Company’s shareholder rights plan existing on the date hereof, as amended, modified or supplemented from time to time, or any newly adopted shareholder rights plans; provided, however, that to the extent that the Company has a shareholder rights plan in effect on a Conversion Date (including the Company’s rights plan existing on the date hereof), the Holder shall receive, in addition to the Common Stock, the rights under such rights plan, unless (for the existing plan or a future plan with substantially similar provisions), prior to any such Conversion Date, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company made a distribution to all holders of Common Stock or evidences of its indebtedness or its assets as described in Section 10(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of the rights.

(iii) No adjustment to the Conversion Rate need be made:

(A) upon the issuance of any Common Stock pursuant to any present or future customary plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment, at market prices, of additional optional amounts in Common Stock; or

(B) upon the issuance of any Common Stock or options or rights to purchase Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or other Affiliates.

(iv) No adjustment to the Conversion Rate will be made to the extent that such adjustment would result in the Conversion Price being less than the par value of the Common Stock.

(v) Notwithstanding any other provision herein to the contrary, no adjustment shall be made in respect of an event otherwise requiring an adjustment under this Section 10, except to the extent such event is actually consummated.

(vi) No adjustment shall be made in respect of any dividend or other distribution giving rise to a Participating Dividend.

(d) Record Date. For purposes of this Section 10, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(e) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 10, any subsequent event requiring an adjustment under this Section 10 shall cause an adjustment to such Conversion Rate as so adjusted.

( f) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 10 under more than one subsection hereof, such event, to the extent taken into account in any adjustment, shall not result in any other adjustment hereunder.

(g) Other Adjustments. The Company may, but shall not be required to, make such increases in the Conversion Rate, in addition to those required by this Section 10, as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any dividend or distribution of shares or issuance of rights or warrants to purchase or subscribe for shares or from any event treated as such for income tax purposes or for any other reason.

(h) Notice of Adjustments. Whenever a Conversion Rate is adjusted as provided under this Section 10, the Company shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, within 10 Business Days after becoming so aware) or, if the Company makes an adjustment pursuant to Section 10(g), within 10 Business Days after such adjustment:

(i) compute the adjusted applicable Conversion Rate in accordance with this Section 10 and prepare and transmit to the Conversion Agent an Officers’ Certificate setting forth such adjusted applicable Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(i) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature, extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 10(h) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property, that may at the time be issued or delivered with respect to any Convertible Preferred Stock; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Convertible Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 10.

(j) Fractional Shares. No fractions of shares of Common Stock will be issued to holders of the Convertible Preferred Stock upon conversion. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the Convertible Preferred Stock being converted, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date.

Section 11.

Adjustment for Reorganization Events.

(a) Reorganization Events. In the event of:

(i) any consolidation, merger, binding share exchange or reclassification involving the Company in which all or substantially all outstanding shares of Common Stock are converted into or exchanged for cash, securities or other property of the Company or another Person; or

(ii) the completion of any sale or other disposition in one transaction or a series of transactions of all or substantially all the assets of the Company to another Person;

each of which is referred to as a “Reorganization Event,” each share of Convertible Preferred Stock issued and outstanding immediately prior to such Reorganization Event will, without the consent of the holders of the Convertible Preferred Stock, become convertible into the kind and amount of securities, cash and other property, if any (the “Exchange Property”), receivable in such Reorganization Event (without any interest thereon, and, subject to any right of the Holder to receive Participating Dividends, without any right to dividends or distributions thereon that have a record date that is prior to the applicable Conversion Date) per share of Common Stock by a holder of Common Stock that is not a Person with which the Company effected such consolidation, merger, binding share exchange or reclassification, or to which such sale or other disposition was made, as the case may be (each of the Company and any such other Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates and non-Affiliates of the Company; provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof (due to elections or otherwise), then for the purpose of this Section 11(a), the kind and amount of securities, cash and other property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock (other than Constituent Persons and Affiliates thereof) that affirmatively make an election (or of all such holders if none make an election) (and if holders of Common Stock (other than Constituent Persons and their Affiliates) may elect the kind and amount of securities, cash and other property so receivable, each Holder shall have the same election right with respect to the Exchange Property receivable upon conversion after the Reorganization Event, provided such Holder notifies the Company of its election in writing prior to the Reorganization Event). On each Conversion Date following a Reorganization Event, the Conversion Rate then in effect will be applied to the Exchange Property received per share of Common Stock, as determined in accordance with this Section 11.

(b) Successive Reorganization Events. The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any securities of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(c) Reorganization Event Notice. The Company (or any successor) shall, within 20 days after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kinds and amounts of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

Section 12.

Voting Rights.

(a) General. The Holders shall not be entitled to vote on, consent to or take any other action with respect to any matter, whether pursuant to this Certificate of Designations, the Certificate of Incorporation, the By-laws or otherwise, except as set forth in Section 12(b), 12(c) or 12(d) below or as required by Delaware law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Convertible Preferred Stock, or on any other class or series of Parity Dividend Stock, have not been paid in an aggregate amount equal, as to any particular class or series, to at least six quarterly dividend periods, whether consecutive or not (a “Nonpayment”), (A) the Board of Directors shall resolve to increase the number of directors constituting the Board of Directors by two and nominate two individuals as directors to fill such new vacancies and (B) the Holders, together with the holders of any and all classes and series of Parity Dividend Stock having “like voting rights” (i.e., being similarly entitled to vote for two additional directors at such time) (the Holders and any such other holders, collectively, the “Voting Holders”), shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect to the Board of Directors two additional directors from among such nominees, in the manner provided in this Section 12(b). Each such director elected by the Voting Holders pursuant to this Section 12(b) is herein called a “Preferred Stock Director.” At no time shall the Board of Directors include more than two Preferred Stock Directors.

(ii) Nomination. At any time when the Voting Holders are entitled to elect a Preferred Stock Director pursuant to this Section 12(b), any one or more of the Holders holding at least a majority in aggregate Liquidation Preference of the Convertible Preferred Stock then issued and outstanding and entitled to nominate under the terms of such shares, and/or any one or more holders of any other class or series of Parity Dividend Stock having like voting rights then issued and outstanding, shall have the right to recommend individuals to the Company to serve as Preferred Stock Directors. Such recommendations shall be in writing and shall be accompanied by a Director Acceptance Letter in the form attached hereto as Exhibit B (“Director Acceptance Letter”), from and signed by each such recommended individual and such background and other information about each such individual as the Company may reasonably request to ensure compliance with applicable disclosure and other considerations pursuant to applicable law and customary practice. The Board of Directors (excluding Preferred Stock Directors) will nominate the individuals so recommended for each Preferred Stock Director to be elected. The Board of Directors shall submit each recommended individual who it nominates pursuant to this Section 12(b)(ii) to the Voting Holders for election as a Preferred Stock Director as provided below.

(iii) Election; Vacancy. The election of the Preferred Stock Directors by the Voting Holders may take place at any general meeting of stockholders, or at any special meeting of Voting Holders held separately from other stockholders, or by means of a written resolution of the Voting Holders in lieu of a meeting thereof, in each case as the Board of Directors may determine in its reasonable discretion. The Preferred Stock Directors shall be so elected by a plurality of the votes cast at the relevant meeting (or, if the election is effected by written resolution, by the Voting Holders constituting a quorum, which shall also be the required voting threshold for purposes of such a written resolution), in each case whether or not the number of nominees exceeds the number of individuals to be elected. Each of the Preferred Stock Directors elected hereunder shall serve as a director until the next annual meeting of stockholders, or until the earlier of such time as he or she resigns, retires, dies or is removed or the special voting right pursuant to this Section 12(b) terminates. The Board of Directors shall nominate individuals to succeed such individuals as the Preferred Stock Directors, in each case from among recommendations of the Voting Holders, all as provided in Section 12(b)(ii) provided that such recommendations may include any such individuals whose service has ended and, in lieu of selecting nominees from any such recommendations, the Board of Directors may, in its discretion, nominate any or both of such individuals whose service has ended (if willing to serve) for another term as a Preferred Stock Director. Each Preferred Stock Director shall agree, in the Director Acceptance Letter, to resign as such director when his or her term otherwise ends pursuant to any removal or termination of the special voting right as provided in this Section 12(b). In case any vacancy in the office of a Preferred Stock Director occurs due to resignation, retirement, death or removal, the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, in an election by Voting Holders as provided above for an initial election. All determinations and other actions to be made or taken by the Board of Directors with regard to Preferred Stock Directors pursuant to this Section 12(b) shall be taken by the Board of Directors excluding the Preferred Stock Directors, who shall not be entitled to vote with respect to such actions (and thus shall not be included for the purpose of applying any quorum and voting requirements applicable to such actions). The Company will use reasonable best efforts to cause the individuals nominated to be elected as soon as practicable, which will include for the avoidance of doubt, the initial election of any Preferred Stock Director, and the election of Preferred Stock Directors at any subsequent annual meeting following the initial election of any Preferred Stock Director. Subject to the foregoing, each of the Preferred Stock Directors shall have one vote as a director.

(iv) Notice of Special Meeting; Quorum. The Company shall as soon as practicable, and in no case more than 30 days after the Board of Directors has selected the nominees as provided above, submit such nominees to the Voting Holders for election either (i) at a meeting of stockholders, (ii) at a special meeting of Voting Holders or (iii) by written resolution, as determined by the Board of Directors in its reasonable discretion. Notice for a special meeting of Voting Holders may be given in the same manner as that provided in the By-laws for a special meeting of the stockholders. If the Company fails to give notice of a meeting of stockholders or Voting Holders, or to seek a written resolution of Voting Holders, to elect the Preferred Stock Directors within 30 days after the Board of Directors has selected the nominees for such election as provided above, any Voting Holders entitled to recommend individuals for election as a Preferred Stock Director shall be entitled (at the Company’s expense) to call such a meeting or seek such a written resolution to elect such nominees selected by the Board of Directors, and for that purpose will have access to the register of stockholders of the Company. At any meeting of stockholders, or any special meeting of Voting Holders, at which the Voting Holders have the right to elect the Preferred Stock Directors, or at any adjournment thereof, the presence of at least two Persons holding or representing by proxy at least 50% in aggregate liquidation preference of the Convertible Preferred Stock and all other classes and series of Parity Dividend Stock having like voting rights, in each case at the time issued and outstanding, will be required to constitute a quorum for the election of any Preferred Stock Director. (Such quorum requirement shall also apply with respect to any election of Preferred Stock Directors to be effected with the consent of Voting Holders given in a written resolution.) At any general meeting of stockholders or adjournment thereof, the absence of such a quorum of Voting Holders will not prevent the election of directors other than the Preferred Stock Directors, and the absence of a quorum for the election of such other directors will not prevent the election of the Preferred Stock Directors. The Company may fix a date as the record date for the purpose of determining the issued and outstanding preferred stock of any class or series, and the Holders and other holders thereof entitled to elect the Preferred Stock Directors.

(v) Election to Board. For the avoidance of doubt, an individual who is elected a Preferred Share Director by the Voting Holders pursuant to this Section 12(b) is not a director unless he or she is appointed by the Board of Directors, or elected by the stockholders, to the Board pursuant to the By-laws. Therefore, unless such election is effective, once a Preferred Stock Director is elected by the Voting Holders pursuant to this Section 12(b), the Company shall use its reasonable best efforts to cause such Preferred Stock Director to be appointed by the Board, or elected by the stockholders, to the Board of Directors pursuant to the By-laws as soon as practical.

(vi) Termination; Removal. Whenever the Company has paid cumulative dividends in full for at least four consecutive quarterly dividend periods on the Convertible Preferred Stock and any other class or series of cumulative Parity Dividend Stock, and has paid cumulative dividends in full on any class or series of cumulative Parity Dividend Stock, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting right in the case of any Nonpayment in respect of future Quarterly Dividend Periods). The terms of office of the Preferred Stock Directors will immediately terminate, and the Board of Directors shall resolve to reduce the number of directors constituting the Board of Directors by two. In addition, any Preferred Stock Director may be removed at any time with cause by Voting Holders holding a majority in aggregate Liquidation Preference of the aggregate liquidation preference of the Convertible Preferred Stock, together with all classes and series of Parity Dividend Stock having like voting rights, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, at a general meeting of stockholders or a special meeting of Voting Holders called by the Company as provided in Section 12(b)(iv) above. In addition, if the Board of Directors determines in its discretion at any time that there is cause for the stockholders to remove such director, the Board of Directors may in its discretion request that such director resign from the Board and may require that such director, as a condition to his or her initial election, agree in writing pursuant to his or her Director Acceptance Letter (as provided in Exhibit B hereto) to resign upon any such request. Upon the removal of any Preferred Stock Director, the vacancy shall be filled in the manner set forth in Section 12(b)(iii). Notwithstanding the foregoing, if at any time there are no shares of

Convertible Preferred Stock issued and outstanding, each Preferred Stock Director’s term shall automatically terminate and no directors shall thereafter be appointed or elected pursuant to this Section 12.

(c) Senior Issuances; Adverse Changes. So long as any shares of Convertible Preferred Stock are issued and outstanding, the Company may not consummate any action specified in clause (i), (ii) or (iii) below without the vote or consent of the holders of a two-thirds majority in aggregate Liquidation Preference of the Convertible Preferred Stock at the time issued and outstanding and all voting or consenting as a single class, to the exclusion of the holders of Common Stock:

(i) any amendment, alteration or repeal of any provision of the Certificate of Incorporation or By-laws or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Convertible Preferred Stock so as to affect them adversely;

(ii) any authorization or creation of, or increase in the authorized amount of, any Senior Stock;

(iii) any consolidation, merger, binding share exchange or reclassification involving the Company, except that, subject to applicable law, Holders of Convertible Preferred Stock will have no right to vote or consent under this clause (iii) (or under clause (i) above) by reason of any such transaction if (A) the Convertible Preferred Stock remains issued and outstanding or, in the case of any such transaction with respect to which the Company is not the surviving or resulting issuer, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent (provided that such entity is an entity organized and existing under the laws of Bermuda, the United States of America, any state thereof or the District of Columbia or any jurisdiction in the European Economic Area, and is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation for such purposes, the Company receives an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such transaction in the same amount, at the same time and otherwise in the same manner as would have been the case under the Convertible Preferred Stock prior to such transaction)), and (B) the shares of Convertible Preferred Stock remaining issued and outstanding or such other preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Convertible Preferred Stock, taken as a whole;

provided, however, that (1) any increase in the amount of the authorized or issued, or any creation of, shares of Convertible Preferred Stock or any authorization, issuance or creation of any securities convertible into, or exercisable or exchanged for, Convertible Preferred Stock or (2) any increase in the amount of the authorized or issued, or any creation of, any other preferred stock ranking equally with or junior to the Convertible Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon the Company’s liquidation, dissolution or winding up, or any authorization, issuance or creation of any securities convertible into, or exercisable or exchangeable for, any such other preferred stock, in each case (1) and (2) will not be deemed to adversely affect the voting powers, preferences or special rights of the Convertible Preferred Stock and Holders will have no right under this Section 12(c) to vote on or consent to any such increase, authorization, issuance or creation.

If the Holders are entitled to vote on or consent to a specified action pursuant to this Section 12(c), the Company may call a meeting of the Holders for the purpose of such vote or, in its discretion, may instead seek the consent of the Holders in a written resolution. Any such vote may be held at a general meeting of the stockholders, or at a special meeting of the Holders and such other holders, as the Company may determine in its discretion. The Company may fix a date as the record date for the purpose of determining the issued and outstanding shares of Convertible Preferred Stock, and the Holders entitled to vote on or consent to any such specified action. At any meeting of stockholders or Holders where such vote is to occur (or for any consent by written resolution), the necessary quorum for such vote (or consent) shall be at least two Persons holding or representing by proxy at least 50% in aggregate liquidation preference of the Convertible Preferred Stock entitled to vote on the relevant specified action.

If the Holders of Convertible Preferred Stock are entitled to vote on or take any action with respect to any matter, the Board of Directors may, in its discretion, determine that such vote or other action be taken by means of a written resolution of the Holders entitled to take such action. Unless authorized by the Board of Directors, the Holders shall have no right to act by written resolution, notwithstanding any provision of the Certificate of Incorporation, the By-laws, this Certificate of Designations or otherwise.

(d) Vote with Common Stock. The Holders:

(i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock, voting together with the holders of Common Stock (and not as a separate class or series), which shall include the right of the Holders to vote together with the holders of the Common Stock for the election of directors at any annual meeting,

(ii) shall be entitled to a number of votes equal to the number of votes to which Common Stock issuable upon conversion of such Convertible Preferred Stock would have been entitled if such Common Stock had been issued and outstanding at the time of the applicable vote and related record date, and

(iii) shall be entitled to notice of any stockholders meeting in accordance with the By-laws.

(e) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 12(b), (c) or (d) if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all issued and outstanding shares of Convertible Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 13.

Preemption.

The Holders shall not have any rights of preemption with regard to any shares of capital stock (including common stock and preferred shares).

Section 14.

Payments and Notices.

(a) Payment. Any payment due by the Company with respect to dividends, redemptions, fractional shares or other amounts on a day that is not a Business Day may be made on the next succeeding Business Day with the same force and effect as if made on the original due date, and without any interest due to any delay in payment.

(b) Notices. Any notices, deliveries or other actions required or permitted to be given, made or taken by the Company or any Holder hereunder on a particular day may be effected on the next succeeding Business Day with the same force and effect as if effected on the particular day.

Section 15.

Rank.

Notwithstanding anything set forth in the Certificate of Incorporation, the By-laws or this Certificate of Designations to the contrary, the Board of Directors or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue new or additional Junior Stock and Parity Stock. Neither the Board of Directors nor any committee thereof shall have the authority to create or issue any Senior Stock without the affirmative vote (or written consent) of the holders of a majority in aggregate Liquidation Preference of the outstanding Convertible Preferred Stock, voting (or consenting) separately as a class, as provided in Section 12(c).

Section 16.

Repurchase.

Subject to the limitations imposed herein and applicable Delaware law, the Company may purchase Convertible Preferred Stock from time to time to such extent, in such manner and upon such terms as the Board of Directors or any duly authorized committee thereof may determine; provided, however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or after such purchase would be, unable to pay its liabilities as they become due; and provided further that in the event that the Company beneficially owns any Convertible Preferred Stock, the Company will procure that voting rights in respect of such Convertible Preferred Stock are not exercised.

Section 17.

Unissued or Reacquired Shares.

Shares of Convertible Preferred Stock not issued or that have been issued and converted, redeemed or otherwise purchased or acquired by the Company shall be restored to the status of authorized but unissued preferred stock without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

Section 18.

No Sinking Fund.

Convertible Preferred Stock is not subject to the operation of a sinking fund.

Section 19.

Reservation of Common Stock.

(a) Sufficient Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of Convertible Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Convertible Preferred Stock then issued and outstanding. For purposes of this Section 19(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all issued and outstanding Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Use of Acquired Shares. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Convertible Preferred Stock, as herein provided, Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Free and Clear Delivery. All Common Stock delivered upon conversion of the Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Compliance with Law. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Company shall use its reasonable best efforts to comply with all laws and regulations thereunder requiring the approval of such delivery by any Regulatory Entities.

(e) Listing. The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other securities exchange or quotation system, the Company will, if permitted by the rules of such exchange or quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or quotation system, all the Common Stock issuable upon conversion of the Convertible Preferred Stock.

Section 20.

Transfer Agent, Conversion Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Convertible Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders (or otherwise pursuant to any applicable procedures of a Depositary).

Section 21.

Replacement Certificates.

(a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) Certificates Following Conversion. If physical certificates are issued, the Company shall not be required to issue any certificates representing the applicable Convertible Preferred Stock on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in Section 21(a), shall deliver the Common Stock pursuant to the terms of the Convertible Preferred Stock formerly evidenced by the certificate.

(c) Legends. Certificates for Convertible Preferred Stock and any Common Stock issued on conversion thereof may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

Section 22.

Form.

(a) Global Preferred Shares. Convertible Preferred Stock may, at the Company’s option, in its sole discretion, be issued in the form of one or more permanent global shares of Convertible Preferred Stock in definitive, fully registered form with a global legend in substantially the form attached hereto as Exhibit A (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. Global Preferred Shares shall be registered in the name of the Depositary, which shall be the Holder of such shares. This Section 22(a) shall apply only to a Global Preferred Stock deposited with or on behalf of the Depositary.

(b) Delivery to Depositary. If Global Preferred Shares are issued, the Company shall execute and the Registrar shall, in accordance with this Section 22, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of a nominee of the Depositary and (ii) shall be delivered by the Registrar to the Depositary or pursuant to instructions received from the Depositary or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar.

(c) Agent Members. If Global Preferred Shares are issued, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares. If Global Preferred Shares are issued, the Depositary may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Convertible Preferred Stock, this Certificate of Designations, the Certificate of Incorporation or the By-laws.

(d) Physical Certificates. Owners of beneficial interests in any Global Preferred Shares shall not be entitled to receive physical delivery of certificated Convertible Preferred Shares, unless (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for the Global Preferred Stock and the Company does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within 90 days or (z) the Company decides to discontinue the use of book-entry transfer through the Depositary. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive Convertible Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Such definitive Convertible Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(e) Signature. An Officer shall sign any Global Preferred Share for the Company, in accordance with the Company’s By-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent countersigned the Global Preferred Share, the Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns the Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature.

Section 23.

Taxes.

(a) Transfer Taxes. The Company shall pay any and all share transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of Convertible Preferred Stock or Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Convertible Preferred Stock, Common Stock or other securities in a name other than that in which the Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Convertible Preferred Stock (and on the Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 24.

Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (or by first-class mail if the same shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 717 Fifth Avenue, New York, New York 10022 (Attention: Corporate Secretary) or to the Transfer Agent at its office at Computershare Trust Company, N.A. 250 Royall Street, Canton, MA 02021 (Attention: Corporate Trust Office), or to any other agent of the Company designated to receive such notice as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the share record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given. Notwithstanding the foregoing, any notice given by the Company to Holders in respect of a Global Preferred Share pursuant to the applicable procedures of the Depositary shall be deemed to have been given effectively when so given.

Section 25.

Other Rights.

Except as specifically provided in Section 12 or as may be required by Delaware law, no holder of the Company’s common stock or preferred stock shall have any right under this Certificate of Designations, the Certificate of Incorporation or the By-laws to vote on or consent to any amendment, alteration or repeal of this Certificate of Designations. The Convertible Preferred Stock shall have no voting powers, preferences or special rights, and no qualifications, limitations or restrictions thereon, other than as set forth in this Certificate of Designations, the Certificate of Incorporation or By-laws, or as required by Delaware law.

Section 26.

Conflict.

To the extent the terms provided in this Certificate of Designations conflict with the terms contained in the By-laws, the terms provided in this Certificate of Designations shall prevail.

Exhibit A

FORM OF 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A

FACE OF SECURITY

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND THOSE ISSUABLE ON CONVERSION THEREOF) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY U.S. STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT, AND IN ACCORDANCE WITH ALL APPLICABLE U.S., STATE AND OTHER SECURITIES LAWS. THIS CERTIFICATE IS ISSUED PURSUANT TO AND IS SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF MAY 20, 2008 BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, COPIES OF WHICH ARE ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND THOSE ISSUABLE ON CONVERSION THEREOF) MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS, AND ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.

[IF GLOBAL PREFERRED SHARES ARE ISSUED: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number	Number of Convertible Preferred Stock

CUSIP NO.: [ ]

6% Cumulative Convertible Preferred Stock, Series A

(par value $1.00 per share)

of

MF GLOBAL HOLDINGS LTD.

MF Global Holdings Ltd., a Delaware corporation (the “Company”), hereby certifies that [            ] (the “Holder”) is the registered owner of [—]1 [    , or such number as is registered in the name of the Holder in the Company’s register of stockholders maintained by the Registrar]2 fully paid and non-assessable preferred stock of the Company designated the 6% Cumulative Convertible Preferred Stock, Series A, with a par value of $1.00 per share and a liquidation preference of the greater of (A) U.S.$ 100 per share (plus all accumulated and unpaid dividends thereon, whether or not declared) and (B) the amount such Holder would have received if such Holder converted all of its Convertible Preferred Stock as provided in the Certificate of Designations on the date of the liquidation, dissolution or winding up (the “Convertible Preferred Stock”).

The Convertible Preferred Stock is subject to the Certificate of Designations and the Certificate of Incorporation and By-laws of the Company and is transferable in accordance therewith. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated [—], 2010 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used, but not defined herein, shall have the meaning given to them in the Certificate of Designations.

Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

[1]	This phrase should be included only if the share certificate evidences certificated Convertible Preferred Stock.
[2]	This phrase should be included only if the share certificate evidences Global Preferred Shares.

Unless the Registrar has properly countersigned this certificate, the Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

MF GLOBAL HOLDINGS LTD.		Dated:

By:		COUNTERSIGNED AND REGISTERED:
Name:		COMPUTERSHARE TRUST COMPANY, N.A
Title:	Chief Executive Officer and Director	TRANSFER AGENT AND REGISTRAR

By:
AUTHORIZED SIGNATURE
By:
Name:	Jacqueline Giammarco
Title:	Corporate Secretary

REVERSE OF SECURITY

Dividends on each share of Convertible Preferred Stock shall be payable at the rate provided in the Certificate of Designations but only when, as and if declared by the Board of Directors as provided therein.

The Convertible Preferred Stock shall be convertible in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Convertible Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Convertible Preferred Stock carries voting rights as specified in the Certificate of Designations.

The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions on such powers, preferences and rights.

For value received,	hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

of the shares of Convertible Preferred Stock represented by the within Certificate, and such shares are subject to the Certificate of Designations, and the Certificate of Incorporation and By-laws of the Company and are transferable in accordance therewith.

Dated: 20

Signature:

Signature:

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Exhibit B

FORM OF DIRECTOR’S

ACCEPTANCE LETTER

TO: MF Global Holdings Ltd. (the “Company”)

Attn: The Corporate Secretary

I hereby accept and agree to my appointment or election as a Preferred Stock Director, in accordance with the Certificate of Designations of 6% Cumulative Convertible Preferred Stock, Series A of the Company, dated January     , 2010 (the “Certificate of Designations”). I hereby agree and acknowledge that my term of office shall immediately terminate (and I shall immediately resign as a Preferred Stock Director (as such term is defined in the Certificate of Designations) upon any request for resignation made by the Board of Directors) in accordance with Section 12 of the Certificate of Designations without further action being required on my part.

I designate the following telephone and facsimile numbers and e-mail address for service of notice of all directors’ meetings. Notice by telephone facsimile or e-mail to either of the said numbers or e-mail address will constitute good and sufficient notice to myself and I agree to advise you of any change in these particulars.

Tel:	[ ]

Fax:	[ ]

E-mail:	[ ]

Nationality:	[ ]

I hereby authorize you to enter my name and address in the register of Directors and Officers of the Company as follows:

[Name]
[Address]

[Name]

Annex B

FORM OF CERTIFICATE OF DESIGNATIONS

OF

9.75% NON-CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES B

OF

MF GLOBAL HOLDINGS LTD. (THE “COMPANY”)

Section 1. Designation.

The designation of the series of preferred stock shall be “9.75% Non-Cumulative Convertible Preferred Stock, Series B” (the “Convertible Preferred Stock”). Each share of Convertible Preferred Stock shall be identical in all respects to every share of Convertible Preferred Stock. The Convertible Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Section 2. Number of Shares.

The number of authorized shares of Convertible Preferred Stock shall be 1,500,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Convertible Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee thereof stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractions of shares of Convertible Preferred Stock.

Section 3. Definitions. As used herein with respect to Convertible Preferred Stock:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this Certificate of Designations, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 23(c).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Preferred Share or a beneficial interest therein, the rules and procedures of the Depositary for such Global Preferred Share, including Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Base Price” shall have the meaning set forth in Section 10(a).

“Beneficial Owner” and “Beneficially Own” shall mean a beneficial owner and beneficial ownership, respectively, as defined in Rule 13d-3 of the Exchange Act.

“Board of Directors” and “Board” mean the Board of Directors of the Company.

“Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

“By-laws” means the By-laws of the Company as amended from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company as amended from time to time.

“Closing Price” of the Common Stock on any date of determination means the last reported sale price of the Common Stock regular way on such date (or, if no such sale occurs on such date, the average of the reported closing bid and asked prices for such shares regular way on such date) on the Principal Market or, if there is no Principal Market for the Common Stock, the average of the closing bid and asked prices quoted for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or any similar organization, or if such closing prices are not so reported (or if the relevant price or prices required to be used to calculate the Closing Price as provided in this paragraph are not available in the relevant market on such date for any reason, the market price of the Common Stock on such date as determined by a nationally recognized investment banking firm retained by the Company for this purpose).

“Common Stock” means the common stock of the Company, par value $1.00 per share, or any other shares constituting the share capital of the Company into which the common stock shall be reclassified or changed.

“Common Stock Legend” has the meaning set forth in Section 24(g).

“Company” means MF Global Holdings Ltd., a Delaware corporation.

“Constituent Person” has the meaning set forth in Section 12(a).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Convertible Preferred Stock, and its successors and assigns.

“Conversion at the Option of the Company Date” has the meaning set forth in Section 8(c).

“Conversion Date” has the meaning set forth in Section 7(e).

“Conversion Price” at any time means, for each share of Convertible Preferred Stock, a dollar amount equal to $100 divided by the Conversion Rate, which initially is $10.45.

“Conversion Rate” means for each share of Convertible Preferred Stock, 9.5694 shares of Common Stock, subject to adjustment as set forth in Sections 9, 10 and 11.

“Convertible Preferred Stock” shall have the meaning set forth in Section 1.

“Current Market Price” as of any day means the average of the VWAP per share of the Common Stock on each of the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-date or other specified date with respect to the issuance or distribution requiring such computation (or such other date as is specified below), appropriately adjusted to take into account the occurrence during such period of any event described in Section 11. For the purpose of calculating the Current Market Price in Section 4(a)(ii), the 10 consecutive Trading Days shall end on the Trading Day before the date of payment. For the purpose of calculating the Current Market Price as used in the definition of Make-Whole Acquisition Price or Reference Price, the 10 consecutive Trading Days shall end on the Trading Day before the Make-Whole Acquisition Effective Date or the effective date of the Fundamental Change, as applicable.

“Depositary” means DTC or its nominee, or any successor depositary appointed by the Company or its nominee.

“Director Acceptance Letter” has the meaning set forth in Section 13(b)(ii).

“DTC” means The Depository Trust Company.

“Exchange Property” has the meaning set forth in Section 12(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-date” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other relevant securities trade without the right to receive such issuance or distribution.

“Expiration Date” has the meaning set forth in Section 11(a)(iv).

“Expiration Time” has the meaning set forth in Section 11(a)(iv).

“Fundamental Change” shall have the meaning set forth in Section 10(a).

“Global Preferred Shares” has the meaning set forth in Section 23(a).

“Holder” means, as to any share of Convertible Preferred Stock, the Person in whose name such share is registered, which may be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of such share for the purpose of making payment and settling the related conversions and for all other purposes. References herein to “holders” of any shares of preferred stock of the Company shall mean, insofar as such shares are shares of Convertible Preferred Stock, the Holders thereof.

“Junior Liquidation Stock” shall have the meaning set forth in the definition of “Junior Stock”.

“Junior Stock” means the Common Stock and any other class or series of shares of the Company now existing or hereafter authorized over which the Convertible Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company. Junior Stock over which the Convertible Preferred Stock has preference or priority in such distribution of assets is herein called “Junior Liquidation Stock”.

“Liquidation Preference” shall have the meaning set forth in Section 5(a).

“Make-Whole Acquisition” means the occurrence, prior to any Conversion Date, of the consummation of any consolidation, merger, binding share exchange or reclassification or similar transaction between the Company and another Person (other than any of the Company’s subsidiaries), or any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company and its consolidated subsidiaries to another Person (other than any of the Company’s subsidiaries), in each case pursuant to which all of the issued and outstanding Common Stock will be converted into cash, securities or other property other than pursuant to a transaction in which the Persons that Beneficially Owned, directly or indirectly, voting stock of the Company immediately prior to such transaction or transactions Beneficially Own, directly or indirectly, shares of voting stock representing a majority of the total voting power of all issued and outstanding classes of voting stock of the surviving or resulting Person immediately after the transaction or transactions; provided, however, that a Make-Whole Acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of common stock (or depositary receipts in respect of common stock) that are traded on a U.S. national securities exchange or securities exchange in the European Economic Area or that will be so traded when issued or exchanged in connection with a Make-Whole Acquisition.

“Make-Whole Acquisition Conversion” has the meaning set forth in Section 9(a).

“Make-Whole Acquisition Conversion Period” has the meaning set forth in Section 9(a).

“Make-Whole Acquisition Effective Date” has the meaning set forth in Section 9(a).

“Make-Whole Acquisition Share Price” means the consideration paid per share of Common Stock in a Make-Whole Acquisition. If such consideration consists only of cash, the Make-Whole Acquisition Share Price shall equal the amount of cash paid per share of Common Stock. If such consideration consists of any property other than cash, the Make-Whole Acquisition Share Price shall be the Current Market Price as of the Make-Whole Acquisition Effective Date.

“Make-Whole Shares” has the meaning set forth in Section 9(b).

“Market Disruption Event” means, on any day when the Common Stock is listed or admitted to trading or quoted on a securities exchange or quotation facility (whether U.S. national or regional or non-U.S.), any of the following events that occurs or continues to exist on such day:

(i) any suspension of, or limitation imposed on, trading by the Principal Market during the one-hour period prior to the close of trading for the regular trading session (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session) on the Principal Market on such day, and whether by reason of movements in price exceeding limits permitted by the Principal Market, or otherwise, relating to the Common Stock (specifically or among other shares generally) or to futures or options contracts relating to the Common Stock (specifically or among other shares generally) on the Principal Market;

(ii) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants, during the one-hour period prior to the close of trading for the regular trading session (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session) on the Principal Market on such day, to effect transactions in, or obtain market values for, the Common Stock (specifically or among other shares generally) on the Principal Market on such day or to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock (specifically or among other shares generally) on the Principal Market on such day; or

(iii) the principal exchange or quotation facility (whether or not the Principal Market) on which futures or options contracts relating to the Common Stock are listed or admitted to trading or quoted fails to open, or closes prior to its respective scheduled closing time, for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours), unless such earlier closing time is announced by such exchange or facility at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such day and (B) the submission deadline for orders to be entered into such exchange or facility for execution at the actual closing time on such day.

“Nonpayment” shall have the meaning set forth in Section 13(b)(i).

“Notice of Conversion at the Option of the Company” has the meaning set forth in Section 8(c).

“Officer” means the Chief Executive Officer, the Deputy Chief Executive Officer, the Chief Operating Officer, the Chief Administrative Officer, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed (i) by the Chief Executive Officer, the Deputy Chief Executive Officer, the Chief Operating Officer, the Chief Administrative Officer, the Chief Financial Officer, the Controller or the Chief Accounting Officer, and (ii) by the Treasurer, any Assistant Treasurer, the General Counsel and Corporate Secretary or any Assistant Secretary of the Company, and delivered to the Conversion Agent.

“Parity Dividend Stock” shall have the meaning set forth in the definition of “Parity Stock”.

“Parity Liquidation Stock” shall have the meaning set forth in the definition of “Parity Stock”.

“Parity Stock” means any class or series of shares of the Company hereafter authorized that ranks equally with the Convertible Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company. Parity Stock so ranking equally in the payment of dividends is herein called “Parity Dividend Stock”. Parity Stock so ranking equally in such distribution of assets is herein called “Parity Liquidation Stock”. Unless the context otherwise specifically requires, the Series A Shares shall be deemed Parity Dividend Stock, Parity Liquidation Stock and Parity Stock (subject to the Convertible Preferred Stock receiving non-cumulative dividends and the Series A Shares receiving cumulative dividends).

“Person” means a legal person, including any individual, company, corporation, estate, body corporate, partnership, limited liability company, trust, joint venture, association or other legal entity.

“Preferred Stock Director” has the meaning set forth in Section 13(b)(i).

“Principal Market” means, with respect to any day on which the Common Stock is listed or admitted to trading or quoted on any securities exchange or quotation facility (whether U.S. national or regional or non-U.S.), the principal such exchange or facility on which the Common Stock is so listed or admitted or so quoted.

“Purchased Stock” has the meaning set forth in Section 11(a)(iv).

“Quarterly Dividend Payment Date” shall have the meaning set forth in Section 4(a)(i).

“Quarterly Dividend Period” shall have the meaning set forth in Section 4(a)(i). References herein to “dividend periods” of any preferred stock of the Company shall mean, insofar as such shares are Convertible Preferred Stock, the Quarterly Dividend Period.

“Quarterly Dividend Record Date” shall have the meaning set forth in Section 4(a)(i).

“Quarterly Dividends” has the meaning set forth in Section 4(a)(i).

“Record Date” has the meaning set forth in Section 11(d).

“Reference Price” means the price paid per share of Common Stock in a Fundamental Change. If the holders of Common Stock receive only cash in the Fundamental Change, the Reference Price shall be the cash amount paid per share. Otherwise the Reference Price shall be the Current Market Price as of the effective date of the Fundamental Change.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Convertible Preferred Stock, and its successors and assigns.

“Regulation S” has the meaning set forth in Section 24(a).

“Regulatory Entities” means all governmental or self-regulatory authorities in the United States, Bermuda, the United Kingdom or elsewhere having jurisdiction over the Company or any of its Subsidiaries.

“Restricted Share Legend” means the Convertible Preferred Stock Legend or the Common Stock Legend, as applicable.

“Reorganization Event” has the meaning set forth in Section 12(a)(ii).

“Rule 144” has the meaning set forth in Section 24(a).

“Rule 144A” has the meaning set forth in Section 24(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Stock” means any class or series of shares of the Company now existing or hereafter authorized that has preference or priority over the Convertible Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Series A Shares” means the Cumulative Convertible Preferred Stock, Series A of the Company, which the Company has issued or may issue to J.C. Flowers II L.P. or its affiliates under the Investment Agreement dated as of May 20, 2008, as amended, between the Company and J.C. Flowers II L.P.

“Subsidiary” of any Person means those corporations, associations and other entities of which such Person owns or controls more than 50% of the outstanding equity securities either directly or through entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

“Trading Day” means, for purposes of determining a VWAP or Closing Price per share of Common Stock, a day on which the Principal Market is open for the transaction of business and on which a Market Disruption Event does not occur or exist, or if the shares of Common Stock are not listed or admitted to trading and are not quoted on any securities exchange or quotation facility, a Business Day.

“Transfer Agent” means Computershare Trust Company, N.A. acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Convertible Preferred Stock, and its successors and assigns.

“Voting Holders” shall have the meaning set forth in Section 13(b)(i).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average sale price per share of Common Stock on the Principal Market as displayed under the heading Bloomberg VWAP on Bloomberg page “MF Equity VWAP” (or any appropriate successor page) in respect of the period from the open of trading until the close of trading on the Principal Market on such Trading Day (or if such volume-weighted average price is unavailable or not provided for any reason, or there is no Principal Market for the Common Stock, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm retained for this purpose by the Company). When used with respect to any other securities, “VWAP” shall have the meaning set forth above with references to the price per share of Common Stock meaning the price per unit of such other securities, with references to Bloomberg page “MF Equity VWAP” meaning the applicable Bloomberg page displaying the volume-weighted average sale price per unit of such securities and references to the Principal Market meaning the principal exchange or other market in which such securities are then listed, quoted or traded. The VWAP during any period should be appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.

In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii) references to “$” or “dollars” means the lawful currency the United States of America;

(iii) references to “Section” are references to Sections of this Certificate of Designations;

(iv) references to the words “herein,” “hereof,” “hereto” and the like refer to this Certificate of Designations in its entirety;

(v) references to the words “include,” “includes” or “including” are used in this Certificate of Designations shall be deemed followed by the words “without limitation”; and

(vi) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

Section 4. Dividends.

(a) Quarterly Dividends.

(i) Holders shall be entitled to receive, if, as and when declared by the Board of Directors or any duly authorized committee thereof, but only out of assets legally available for the payment of dividends under Delaware law, non-cumulative dividends at a rate per year equal to 9.75% on the liquidation preference of $100 per share of Convertible Preferred Stock, and no more, payable quarterly in arrears (the “Quarterly Dividends”) on each February 15, May 15, August 15 and November 15 commencing on August 15, 2008; provided, however, if any such day is not a Business Day, then payment of any Quarterly Dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case payment of such Quarterly Dividend will occur on the immediately preceding Business Day (each such day on which Quarterly Dividends are payable, after giving effect to this proviso if applicable, a “Quarterly Dividend Payment Date”). The period from and including the date of issuance of the Convertible Preferred Stock or any Quarterly Dividend Payment Date to, but excluding, the next Quarterly Dividend Payment Date is a “Quarterly Dividend Period”. (It is understood that the number of days on which Quarterly Dividends may accrue in any Quarterly Dividend Period may increase or decrease pursuant to the proviso in the second preceding sentence, but no interest or other payment shall be due in respect of any payment date deferral pursuant to such proviso.) The record date for payment of Quarterly Dividends on the Convertible Preferred Stock will be the first day of the calendar month during which the Quarterly Dividend Payment Date falls or such other record date, if any, as may be fixed by the Board of Directors or any duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Payment Date (a “Quarterly Dividend Record Date”). Any such day that is a Quarterly Dividend Record Date will be a Quarterly Dividend Record Date whether or not such day is a Business Day. The amount of Quarterly Dividends payable will be computed on the basis of a 360-day year of twelve 30-day months.

(ii) Quarterly Dividends, may, at the option of the Company, be paid in cash or by issuing fully paid and non-assessable shares of Common Stock or by a combination thereof. If the Company elects to pay Quarterly Dividends in Common Stock, the number of shares of Common Stock to be paid in respect of such Quarterly Dividends will be calculated by dividing the amount of such payment by 95% of the Current Market Price as of the date such payment is made. In the event the Company elects to pay any Quarterly Dividends in Common Stock but determines, in its judgment, that it may not do so with respect to a particular Holder or Holders due to New York Stock Exchange rules, the Company may instead pay all or any part of such Quarterly Dividend to such Holder or Holders in the form of cash, notwithstanding that it pays such dividend to other Holders in Common Stock.

(iii) Provided that the Current Market Price is not greater than $150 (subject to adjustment as specified in Section 9(b)(ii)), if a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of Common Stock representing more than 50% of the voting power of the issued and outstanding shares of Common Stock and if a Make-Whole Acquisition has not and does not occur, the non-cumulative annual dividend described in Section 4(a)(i) shall be increased to 10.75% on the liquidation preference of $100 per share of Convertible Preferred Stock, and no more, until either (x) a Make-Whole Acquisition occurs or (y) the date the “person” or “group” described in this Section 4(a)(iii) ceases to Beneficially Own Common Stock representing more than 50% of the issued and outstanding voting power of the Common Stock. Upon the occurrence of either clause (x) or clause (y) in the prior sentence, the non-cumulative annual dividend described in Section 4(a)(i) shall revert to 9.75% on the liquidation preference of $100 per share of Convertible Preferred Stock, and no more.

(iv) If, at any time during the period beginning six months and ending one-year after June 25, 2008, we fail to timely file any document or report that we are required (after giving effect to any grace period provided by Rule 10-12b-25 under the Exchange Act) to file with the U.S. Securities and Exchange Commission, pursuant to Section 13 or Section 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K) (provided that the Company will have 14 days, in the aggregate, to cure all such missed filings) or the shares of Convertible Preferred Stock are not otherwise freely tradable by Holders other than the Company’s Affiliates during such period, the Company will make a onetime payment to the Holders of 0.25% of the liquidation preference of the Convertible Preferred Stock then issued and outstanding, on the Quarterly Dividend Payment Date following the late filing and the expiration of the cure period; provided, however, that after the 365th day from June 25, 2008, unless (x) the restrictive legend on the Convertible Preferred Stock and the Common Stock issuable upon conversion thereof has been removed and (y) such shares are freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by Holders other than the Affiliates of the Company, then the Company will increase the non-cumulative annual dividend described in Section 4(a)(i) by 0.25%. Upon the occurrence of both clause (x) and clause (y) in the prior sentence, the additional 0.25% increase to the non-cumulative annual dividend described in Section 4(a)(i) shall no longer be applied.

(b) Non-Cumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Convertible Preferred Stock for any Quarterly Dividend Period prior to the related Quarterly Dividend Payment Date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Convertible Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent Quarterly Dividend Period with respect to Convertible Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Company. Nor will any such undeclared dividends be payable upon any conversion of the Convertible Preferred Stock or any dissolution, liquidation or winding up of the Company. References herein to the “accrual” of dividends refer only to the determination of the amount of such Quarterly Dividend and do not imply that any right to a Quarterly Dividend arises prior to the date on which a Quarterly Dividend is declared.

(c) Priority of Dividends. So long as any Convertible Preferred Stock remains issued and outstanding, then, unless as to a Quarterly Dividend Payment Date full dividends on all outstanding shares of the Convertible Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment of those dividends has been set aside for the Quarterly Dividend Period then ending), the Company will not, and will cause its Subsidiaries not to, during the next succeeding Quarterly Dividend Period, declare, pay or set apart funds for any dividends or other distributions with respect to any Junior Stock or redeem, repurchase or otherwise acquire, or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto; provided, however, that the foregoing restrictions will not apply to:

(i) purchases, redemptions or other acquisitions of Junior Stock (and the payment of cash in lieu of fractional shares in connection therewith) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants of the Company or any Subsidiary;

(ii) purchases of Common Stock pursuant to a contractually binding requirement to buy shares existing prior to the commencement of the then-current Quarterly Dividend Period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by a broker-dealer subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by a broker or dealer subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The foregoing restriction, however, will not apply to any dividends paid in the form of Junior Stock where the powers, preferences and rights of the dividend shares are substantially the same as those of the shares on which the dividend is being paid.

For so long as any shares of Convertible Preferred Stock remain issued and outstanding, if dividends are not declared and paid in full for any Quarterly Dividend Period on the Convertible Preferred Stock and any Parity Dividend Stock, dividends declared on the Convertible Preferred Stock and such Parity Dividend Stock shall only be declared pro rata based upon the respective amounts that would have been paid on the Convertible Preferred Stock and such Parity Dividend Stock had dividends (including, if applicable, any arrearage and dividends accumulated in respect thereof) been declared and paid in full. The proportional dividend on Parity Stock, including the Series A Shares, that have cumulative dividend rights will take into account the amount of any accumulated but unpaid dividends and arrearage with respect to such shares.

Subject to the foregoing, such dividends payable in cash, shares or otherwise as may be determined by the Board of Directors, or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and Holders will not be entitled to participate in those dividends.

(d) Conversion Following a Record Date. If a Conversion Date for any Convertible Preferred Stock is prior to the close of business on a Quarterly Record Date for any declared dividend on such shares, the Holder of such shares will not be entitled to any such dividend. If the Conversion Date for any Convertible Preferred Stock is after the close of business on a Quarterly Record Date for any declared dividend on such shares, but prior to the corresponding Quarterly Dividend Payment Date, the Holder of such shares shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the Quarterly Dividend Payment Date. However, such Convertible Preferred Stock, upon surrender for conversion, must be accompanied by funds equal to the dividend on such Convertible Preferred Stock; provided that no such payment need be made (i) if the Company has issued a notice of conversion at its option of the Convertible Preferred Stock or (ii) if a conversion is made in connection with a Make-Whole Acquisition or Fundamental Change, in each case in accordance with the terms hereof.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Liquidation Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Convertible Preferred Stock upon liquidation and the rights of the Company’s creditors, to receive in full in respect of each share of Convertible Preferred Stock a liquidating distribution in the amount of the liquidation preference of $100 per share, plus any accrued dividends thereon from the last Quarterly Dividend Payment Date to, but excluding, the date of the liquidation, dissolution or winding up but only if and to the extent such accrued dividends have been declared by the Company’s board of directors (the “Liquidation Preference”). Accrued but undeclared dividends will not be payable on the Convertible Preferred Stock in such event. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the assets of the Company are not sufficient to pay the liquidating distributions payable with respect to the Convertible Preferred Stock and the Parity Liquidation Stock, the amounts paid to the Holders and to the holders of all Parity Liquidation Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled (including, if applicable, in the case of any cumulative Parity Liquidation Stock, any arrearage and dividends accumulated in respect thereof).

(c) Residual Distributions. If the respective aggregate liquidating distributions to which all Holders and all holders of any Parity Liquidation Stock are entitled have been paid, the holders of Junior Liquidation Stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

(d) Consolidation, Merger and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, lease or other disposition (for cash, stock, securities or other consideration) of all or substantially all of the assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the consolidation, merger, binding share exchange or reclassification or any similar transaction involving the Company (whether or not the Company is the surviving or resulting entity) be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Right of the Holders to Convert.

Each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Convertible Preferred Stock at any time into Common Stock at the then-applicable Conversion Rate per share of Convertible Preferred Stock (subject to the conversion procedures of Section 7), plus cash in lieu of fractional shares.

Section 7. Conversion Procedures.

(a) Conversion Date. Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted shares of Convertible Preferred Stock and such Convertible Preferred Stock shall cease to be issued and outstanding, in each case, subject to the right of Holders to receive any payments to which they are entitled pursuant to the terms hereof.

(b) Rights Prior to Conversion. No allowance or adjustment, except pursuant to Section 11, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on any applicable Conversion Date. Prior to the close of business on any applicable Conversion Date, Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any Convertible Preferred Stock shall not be deemed issued and outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding Convertible Preferred Stock, provided that nothing in this Section 7(b) shall be deemed to restrict or limit the rights of Holders under the terms of the Convertible Preferred Stock themselves, including the voting rights set forth in Section 13 and the rights to dividends and liquidating distributions set forth in Section 4 and Section 5, respectively.

(c) Reacquired Shares. Shares of Convertible Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Convertible Preferred Stock.

(d) Record Holder as of Conversion Date. The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of the shares of Convertible Preferred Stock shall be treated for all purposes as the record holder(s) of such Common Stock and/or securities as of the close of business on any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Convertible Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company or, in the case of global certificates, through book-entry transfer through the Depositary.

(e) Conversion Procedure. On the date of any conversion, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

(i) complete and manually sign the conversion notice provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;

(ii) surrender the shares of Convertible Preferred Stock to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay any share transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 24; and

(v) if required, pay funds equal to any declared and unpaid dividend payable on the next Quarterly Dividend Payment Date to which such Holder is entitled.

If a Holder’s interest is a beneficial interest in a global certificate representing Convertible Preferred Stock, in order to convert a Holder must comply with clauses (iii) through (v) listed above and comply with the Depositary’s procedures for converting a beneficial interest in a global security. The date on which a Holder complies with the applicable procedures in this Section 7(e) is the “Conversion Date”; provided that, if such date is not a Business Day or such compliance does not occur prior to the close of business on such date, the Conversion Date shall be the next Business Day. The Conversion Agent shall, on a Holder’s behalf, convert the Convertible Preferred Stock into Common Stock, in accordance with the terms of the notice delivered by such Holder described in clause (i) above (or otherwise pursuant to any applicable Depositary procedures).

Section 8. Conversion at the Option of the Company.

(a) Company Conversion Right. At any time or from time to time on or after July 1, 2018 if, for any 20 Trading Days (whether or not consecutive) within a period of 30 consecutive Trading Days ending on the Trading Day preceding the date the Company delivers a Notice of Conversion at the Option of the Company, the Closing Price of the Common Stock exceeds 250% of the then-applicable Conversion Price of the Convertible Preferred Stock, the Company shall have the right, at its option, to cause some or all of the Convertible Preferred Stock to be converted into Common Stock at the then-applicable Conversion Rate, plus cash in lieu of fractional shares.

(b) Partial Conversion. If the Company elects to cause less than all the Convertible Preferred Stock to be converted under Section 8(a), the Conversion Agent shall select the Convertible Preferred Stock to be converted on a pro rata basis, by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable, including any method required by the Conversion Agent. If the Conversion Agent selects a portion of a Holder’s Convertible Preferred Stock for partial conversion at the option of the Company and such Holder converts a portion of its Convertible Preferred Stock, the converted portion will be deemed to be the portion selected for conversion at the option of the Company under this Section 8.

(c) Conversion Procedure. In order to exercise the conversion right described in this Section 8, the Company shall provide notice of such conversion to each Holder (such notice, a “Notice of Conversion at the Option of the Company”). The Conversion Date shall be a date selected by the Company (the “Conversion at the Option of the Company Date”) and shall be no more than 20 days after the date on which the Company provides such Notice of Conversion at the Option of the Company. In addition to any information required by applicable law or regulation, the Notice of Conversion at the Option of the Company shall state, as appropriate:

(i) the Conversion at the Option of the Company Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of the Convertible Preferred Stock and, if fewer than all the shares of a Holder are to be converted, the number of the Holder’s shares to be converted;

(iii) in reasonable detail, the calculations and supporting data used by the Company in its determination that it had the right to effect such conversion; and

(iv) the total number of shares of Convertible Preferred Stock to be converted.

Notwithstanding the foregoing, (x) if the shares of Convertible Preferred Stock are held in book-entry form through a Depositary, the Company may give such notice in any manner permitted by the Depositary and (y) the Holder shall have the right to exercise its right to convert pursuant to Section 6 hereof at any time prior to the Conversion at the Option of the Company Date, and the exercise by the Holder of such right shall supersede and prevail over the exercise by the Company of its rights under this Section 8.

Section 9. Conversion Upon Make-Whole Acquisition

(a) Make-Whole Acquisition Conversion. In the event of a Make-Whole Acquisition, each Holder shall have the option to convert its Convertible Preferred Stock in whole or in part as provided in Section 6 (a “Make-Whole Acquisition Conversion”) during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 days after the Make-Whole Acquisition Effective Date and receive an additional number of shares of Common Stock in the form of Make-Whole Shares as set forth in Section 9(b) below.

(b) Number of Make-Whole Shares. The number of “Make-Whole Shares” shall be determined for the Convertible Preferred Stock by reference to the table below for the applicable Make-Whole Acquisition Effective Date and the applicable Make-Whole Acquisition Share Price:

Common Stock Price

Effective Date	$7.53	$9.00	$10.45	$13.00	$15.00	$20.00	$25.00	$30.00	$40.00	$50.00	$60.00	$80.00	$150.00
June 20, 2008	3.7108	3.5800	3.2393	2.5398	2.1576	1.5365	1.1639	0.9146	0.6049	0.4186	0.2093	0.1046	0.0523
July 1, 2009	3.7108	3.5071	2.9797	2.3376	1.9867	1.4166	1.0745	0.8457	0.5613	0.3903	0.1951	0.0976	0.0488
July 1, 2010	3.7108	3.1794	2.7018	2.1203	1.8025	1.2862	0.9764	0.7699	0.5117	0.3568	0.1784	0.0892	0.0446
July 1, 2011	3.7108	3.1673	2.3880	1.8745	1.5939	1.1379	0.8643	0.6819	0.4539	0.3171	0.1585	0.0793	0.0396
July 1, 2012	3.7108	3.1583	2.3804	1.5943	1.3555	0.9676	0.7348	0.5796	0.3856	0.2692	0.1346	0.0673	0.0337
July 1, 2013	3.7108	3.1514	2.3766	1.2719	1.0801	0.7690	0.5823	0.4578	0.3023	0.2090	0.1045	0.0522	0.0261
July 1, 2014	3.7108	3.1448	2.3728	1.4359	0.7644	0.5411	0.4070	0.3177	0.2060	0.1390	0.0695	0.0347	0.0174
July 1, 2015	3.7108	3.1410	2.3687	1.2673	0.7610	0.4349	0.2001	0.1507	0.0890	0.0445	0.0223	0.0111	0.0056
July 1, 2016	3.7108	3.1374	2.3668	1.2660	0.7612	0.3806	0.1903	0.0952	0.0476	0.0238	0.0119	0.0059	0.0030
July 1, 2017	3.7108	3.1352	2.3638	1.2654	0.7595	0.3616	0.1722	0.0820	0.0391	0.0186	0.0089	0.0042	0.0020
July 1, 2018	3.7108	3.1316	2.3614	1.2630	0.7602	0.3305	0.1437	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
Thereafter	3.7108	3.1316	2.3614	1.2630	0.7602	0.3305	0.1437	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(i) The exact Make-Whole Acquisition Share Prices and Make-Whole Acquisition Effective Dates may not be set forth on the table, in which case:

(A) if the Make-Whole Acquisition Share Price is between two Make-Whole Acquisition Share Price amounts on the table or the Make-Whole Acquisition Effective Dates are between two dates on the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Make-Whole Acquisition Share Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a 365-day year;

(B) if the Make-Whole Acquisition Share Price is in excess of $150 per share (subject to adjustment pursuant to Section 11), no Make-Whole Shares will be issued upon conversion of the Convertible Preferred Stock; and

(C) if the Make-Whole Acquisition Share Price is less than $7.53 per share (subject to adjustment pursuant to Section 11), no Make-Whole Shares will be issued upon conversion of the Convertible Preferred Stock.

(ii) The Make-Whole Acquisition Share Prices set forth in the table above (and the dollar amounts specified in Clauses (B) and (C) above and in Section 4(a)(iii) and Section 13(d)) are subject to adjustment pursuant to Section 11 and shall be adjusted as of any date the Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Share Prices (and the adjusted other dollar amounts) will equal the Make-Whole Acquisition Share Prices (or the adjusted other dollar amounts, as applicable) applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Make-Whole Acquisition Share Prices (or other dollar amounts, as applicable) adjustment and the denominator of which is the Conversion Rate as so adjusted. Each of the number of Make-Whole Shares in the table shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 11.

(c) Initial Make-Whole Acquisition Notice. On or before the twentieth day prior to the date on which the Company anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Company, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Company. Such notice shall contain:

(i) the date on which the Make-Whole Acquisition is anticipated to be effected, and whether such Make-Whole Acquisition is anticipated to be a Fundamental Change; and

(ii) the date, which shall be 30 days after the anticipated Make-Whole Acquisition Effective Date, by which the Make-Whole Acquisition Conversion option must be exercised.

(d) Second Make-Whole Acquisition Notice. On the Make-Whole Acquisition Effective Date, another written notice shall be sent by or on behalf of the Company, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Company. Such notice shall contain:

(i) the date that shall be 30 days after the Make-Whole Acquisition Effective Date;

(ii) the number of Make-Whole Shares, and if such Make-Whole Acquisition is a Fundamental Change, the Base Price;

(iii) the amount of cash, securities and other consideration payable per share of Common Stock and per share of Convertible Preferred Stock; and

(iv) the instructions a Holder must follow to exercise its conversion option in connection with such Make-Whole Acquisition, including pursuant to Section 10, if applicable.

(e) Make-Whole Acquisition Conversion Procedure. To exercise a Make-Whole Acquisition Conversion option, a Holder must, no later than 5:00 p.m., New York City time, on or before the date by which the Make-Whole Acquisition Conversion option must be exercised as specified in the notice delivered under Section 9(d) above, comply with the procedures set forth in Section 7(e) and indicate that it is exercising its Make-Whole Acquisition Conversion option.

(f) Unconverted Shares Remain Issued and Outstanding. If a Holder does not elect to exercise the Make-Whole Acquisition Conversion option pursuant to this Section 9, the Convertible Preferred Stock or successor security held by it, to the extent such Holder does not make such election, will remain issued and outstanding (subject to such Holder electing to exercise its Fundamental Change conversion option, if any, in accordance with Section 10).

(g) Delivery Following Make-Whole Acquisition Conversion. Upon a Make-Whole Acquisition Conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder in the written notice provided to the Company or its successor as set forth in Section 7(d) above, deliver to the Holder such cash, securities or other property as are issuable with respect to Make-Whole Shares in the Make-Whole Acquisition.

(h) Partial Make-Whole Acquisition Conversion. In the event that a Make-Whole Acquisition Conversion is effected with respect to the Convertible Preferred Stock or a successor security representing less than all Convertible Preferred Stock or a successor security held by a Holder, upon such Make-Whole Acquisition Conversion the Company or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to such Holder, at the expense of the Company or its successors, a certificate evidencing the Convertible Preferred Stock or such successor security held by the Holder as to which a Make-Whole Acquisition Conversion was not affected.

Section 10. Conversion Upon Fundamental Change.

(a) Fundamental Change Conversion. If the Reference Price in connection with a Make-Whole Acquisition is less than the Conversion Price (a “Fundamental Change”), a Holder may convert each share of Convertible Preferred Stock during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of such Fundamental Change at an adjusted Conversion Price equal to the greater of (1) the Reference Price and (2) $3.77, subject to adjustment as described in clause (b) below (as adjusted, the “Base Price”).

(b) Base Price Adjustment. The Base Price shall be adjusted as of any date the Conversion Rate of the Convertible Preferred Stock is adjusted pursuant to Section 11. The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Base Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

(c) Fundamental Change Conversion Procedure. To exercise its conversion option upon a Fundamental Change, a Holder must, no later than 5:00 p.m., New York City time, on or before the date by which the conversion option upon the Fundamental Change must be exercised as specified in the notice delivered under Section 9(d) above, comply with the procedures set forth in Section 7(e) and indicate that it is exercising its Fundamental Change conversion option.

(d) Unconverted Shares Remain Outstanding. If a Holder does not elect to exercise its conversion option upon a Fundamental Change pursuant to this Section 10, the Convertible Preferred Stock or successor security held by it will remain outstanding (subject to such Holder electing to exercise its Make-Whole Acquisition Conversion option, if any, in accordance with Section 9).

(e) Delivery Following Fundamental Change Conversion. Upon a conversion upon a Fundamental Change, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder in the written notice provided to the Company or its successor as set forth in Section 7(d) above, deliver to the Holder such cash, securities or other property as are issuable with respect to the adjusted Conversion Price following the Fundamental Change.

(f) Partial Fundamental Change Conversion. In the event that a conversion upon a Fundamental Change is effected with respect to Convertible Preferred Stock or a successor security representing less than all the Convertible Preferred Stock or a successor security held by a Holder, upon such conversion the Company or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to such Holder, at the expense of the Company, a certificate evidencing the Convertible Preferred Stock or such successor security held by the Holder as to which a conversion upon a Fundamental Change was not effected.

Section 11. Anti-Dilution Adjustments.

(a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(i) the issuance of Common Stock as a dividend, bonus shares or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR 0 x (OS 1 / OS 0)

where,

CR 0	=	the Conversion Rate in effect at the close of business on the Record Date

CR 1	=	the Conversion Rate in effect immediately after the Record Date

OS 0	=	the number of shares of Common Stock issued and outstanding at the close of business on the Record Date prior to giving effect to such event

OS [1]	=	the number of shares of Common Stock that would be issued and outstanding immediately after, and solely as a result of, such event

(ii) the issuance to all holders of Common Stock of rights or warrants (including convertible securities) entitling them for a period expiring 60 calendar days or less from the date of issuance of such rights or warrants to purchase Common Stock at an exercise price per share less than (or having a conversion price per share less than) the Current Market Price as of the Record Date, in which event the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR 0 x [(OS 0 + X) / (OS 0 + Y)]

where,

CR 0	=	the Conversion Rate in effect at the close of business on the Record Date

CR [1]	=	the Conversion Rate in effect immediately after the Record Date

OS 0	=	the number of shares of Common Stock issued and outstanding at the close of business on the Record Date

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants (or upon conversion of such securities)

Y	=	the aggregate price payable to exercise such rights or warrants (or the aggregate conversion price for such securities paid upon conversion) divided by the average of the VWAP of the Common Stock over each of the ten consecutive Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights

However, the Conversion Rate will be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration; provided that such readjustment shall not have any effect on shares of Convertible Preferred Stock that had been converted prior to such readjustment or on the Common Stock issued pursuant thereto, and such readjustment shall apply only to such Convertible Preferred Stock that remains outstanding at the time of such readjustment.

(iii) the dividend or other distribution to all holders of Common Stock of shares of the Company (other than Common Stock), rights or warrants (including convertible securities) to acquire shares of the Company, evidences of its indebtedness or its assets (excluding any dividend, distribution or issuance covered by clause (i) or (ii) above or (iv) or (v) below) in which event the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR 0 x [SP 0 / (SP 0 – FMV)]

where,

CR 0	=	the Conversion Rate in effect at the close of business on the Record Date

CR 1	=	the Conversion Rate in effect immediately after the Record Date

SP 0	=	the Current Market Price as of the Record Date

FMV	=	the fair market value (as reasonably determined by the Board of Directors) on the Record Date of the shares of the Company, rights or warrants, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend, bonus shares or other distribution on the Common Stock consists of shares of, or similar equity interests in, a Subsidiary or other business unit of the Company (e.g., a spin-off), or consists of any other securities, that are, or, when issued, will be, traded on a securities exchange or quoted on a quotations facility in the U.S. or elsewhere, then the Conversion Rate will instead be adjusted based on the following formula:

CR 1 = CR 0 x (FMV 0 + MP 0) / MP 0

where,

CR 0	=	the Conversion Rate in effect at the close of business on the Record Date

CR [1]	=	the Conversion Rate in effect immediately after the Record Date

FMV 0	=	the average of the VWAP of the shares, similar equity interests or other securities distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such shares, similar equity interests or other securities on the principal exchange or other market on which they are then listed, quoted or traded

MP 0	=	the average of the VWAP of the Common Stock over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the principal exchange or other market on which shares of Common Stock are then listed or quoted

(iv) the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash that is distributed as part of a distribution referred to in clause (iii) above, and (b) any consideration payable in connection with a tender or exchange offer made by the Company or any Subsidiaries referred to in clause (v) below, in which event, the conversion rate will be adjusted based on the following formula:

CR 1 = CR 0 x [SP 0 ÷ (SP 0 – C)]

where,

CR 0	=	the conversion rate in effect at the close of business on the Record Date

CR [1]	=	the conversion rate in effect immediately after the Record Date

SP 0	=	the current market price of Common Stock as of the Record Date

C	=	the amount in cash per share the Company distributes to holders as described in paragraph (iv) above excluding any cash described in clauses (a) and (b) above.

(v) the Company or one or more of its Subsidiaries make purchases of Common Stock pursuant to a tender or exchange offer by the Company or a Subsidiary of the Company for Common Stock to the extent (as reasonably determined by the Board of Directors) that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the VWAP per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR 0 x [[FMV + (SP 1 x OS 1 )] / (SP 1 x OS 0)]

where,

CR 0	=	the Conversion Rate in effect at the close of business on the Expiration Date

CR [1]	=	the Conversion Rate in effect immediately after the Expiration Date

FMV	=	the fair market value (as reasonably determined by the Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Stock”)

OS [1]	=	the number of shares of Common Stock issued and outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) (treating all Purchased Stock as outstanding at the Expiration Time), less any Purchased Stock

OS 0	=	the number of shares of Common Stock issued and outstanding at the Expiration Time, including any Purchased Stock

SP [1]	=	the average of the VWAP of the Common Stock over each of the ten consecutive Trading Days commencing on the Trading Day immediately after the Expiration Date.

(b) Calculation of Adjustments. Each adjustment to the Conversion Rate shall be calculated by the Company as soon as reasonably practicable after the event requiring such adjustment has been consummated (and all factors necessary to calculate such adjustment are known), in each case to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). Notwithstanding anything herein to the contrary, except in the case of a combination or reverse share split of Common Stock pursuant to Section 11(a)(i), in no case will any adjustment be made if it would result in a decrease to the then effective Conversion Rate. No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made, and are not made, will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment of less than one percent that has not been made will be made upon (x) the effective date of a Make-Whole Acquisition and (y) any Conversion Date.

(c) When No Adjustment Required.

(i) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.

(ii) No adjustment of the Conversion Rate need be made as a result of: (A) the issuance of the rights; (B) the distribution of separate certificates representing the rights; (C) the exercise or redemption of the rights in accordance with any rights agreement; or (D) the termination or invalidation of the rights, in each case, pursuant to the Company’s shareholder rights plan existing on the date of hereof, as amended, modified or supplemented from time to time, or any newly adopted shareholder rights plans; provided, however, that to the extent that the Company has a shareholder rights plan in effect on a Conversion Date

(including the Company’s rights plan existing on the date hereof), the Holder shall receive, in addition to the Common Stock, the rights under such rights plan, unless (for the existing plan or a future plan with substantially similar provisions), prior to any such Conversion Date, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company made a distribution to all holders of Common Stock or evidences of its indebtedness or its assets as described in Section 11(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of the rights.

(iii) No adjustment to the Conversion Rate need be made:

(A) upon the issuance of any Common Stock pursuant to any present or future customary plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment, at market prices, of additional optional amounts in Common Stock; or

(B) upon the issuance of any Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or other Affiliates.

(iv) No adjustment to the Conversion Rate need be made for a change in the par value or no par value of the Common Stock.

(v) No adjustment to the Conversion Rate will be made to the extent that such adjustment would result in the Conversion Price being less than the par value of the Common Stock.

(vi) Notwithstanding any other provision herein to the contrary, no adjustment shall be made in respect of an event otherwise requiring an adjustment under this Section 11 except to the extent such event is actually consummated.

(d) Record Date. For purposes of this Section 11, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(e) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to such Conversion Rate as so adjusted.

(f) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 11 under more than one subsection hereof, such event, to the extent taken into account in any adjustment, shall not result in any other adjustment hereunder.

(g) Other Adjustments. The Company may, but shall not be required to, make such increases in the Conversion Rate, in addition to those required by this Section 11, as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any dividend or distribution of shares or issuance of rights or warrants to purchase or subscribe for shares or from any event treated as such for income tax purposes or for any other reason.

(h) Notice of Adjustments. Whenever a Conversion Rate is adjusted as provided under this Section 11, the Company shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, within 10 Business Days after becoming so aware) or, if the Company makes an adjustment pursuant to Section 11(g), within 10 Business Days after such adjustment:

(i) compute the adjusted applicable Conversion Rate in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officers’ Certificate setting forth such adjusted applicable

Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(i) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature, extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 11(h) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property, that may at the time be issued or delivered with respect to any Convertible Preferred Stock; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any Common Stock pursuant to a the conversion of Convertible Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.

(j) Fractional Shares. No fractions of shares of Common Stock will be issued to holders of the Convertible Preferred Stock upon conversion. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the Convertible Preferred Stock being converted, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date.

Section 12. Adjustment for Reorganization Events.

(a) Reorganization Events. In the event of:

(i) any consolidation, merger, binding share exchange or reclassification involving the Company in which all or substantially all outstanding shares of Common Stock are converted into or exchanged for cash, securities or other property of the Company or another Person; or

(ii) the completion of any sale or other disposition in one transaction or a series of transactions of all or substantially all the assets of the Company to another Person;

each of which is referred to as a “Reorganization Event,” each share of Convertible Preferred Stock issued and outstanding immediately prior to such Reorganization Event will, without the consent of the holders of the Convertible Preferred Stock, become convertible into the kind and amount of securities, cash and other property, if any (the “Exchange Property”), receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distributions thereon that have a record date that is prior to the applicable Conversion Date) per share of Common Stock by a holder of Common Stock that is not a Person with which the Company effected such consolidation, merger, binding share exchange or reclassification, or to which such sale or other disposition was made, as the case may be (each of the Company and any such other Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates and non-Affiliates of the Company; provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof (due to elections or otherwise), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock (other than Constituent Persons and Affiliates thereof) that affirmatively make an election (or of all such holders if none make an election) (and if holders of Common Stock (other than Constituent Persons and their Affiliates) may elect the kind and amount of securities, cash and other property so receivable, each Holder shall have the same election right with respect to the Exchange Property receivable upon conversion after the Reorganization Event, provided such Holder notifies the Company of its election in writing prior to the Reorganization Event). On each Conversion Date following a Reorganization Event, the Conversion Rate then in effect will be applied to the Exchange Property received per share of Common Stock, as determined in accordance with this Section 12.

(b) Successive Reorganization Events. The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 9 shall apply to any securities of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(c) Reorganization Event Notice. The Company (or any successor) shall, within 20 days after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kinds and amounts of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.

Section 13. Voting Rights.

(a) General. The Holders shall not be entitled to vote on, consent to or take any other action with respect to any matter, whether pursuant to this Certificate of Designations, the Certificate of Incorporation, the By-laws or otherwise, except as set forth in Section 13(b) or 13(c) below or as required by Delaware law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Convertible Preferred Stock, or on any other class or series of Parity Dividend Stock, have not been paid in an aggregate amount equal, as to any particular class or series, to at least six Quarterly Dividend Periods, whether consecutive or not (a “Nonpayment”), (A) the Board of Directors shall resolve to increase the number of directors constituting the Board of Directors by two and nominate two individuals as directors to fill such new vacancies and (B) the Holders, together with the holders of any and all classes and series of Parity Dividend Stock having “like voting rights” (i.e., being similarly entitled to vote for two additional directors at such time) (the Holders and any such other holders, collectively, the “Voting Holders”), shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect to the Board of Directors two additional directors from among such nominees, in the manner provided in this Section 13(b). Each such director elected by the Voting Holders pursuant to this Section 13(b) is herein called a “Preferred Stock Director.” At no time shall the Board of Directors include more than two Preferred Stock Directors.

(ii) Nomination. At any time when the Voting Holders are entitled to elect a Preferred Stock Director pursuant to this Section 13(b), any one or more of the Holders holding at least a majority in aggregate Liquidation Preference of the Convertible Preferred Stock then issued and outstanding and entitled to nominate under the terms of such shares, and/or any one or more holders of any other class or series of Parity Dividend Stock having like voting rights then issued and outstanding, shall have the right to recommend individuals to the Company to serve as Preferred Stock Directors. Such recommendations shall be in writing and shall be accompanied by a Director Acceptance Letter in the form attached hereto as Exhibit A (“Director Acceptance Letter”), from and signed by each such recommended individual and such background and other information about each such individual as the Company may reasonably request to ensure compliance with applicable disclosure and other considerations pursuant to applicable law and customary practice. The Board of Directors (excluding Preferred Stock Directors) will nominate the individuals so recommended for each Preferred Stock Director to be elected. The Board of Directors shall submit each recommended individual who it nominates pursuant to this Section 13(b)(ii) to the Voting Holders for election as a Preferred Stock Director as provided below.

(iii) Election; Vacancy. The election of the Preferred Stock Directors by the Voting Holders may take place at any general meeting of stockholders, or at any special meeting of Voting Holders, called at the request of the Voting Holders of at least 20% of the issued and outstanding Convertible Preferred Stock or any such other class or series having like voting rights (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), held separately from other stockholders, or by means of a written resolution of the Voting Holders in lieu of a meeting thereof, in each case as the Board of Directors may determine in its reasonable discretion. The Preferred Stock Directors shall be so elected by a plurality of the votes cast at the relevant meeting (or, if the election is effected by written resolution, by the Voting Holders constituting a quorum, which shall also be the required voting threshold for purposes of such a written resolution), in each case whether or not the number of nominees exceeds the number of individuals to be elected. Each of the Preferred Stock Directors elected hereunder shall serve as a director until the next annual meeting of stockholders, or until the earlier of such time as he or she resigns, retires, dies or is removed or the special voting right pursuant to this Section 13(b) terminates. The Board of Directors shall nominate individuals to succeed such individuals as the Preferred Stock Directors, in each case from among recommendations of the Voting Holders, all as provided in Section 13(b)(ii); provided that such recommendations may include any such individuals whose service has ended and, in lieu of selecting nominees from any such recommendations, the Board of Directors may, in its discretion, nominate any or both of such individuals whose service has ended (if willing to serve) for another term as a Preferred Stock Director. Each Preferred Stock Director shall agree, in the Director Acceptance Letter, to resign as such director when his or her term otherwise ends pursuant to any removal or termination of the special voting right as provided in this Section 13(b). In case any vacancy in the office of a Preferred Stock Director occurs due to resignation, retirement, death or removal, the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, in an election by Voting Holders as provided above for an initial election. All determinations and other actions to be made or taken by the Board of Directors with regard to Preferred Stock Directors pursuant to this Section 13(b) shall be taken by the Board of Directors excluding the Preferred Stock Directors, who shall not be entitled to vote with respect to such actions (and thus shall not be included for the purpose of applying any quorum and voting requirements applicable to such actions). The Company will use reasonable best efforts to cause the individuals nominated to be elected as soon as practicable which will include for the avoidance of doubt, the initial election of any Preferred Stock Director, and the election of Preferred Stock Directors at any subsequent annual meeting following the initial election of any Preferred Stock Director. Subject to the foregoing, each of the Preferred Stock Directors shall have one vote as a director.

(iv) Notice of Special Meeting; Quorum. The Company shall as soon as practicable, and in no case more than 30 days after the Board of Directors has selected the nominees as provided above, submit such nominees to the Voting Holders for election either (i) at a general meeting of stockholders, (ii) at a special meeting of Voting Holders or (iii) by written resolution, as determined by the Board of Directors in its reasonable discretion. Notice for a special meeting of Voting Holders may be given in the same manner as that provided in the By-laws for a special meeting of the stockholders. If the Company fails to give notice of a meeting of stockholders or Voting Holders, or to seek a written resolution of Voting Holders, to elect the Preferred Stock Directors within 30 days after the Board of Directors has selected the nominees for such election as provided above, any Voting Holders entitled to recommend individuals for election as a Preferred Stock Director shall be entitled (at the Company’s expense) to call such a meeting or seek such a written resolution to elect such nominees selected by the Board of Directors, and for that purpose will have access to the register of stockholders of the Company. At any meeting of stockholders, or any special meeting of Voting Holders, at which the Voting Holders have the right to elect the Preferred Stock Directors, or at any adjournment thereof, the presence of at least two Persons holding or representing by proxy at least 50% in aggregate liquidation preference of the Convertible Preferred Stock and all other classes and series of Parity Dividend Stock having like voting rights, in each case at the time issued and outstanding, will be required to constitute a quorum for the election of any Preferred Stock Director. (Such quorum requirement shall also apply with respect to any election of Preferred Stock Directors to be effected with the consent of Voting Holders given in a written resolution.) At any general meeting of stockholders or adjournment thereof, the absence of such a quorum of Voting Holders will not prevent the election of directors other than the Preferred Stock Directors, and the absence of a quorum for the election of such other directors will not prevent the election of the Preferred Stock Directors. The Company may fix a date as the record date for the purpose of determining the issued and outstanding preferred stock of any class or series, and the Holders and other holders thereof entitled to elect the Preferred Stock Directors.

(v) Election to Board. For the avoidance of doubt, an individual who is elected a Preferred Stock Director by the Voting Holders pursuant to this Section 13(b) is not a director unless he or she is appointed by the Board of Directors, or elected by the stockholders, to the Board pursuant to the By-laws. Therefore, unless such election is effective, once a Preferred Stock Director is elected by the Voting Holders pursuant to this Section 13(b), the Company shall use its reasonable best efforts to cause such Preferred Stock Director to be appointed by the Board, or elected by the stockholders, to the Board of Directors pursuant to the By-laws as soon as practical.

(vi) Termination; Removal. Whenever the Company has paid full dividends for at least four consecutive Quarterly Dividend Periods on the Convertible Preferred Stock and any other class or series of Parity Dividend Stock, and has paid dividends in full on any class or series of Parity Dividend Stock (including, if applicable, in the case of any cumulative Parity Dividend Stock, any arrearage and dividends accumulated in respect thereof), then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any Nonpayment in respect of future Quarterly Dividend Periods). The terms of office of the Preferred Stock Directors will immediately terminate, and the Board of Directors shall resolve to reduce the number of directors constituting the Board of Directors by two. In addition, any Preferred Stock Director may be removed at any time with cause by Voting Holders holding a majority in aggregate Liquidation Preference of the aggregate liquidation preference of the Convertible Preferred Stock, together with all classes and series of Parity Dividend Stock having like voting rights, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, at a general meeting of stockholders or a special meeting of Voting Holders called by the Company as provided in Section 13(b)(iv) above. In addition, if the Board of Directors determines in its discretion at any time that there is cause for the stockholders to remove such director, the Board of Directors may in its discretion request that such director resign from the Board and may require that such director, as a condition to his or her initial election, agree in writing pursuant to his or her Director Acceptance Letter (as provided in Exhibit A hereto) to resign upon any such request. Upon the removal of any Preferred Stock Director, the vacancy shall be filled in the manner set forth in Section 13(b)(iii). Notwithstanding the foregoing, if at any time there are no shares of Convertible Preferred Stock issued and outstanding, each Preferred Stock Director’s term shall automatically terminate and no directors shall thereafter be appointed or elected pursuant to this Section 13.

(c) Senior Issuances; Adverse Changes. So long as any shares of Convertible Preferred Stock are issued and outstanding, the Company may not consummate any action specified in clauses (i) or (ii) below without the vote or consent of the Holders of a majority in aggregate Liquidation Preference of the Convertible Preferred Stock, together with all classes and series of the Company’s preferred stock ranking equally with the Convertible Preferred Stock and entitled to vote thereon (other than any such series of preferred stock that by its terms entitles the holders thereof to vote as a separate class), in each case at the time issued and outstanding and all voting or consenting as a single class, to the exclusion of the holders of Common Stock, and whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Certificate of Incorporation or By-laws or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Convertible Preferred Stock so as to affect them adversely;

(ii) any authorization or creation of, or increase in the authorized amount of, any Senior Stock;

provided, however, that (1) any increase in the amount of the authorized or issued, or any creation of, shares of Convertible Preferred Stock or any authorization, issuance or creation of any securities convertible into, or exercisable or exchangeable for, shares of Convertible Preferred Stock or (2) any increase in the amount of the authorized or issued, or any creation of, any other preferred stock ranking equally with or junior to the Convertible Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon the Company’s liquidation, dissolution or winding up, or any authorization, issuance or creation of any securities convertible into, or exercisable or exchangeable for, any such other preferred stock, in each case (1) and (2) will not be deemed to adversely affect the voting powers, preferences or special rights of the Convertible Preferred Stock and Holders will have no right under this Section 13(c) to vote on or consent to any such increase, authorization, issuance or creation.

If the Holders are entitled to vote on or consent to a specified action pursuant to this Section 13(c), the Company may call a meeting of the Holders and any such other holders for the purpose of such vote or, in its discretion, may instead seek the consent of the Holders and any such other holders in a written resolution. Any such vote may be held at a general meeting of the stockholders, or at a special meeting of the Holders and such other holders, as the Company may determine in its discretion. The Company may fix a date as the record date for the purpose of determining the issued and outstanding Convertible Preferred Stock, and the Holders entitled to vote on or consent to any such specified action. At any meeting of stockholders or Holders where such vote is to occur (or for any consent by written resolution), the necessary quorum for such vote (or consent) shall be at least two Persons holding or representing by proxy at least 50% in aggregate liquidation preference of the Convertible Preferred Stock and any such other shares of preferred stock entitled to vote on the relevant specified action.

If the Holders of shares of Convertible Preferred Stock are entitled to vote on or take any action with respect to any matter, the Board of Directors may, in its discretion, determine that such vote or other action be taken by means of a written resolution of the Holders entitled to take such action. Unless authorized by the Board of Directors, the Holders shall have no right to act by written resolution, notwithstanding any provision of the Certificate of Incorporation, the By-laws, this Certificate of Designations or otherwise.

(d) Special Veto Rights. Provided that the Current Market Price is not greater than $150 (subject to adjustment as specified in Section 9(b)(ii)), without the prior written consent of the Holders of two-thirds of the aggregate liquidation preference of the Convertible Preferred Stock then issued and outstanding, the Company may not: (i) issue new Common Stock to a “person” or “group”, within the meaning of Section 13(d) of the Exchange Act, that is or as a result of such issuance would become the direct or indirect ultimate Beneficial Owner of Common Stock representing more than 50% of the voting power of the issued and outstanding Common Stock or (ii) repurchase any outstanding Common Stock at a time when a “person” or “group”, within the meaning of Section 13(d) of the Exchange Act, has become the direct or indirect ultimate Beneficial Owner of Common Stock representing more than 50% of the voting power of the issued and outstanding Common Stock; provided, however, that in the case of both clauses (i) and (ii) neither such prohibition shall be effective following (x) the date on which a Make-Whole Acquisition occurs or (y) the date the “person” or “group” described in this Section 13(d) ceases to be the direct or indirect ultimate Beneficial Owner of Common Stock representing more than 50% of the voting power of the issued and outstanding Common Stock.

Section 14. Preemption.

The Holders shall not have any rights of preemption with regard to any shares of capital stock (including common stock and preferred stock).

Section 15. Payments and Notices.

(a) Payment. Any payment due by the Company with respect to dividends, redemptions, fractional shares or other amounts on a day that is not a Business Day may be made on the next succeeding Business Day with the same force and effect as if made on the original due date, and without any interest due to any delay in payment.

(b) Notices. Any notices, deliveries or other actions required or permitted to be given, made or taken by the Company or any Holder hereunder on a particular day may be effected on the next succeeding Business Day with the same force and effect as if effected on the particular day.

Section 16. Rank.

Notwithstanding anything set forth in the Certificate of Incorporation, the By-laws or this Certificate of Designations to the contrary, the Board of Directors or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue new or additional Junior Stock and Parity Stock (including additional Convertible Preferred Stock). Neither the Board of Directors nor any committee thereof shall have the authority to create or issue any Senior Stock without the affirmative vote (or written consent) of the holders of a majority in aggregate Liquidation Preference of the outstanding Convertible Preferred Stock (and any other preferred stock if applicable), voting (or consenting) separately as a class, as provided in Section 13(c).

Section 17. Repurchase.

Subject to the limitations imposed herein and applicable Delaware law, the Company may purchase shares of Convertible Preferred Stock from time to time to such extent, in such manner and upon such terms as the Board of Directors or any duly authorized committee thereof may determine; provided, however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or after such purchase would be, unable to pay its liabilities as they become due; and provided further that in the event that the Company beneficially owns any Convertible Preferred Stock, the Company will procure that voting rights in respect of such Convertible Preferred Stock are not exercised.

Section 18. Unissued or Reacquired Shares.

Shares of Convertible Preferred Stock not issued or that have been issued and converted or otherwise purchased or acquired by the Company shall be restored to the status of authorized but unissued preferred stock without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

Section 19. No Sinking Fund.

The Convertible Preferred Stock is not subject to the operation of a sinking fund.

Section 20. Reservation of Shares of Common Stock.

(a) Sufficient Shares. The Company shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock or shares acquired by the Company, solely for issuance upon the conversion of Convertible Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Convertible Preferred Stock then issued and outstanding. For purposes of this Section 20(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all issued and outstanding Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Use of Acquired Shares. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Convertible Preferred Stock, as herein provided, Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Free and Clear Delivery. All Common Stock delivered upon conversion of the Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Compliance with Law. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Company shall use its reasonable best efforts to comply with all laws and regulations thereunder requiring the approval of such delivery by any Regulatory Entities.

(e) Listing. The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other securities exchange or quotation system, the Company will, if permitted by the rules of such exchange or quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or quotation system, all the Common Stock issuable upon conversion of the Convertible Preferred Stock.

Section 21. Transfer Agent, Conversion Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Convertible Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders (or otherwise pursuant to any applicable procedures of a Depositary).

Section 22. Replacement Certificates.

(a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) Certificates Following Conversion. If physical certificates are issued, the Company shall not be required to issue any certificates representing the applicable Convertible Preferred Stock on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in Section 22(a), shall deliver the Common Stock pursuant to the terms of the Convertible Preferred Stock formerly evidenced by the certificate.

(c) Legends. Certificates for Convertible Preferred Stock and any Common Stock issued on conversion thereof may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

Section 23. Form.

(a) Global Preferred Shares. Convertible Preferred Stock may, at the Company’s option, in its sole discretion, be issued in the form of one or more permanent global shares of Convertible Preferred Stock in definitive, fully registered form with a global legend in substantially the form attached hereto as Exhibit B-1 (a “Rule 144A Global Preferred Share”) or Exhibit B-2 (a “Regulation S Global Preferred Share” and together with the Rule 144A Global Preferred Share, the “Global Preferred Shares”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. Global Preferred Shares shall be registered in the name of the Depositary, which shall be the Holder of such shares. This Section 23(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary.

(b) Delivery to Depositary. If Global Preferred Shares are issued, the Company shall execute and the Registrar shall, in accordance with this Section 23, countersign and deliver initially one or more Global Preferred Shares and/or Global Common Stock, as applicable, that (i) shall be registered in the name of a nominee of the Depositary and (ii) shall be delivered by the Registrar to the Depositary or pursuant to instructions received from the Depositary or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar.

(c) Agent Members. If a Global Preferred Share is issued, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares. If a Global Preferred Share is issued, the Depositary may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Convertible Preferred Stock, this Certificate of Designations or the By-laws.

(d) Physical Certificates. Owners of beneficial interests in any Global Preferred Share shall not be entitled to receive physical delivery of certificated shares of Convertible Preferred Stock, unless (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Company does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within 90 days or (z) the Company decides to discontinue the use of book-entry transfer through the Depositary. In any such case, each Global Preferred Share shall be exchanged in whole for definitive Convertible Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Such definitive Convertible Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(e) Signature. An Officer shall sign any Global Preferred Share for the Company, in accordance with the Company’s By-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent countersigned the Global Preferred Share, the Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns the Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature.

Section 24. Registration; Transfer.

(a) Notwithstanding any other provision of this Certificate of Designations or the Convertible Preferred Stock, transfers and exchanges, including any sale, pledge, transfer or other disposition, of the Convertible Preferred Stock and beneficial interests in a Global Preferred Share shall be made in accordance with this Section 24.

(b) The Convertible Preferred Stock and the Common Stock issuable upon conversion of the Convertible Preferred Stock initially was not registered under the Securities Act and, unless so registered, may not be offered, sold, pledged or otherwise transferred other than (i) to the Company or any Subsidiary thereof, (ii) to “qualified institutional buyers” pursuant to and in compliance with Rule 144A under the Securities Act (“Rule 144A”), (iii) pursuant to and in compliance with Rule 903 or 904 of Regulation S under the Securities Act (“Regulation S”) or (iv) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act (“Rule 144”), if available.

(c) Any shares of Convertible Preferred Stock offered and sold in their initial distribution in reliance on Rule 144A shall be issued in the form of one or more Rule 144A Global Preferred Shares, in fully registered form, with such applicable legends as are provided for in Exhibit C (the “Convertible Preferred Stock Legend”), except as otherwise permitted herein. The aggregate number of shares of Convertible Preferred Stock represented by a Rule 144A Global Preferred Share may be increased or decreased from time to time by adjustments made on the Company’s share register by the Registrar upon instruction from the Company, the Depositary or an Agent Member, in accordance with this Section 24.

(d) Any shares of Convertible Preferred Stock offered and sold in their initial distribution in reliance on Regulation S shall be issued in the form of one or more Regulation S Global Preferred Shares, in fully registered form, with the Convertible Preferred Stock Legend, except as otherwise permitted herein. The aggregate number of shares of Convertible Preferred Stock represented by a Regulation S Global Preferred Share may be increased or decreased from time to time by adjustments made on the Company’s share register by the Registrar upon instruction from the Company, the Depositary or an Agent Member, in accordance with this Section 24.

(e) If an owner of a beneficial interest in a Rule 144A Global Preferred Share wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Preferred Share, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 24(e). Upon receipt by the Registrar of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Registrar to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Regulation S Global Preferred Share in a number of shares of Convertible Preferred Stock equal to that of the beneficial interest in the Rule 144A Global Preferred Share to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, if applicable, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit D-1 given by the holder of such beneficial interest, the Registrar shall instruct the Depositary to reduce the number of shares of Convertible Preferred Stock of the applicable Rule 144A Global Preferred Share by the number of shares of Convertible Preferred Stock in the Rule 144A Global Preferred Share to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Preferred Share having a number of shares of Convertible Preferred Stock equal to the amount by which the number of shares of Convertible Preferred Stock of the Rule 144A Global Preferred Share was reduced upon such transfer.

(f) If an owner of a beneficial interest in a Regulation S Global Preferred Share wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Preferred Share, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 24(f). Upon receipt by the Registrar of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Registrar to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Rule 144A Global Preferred Share in number of shares of Convertible Preferred Stock equal to that of the beneficial interest in the Regulation S Global Preferred Share to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, if applicable, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit D-2 given by the holder of such beneficial interest, the Registrar shall instruct the Depositary to reduce the number of shares of Convertible Preferred Stock of the applicable Regulation S Global Preferred Share by the principal amount of the beneficial interest in the Regulation S Global Preferred Share to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Preferred Share having a number of shares of Convertible Preferred Stock equal to the amount by which the principal amount of the Regulation S Global Preferred Share was reduced upon such transfer.

(g) Any Common Stock issued upon conversion of a share of Convertible Preferred Stock shall be issued in the form of an uncertificated restricted share of Common Stock kept in book-entry form by the Registrar. Any physical share of Common Stock certificates issued upon conversion of a share of Convertible Preferred Stock shall bear such applicable legends as are provided for in Exhibit E (the “Common Stock Legend”), except as otherwise permitted herein. Upon any such conversion the applicable Global Preferred Share shall be reduced by the number of shares of Convertible Preferred Stock as were converted into shares of Common Stock.

(h) If a request is made to remove the Restricted Share Legend with respect to all or a portion of the beneficial interest in the Global Preferred Shares, the Restricted Share Legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence (which in the case of a transfer pursuant to Rule 144 may include an opinion of counsel), as may be reasonably required by the Company and the Registrar, that neither the Restricted Share Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Regulation S or Rule 144. Upon provision of such satisfactory evidence, then the Registrar shall instruct the Depositary to reduce or cause to be reduced such Global Preferred Share bearing the Restricted Share Legend by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Preferred Share that is being transferred, and concurrently with such reduction and debit, the Registrar will instruct the Depositary to increase or cause to be increased the applicable Global Preferred Share not bearing the Restricted Share Legend by the aggregate number of shares of Convertible Preferred Stock being exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the Global Preferred Share that is being transferred.

(i) If Convertible Preferred Stock or Common Stock is issued upon the transfer, exchange or replacement of Convertible Preferred Stock or Common Stock bearing the Restricted Share Legend, or if a request is made to remove such Restricted Share Legend on the Convertible Preferred Stock or the Common Stock, the Convertible Preferred Stock or Common Stock so issued shall bear the Restricted Share Legend and the Restricted Share Legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company or the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Regulation S or Rule 144 or that such Convertible Preferred Stock or Common Stock are not “restricted securities” within the meaning of Rule 144. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Company, shall countersign and deliver, or otherwise reflect on the records of the Registrar in the case of Common Stock, Convertible Preferred Stock and Common Stock that do not bear the Restricted Share Legend.

(j) The Company will refuse to register any transfer of Convertible Preferred Stock or any Common Stock issuable upon conversion of the Convertible Preferred Stock that is not made in accordance with this Section 24, the provisions of the Restricted Share Legend and the provisions of Rule 144A, Regulation S or Rule 144;

provided that the provisions of this paragraph (j) shall not be applicable to any share of Convertible Preferred Stock or any share of Common Stock that does not bear the Restricted Share Legend.

Section 25. Taxes.

(a) Transfer Taxes. The Company shall pay any and all share transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of Convertible Preferred Stock or Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Convertible Preferred Stock, Common Stock or other securities in a name other than that in which the Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Convertible Preferred Stock (and on the Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 26. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (or by first-class mail if the same shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 717 Fifth Avenue, New York, New York 10022 (Attention: Company Secretary) or to the Transfer Agent at its office at Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021 (Attention: Corporate Trust Office), or to any other agent of the Company designated to receive such notice as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the share record books of the Company (which may include the records of the Transfer Agent) or, if the shares of Convertible Preferred Stock are held in global form and the Applicable Procedures permit, or if such shares are held in non-global form, by issuing a press release and making the information required to be provided in the notice available on the Company’s website, or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given. Notwithstanding the foregoing, any notice given by the Company to Holders in respect of a Global Preferred Share pursuant to the applicable procedures of the Depositary shall be deemed to have been given effectively when so given.

Section 27. Other Rights.

Except as specifically provided in Section 13 or as may be required by Delaware law, no holder of the Company’s common stock or preferred stock shall have any right under this Certificate of Designations, the Certificate of Incorporation or the By-laws to vote on or consent to any amendment, alteration or repeal of this Certificate of Designations. The Convertible Preferred Stock shall have no voting powers, preferences or special rights, and no qualifications, limitations or restrictions thereon, other than as set forth in this Certificate of Designations, the Certificate of Incorporation or By-laws, or as required by Delaware law.

Section 28. Conflict.

To the extent the terms provided in this Certificate of Designations conflict with the terms contained in the By-laws, the terms provided in this Certificate of Designations shall prevail.

Exhibit A

FORM OF DIRECTOR’S

ACCEPTANCE LETTER

TO:	MF Global Holdings Ltd. (the “Company”)

Attn:	The Corporate Secretary

I hereby accept and agree to my appointment or election as a Preferred Stock Director, in accordance with the Certificate of Designations of 9.75% Non-Cumulative Convertible Preferred Stock, Series B of the Company, dated January     , 2010 (the “Certificate of Designations”). I hereby agree and acknowledge that my term of office shall immediately terminate (and I shall immediately resign as a Preferred Stock Director (as such term is defined in the Certificate of Designations) upon any request for resignation made by the Board of Directors) in accordance with Section 13 of the Certificate of Designations without further action being required on my part.

I designate the following telephone and facsimile numbers and e-mail address for service of notice of all directors’ meetings. Notice by telephone facsimile or e-mail to either of the said numbers or e-mail address will constitute good and sufficient notice to myself and I agree to advise you of any change in these particulars.

Tel:	[ ]
Fax:	[ ]
E-mail:	[ ]
Nationality:	[ ]

I hereby authorize you to enter my name and address in the register of Directors and Officers of the Company as follows:

[Name]
[Address]

[Name]

Exhibit B-1

FORM OF 9.75% NON-CUMULATIVE CONVERTIBLE PREFERRED STOCK,

SERIES B

FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST HEREIN REPRESENTS BY ITS PURCHASE AND HOLDING OF THIS SECURITY THAT IT EITHER (1) IS NOT A PLAN, A PLAN ASSET ENTITY OR A NON-ERISA ARRANGEMENT AND IT IS NOT PURCHASING OR HOLDING THIS SECURITY ON BEHALF OF OR WITH THE ASSETS OF ANY PLAN, A PLAN ASSET ENTITY OR NON-ERISA ARRANGEMENT OR (2) NEITHER THE PURCHASE, HOLDING OR EXERCISE OF THE SERIES B SHARES WILL CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.

“CODE” MEANS THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED.

“ERISA” MEANS THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

“NON-ERISA ARRANGEMENT” MEANS PLANS THAT ARE GOVERNMENTAL PLANS (AS DEFINED IN SECTION 3(32) OF ERISA), CERTAIN CHURCH PLANS (AS DEFINED IN SECTION 3(33) OF ERISA) AND NON-U.S. PLANS (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA).

“PLAN” MEANS A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, AS WELL AS INDIVIDUAL RETIREMENT ACCOUNTS, KEOGH PLANS OR ANY OTHER PLANS THAT ARE SUBJECT TO SECTION 4975 OF THE CODE.

“PLAN ASSETS ENTITY” MEANS ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY UNDER DEPARTMENT OF LABOR REGULATION § 2510.3-101.

“SIMILAR LAWS” MEANS ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW APPLICABLE TO NON-ERISA ARRANGEMENTS THAT IS COMPARABLE TO SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE.

MF GLOBAL HOLDINGS LTD.

9.75% Non-Cumulative Convertible Preferred Stock, Series B

(par value $1.00 per share)

(liquidation preference U.S. $100 per share)

Certificate Number: 001	Number of Shares: 1,500,000
CUSIP NO.:

MF Global Holdings Ltd., a Delaware corporation (the “Company”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of 1,500,000, or such number as is registered in the name of the Holder in the Company’s register of stockholders maintained by the Registrar, fully paid and non-assessable shares of preferred stock of the Company designated the 9.75% Non-Cumulative Convertible Preferred Stock, Series B, with a par value of $1.00 per share and a liquidation preference of U.S. $100 per share (the “Convertible Preferred Stock”).

The shares of Convertible Preferred Stock are subject to the Certificate of Designations and the Certificate of Incorporation and By-laws of the Company and are transferable in accordance therewith. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated January     , 2010 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used, but not defined herein, shall have the meaning given to them in the Certificate of Designations.

Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned this certificate, the Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Convertible Preferred Stock certificate to be duly executed:

MF GLOBAL HOLDINGS LTD.

By:
Name:	Jacqueline M. Giammarco
Title:	Corporate Secretary

Dated:                     , 2010

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

TRANSFER AGENT AND REGISTRAR

By:
Authorized Signatory

MF GLOBAL HOLDINGS LTD.

9.75% Non-Cumulative Convertible Preferred Stock, Series B

(par value $1.00 per share)

(liquidation preference U.S. $100 per share)

The designations, rights, privileges, restrictions, preferences and other terms and provisions of the shares of Convertible Preferred Stock are set forth in, and this certificate and the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the terms and provisions of the Certificate of Designations, dated as of                     , 2010, as the same may be amended and restated from time to time (the “Certificate of Designations”), including the designation of the terms of the Convertible Preferred Stock as set forth therein. All capitalized terms used herein that are defined in the Certificate of Designations have the meaning set forth therein. Upon receipt of this certificate, the holder is bound by the terms of the Certificate of Designations and is entitled to the benefits thereof.

The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions on such powers, preferences and rights.

MF GLOBAL HOLDINGS LTD.

9.75% Non-Cumulative Convertible Preferred Stock, Series B

This Global Preferred Share initially represents 1,500,000 shares of the Convertible Preferred Stock. The following increases or decreases in this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in shares of Convertible Preferred Stock in this Global Preferred Share	Amount of increase in shares of Convertible Preferred Stock in this Global Preferred Share	Number of Shares of Convertible Preferred Stock in this Global Preferred Share following such decrease or increase	Signature of authorized signatory of Transfer Agent and Registrar

ASSIGNMENT AND TRANSFER

For value received,                                                                                                                                         hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or Taxpayer Identification Number of assignee) the within share of Convertible Preferred Stock, and hereby irrevocably constitutes and appoints                                                                       attorney to transfer the said share of Convertible Preferred Stock on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within share of Convertible Preferred Stock occurring prior to the termination of any restrictions on the resale of the Convertible Preferred Stock under any applicable laws or as specified in the Certificate of Designations, the undersigned confirms that such share of Convertible Preferred Stock is being transferred:

☐	To MF Global Holdings Ltd. or a subsidiary thereof; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant and in compliance with Regulation S under the Securities Act of 1933, as amended, to a non-U.S. person outside of the United States.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with stockholdership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Convertible Preferred Stock are to be delivered, other than to and in the name of the registered holder.

NOTICE:	The signature on the assignment must correspond with the name as written upon the face of the Convertible Preferred Stock in every particular without alteration or enlargement or any change whatever.

Exhibit B-2

FORM OF 9.75% NON-CUMULATIVE CONVERTIBLE PREFERRED STOCK,

SERIES B

FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST HEREIN REPRESENTS BY ITS PURCHASE AND HOLDING OF THIS SECURITY THAT IT EITHER (1) IS NOT A PLAN, A PLAN ASSET ENTITY OR A NON-ERISA ARRANGEMENT AND IT IS NOT PURCHASING OR HOLDING THIS SECURITY ON BEHALF OF OR WITH THE ASSETS OF ANY PLAN, A PLAN ASSET ENTITY OR NON-ERISA ARRANGEMENT OR (2) NEITHER THE PURCHASE, HOLDING OR EXERCISE OF THE SERIES B SHARES WILL CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.

“CODE” MEANS THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED.

“ERISA” MEANS THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

“NON-ERISA ARRANGEMENT” MEANS PLANS THAT ARE GOVERNMENTAL PLANS (AS DEFINED IN SECTION 3(32) OF ERISA), CERTAIN CHURCH PLANS (AS DEFINED IN SECTION 3(33) OF ERISA) AND NON-U.S. PLANS (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA).

“PLAN” MEANS A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, AS WELL AS INDIVIDUAL RETIREMENT ACCOUNTS, KEOGH PLANS ANY OTHER PLANS THAT ARE SUBJECT TO SECTION 4975 OF THE CODE.

“PLAN ASSETS ENTITY” MEANS ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY UNDER DEPARTMENT OF LABOR REGULATION § 2510.3-101.

“SIMILAR LAWS” MEANS ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW APPLICABLE TO NON-ERISA ARRANGEMENTS THAT IS COMPARABLE TO SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE.

MF GLOBAL HOLDINGS LTD.

9.75% Non-Cumulative Convertible Preferred Stock, Series B

(par value $1.00 per share)

(liquidation preference U.S. $100 per share)

Certificate Number: 001	Number of Shares: 0
CUSIP NO.:

MF Global Holdings Ltd., a Delaware corporation (the “Company”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of 0, or such number as is registered in the name of the Holder in the Company’s register of stockholders maintained by the Registrar, fully paid and non-assessable shares of preferred stock of the Company designated the 9.75% Non-Cumulative Convertible Preferred Stock, Series B, with a par value of $1.00 per share and a liquidation preference of U.S. $100 per share (the “Convertible Preferred Stock”).

The shares of Convertible Preferred Stock are subject to the Certificate of Designations and the Certificate of Incorporation and By-laws of the Company and are transferable in accordance therewith. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated January     , 2010 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used, but not defined herein, shall have the meaning given to them in the Certificate of Designations.

Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned this certificate, the Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Convertible Preferred Stock certificate to be duly executed:

MF GLOBAL HOLDINGS LTD.

By:
Name:	Jacqueline M. Giammarco
Title:	Corporate Secretary

Dated:                     , 2010

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR

By:
Authorized Signatory

MF GLOBAL HOLDINGS LTD.

9.75% Non-Cumulative Convertible Preferred Stock, Series B

(par value $1.00 per share)

(liquidation preference U.S. $100 per share)

The designations, rights, privileges, restrictions, preferences and other terms and provisions of the shares of Convertible Preferred Stock are set forth in, and this certificate and the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the terms and provisions of the Certificate of Designations, dated as of                     , 2010, as the same may be amended and restated from time to time (the “Certificate of Designations”), including the designation of the terms of the Convertible Preferred Stock as set forth therein. All capitalized terms used herein that are defined in the Certificate of Designations have the meaning set forth therein. Upon receipt of this certificate, the holder is bound by the terms of the Certificate of Designations and is entitled to the benefits thereof.

The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions on such powers, preferences and rights.

MF GLOBAL HOLDINGS LTD.

9.75% Non-Cumulative Convertible Preferred Stock, Series B

This Global Preferred Share initially represents 1,500,000 shares of the Convertible Preferred Stock. The following increases or decreases in this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in shares of Convertible Preferred Stock in this Global Preferred Share	Amount of increase in shares of Convertible Preferred Stock in this Global Preferred Share	Number of Shares of Convertible Preferred Stock in this Global Preferred Share following such decrease or increase	Signature of authorized signatory of Transfer Agent and Registrar

ASSIGNMENT AND TRANSFER

For value received,                                                                                                                                           hereby sell(s), assign(s) and transfer(s) unto                                                                                                      (Please insert social security or Taxpayer Identification Number of assignee) the within share of Convertible Preferred Stock, and hereby irrevocably constitutes and appoints                                                                       attorney to transfer the said share of Convertible Preferred Stock on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within share of Convertible Preferred Stock occurring prior to the termination of any restrictions on the resale of the Convertible Preferred Stock under any applicable laws or as specified in the Certificate of Designations, the undersigned confirms that such share of Convertible Preferred Stock is being transferred:

☐	To MF Global Holdings Ltd. or a subsidiary thereof; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with stockholdership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Convertible Preferred Stock are to be delivered, other than to and in the name of the registered holder.

NOTICE:	The signature on the assignment must correspond with the name as written upon the face of the Convertible Preferred Stock in every particular without alteration or enlargement or any change whatever.

Exhibit C

Form of Restricted Share Legend

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULES 144A OR REGULATION S THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES OR ELSEWHERE TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR NON-U.S. JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE TRANSFER RESTRICTIONS REFERRED TO IN THIS PARAGRAPH. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITY OR ANY SECURITY ISSUABLE ON CONVERSION HEREOF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

Exhibit D-1

FORM OF TRANSFER CERTIFICATE—

RULE 144A GLOBAL PREFERRED SHARE TO

REGULATION S GLOBAL PREFERRED SHARE

(for transfers pursuant to Section 24(e)

of the Certificate of Designations)

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

250 Royal St.

Canton, MA 02021

Re:	9.75% Non-Cumulative Convertible Preferred Stock, Series B
(the “Convertible Preferred Stock”)

Reference is hereby made to the Certificate of Designations for the of 9.75% Non-Cumulative Convertible Preferred Stock, Series B, dated as of                 , 2010 (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the meanings given to them in the Certificate of Designations.

This certificate relates to              number of shares of Convertible Preferred Stock which are evidenced by the Rule 144A Global Preferred Share (CUSIP No.                     ) and held with the Depositary in the name of              (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Convertible Preferred Stock to a Person who will take delivery thereof in the form of an equal number of shares of Convertible Preferred Stock evidenced by the Regulation S Global Preferred Share (CUSIP No.                     ), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Clearstream or both.

In connection with such request and in respect of such Convertible Preferred Stock, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby further certify that:

(a) the offer of the Convertible Preferred Stock was not made to U.S. person or a person in the United States;

(b) either:

(i) at the time the buy order was originated, the transferee was outside the United States and not a U.S. person or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States and not a U.S. person, or

(ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States or a U.S. person;

(c) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(a) of Regulation S, as applicable;

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depositary through Euroclear or Clearstream or both.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you, the Company and the Depositary to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Depositary. Terms used in this certificate and not otherwise defined in the Certificate of Designations have the meanings set forth in Regulation S under the Securities Act.

Dated:	[Insert Name of Transferor]

By:
Name:
Title:

(If the Transferor is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Exhibit D-2

FORM OF TRANSFER CERTIFICATE—

REGULATION S GLOBAL PREFERRED SHARE TO

RULE 144A GLOBAL PREFERRED SHARE

(for transfers pursuant to Section 24(f)

of the Certificate of Designations)

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

250 Royal St.

Canton, MA 02021

Re:	9.75% Non-Cumulative Convertible Preferred Stock, Series B
(the “Convertible Preferred Stock”)

Reference is hereby made to the Certificate of Designations for the of 9.75% Non-Cumulative Convertible Preferred Stock, Series B, dated as of                 , 2010 (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the meanings given to them in the Certificate of Designations.

This certificate relates to              number of shares of Convertible Preferred Stock which are evidenced by the Regulation S Global Preferred Share (CUSIP No.                     ) and held with the Depositary in the name of              (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Convertible Preferred Stock to a Person who will take delivery thereof in the form of an equal number of shares of Convertible Preferred Stock evidenced by the Rule 144A Global Preferred Share (CUSIP No.                     ), which amount, immediately after such transfer, is to be held with the Depositary.

In connection with such request and in respect of such Convertible Preferred Stock, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby further certify that the shares of Convertible Preferred Stock are being transferred to a person that the Transferor reasonably believes is purchasing the Convertible Preferred Stock for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and the Convertible Preferred Stock have been transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you, the Company and the Depositary to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Depositary.

Dated:	[Insert Name of Transferor]

By:
Name:
Title:
(If the Transferor is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Exhibit E

Form of Common Stock Legend

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR NON-U.S. JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE TRANSFER RESTRICTIONS REFERRED TO IN THIS PARAGRAPH. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITY OR ANY SECURITY ISSUABLE ON CONVERSION HEREOF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

Exhibit F

FORM OF TRANSFER CERTIFICATE—

GLOBAL PREFERRED SHARE

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

250 Royal St.

Canton, MA 02021

Re:	9.75% Non-Cumulative Convertible Preferred Stock, Series B
(the “Convertible Preferred Stock”)

Reference is hereby made to the Certificate of Designations for the of 9.75% Non-Cumulative Convertible Preferred Stock, Series B, dated as of                     , 2010 (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the meanings given to them in the Certificate of Designations.

This certificate relates to              number of shares of Convertible Preferred Stock which are evidenced by the              Global Preferred Share (CUSIP No.             ) and held with the Depositary in the name of              (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Convertible Preferred Stock to a Person who will take delivery thereof in the form of an equal number of shares of Convertible Preferred Stock evidenced by the Global Preferred Share, which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Clearstream, if applicable, or both.

In connection with such request, and in respect of such Convertible Preferred Stock, the Transferor does hereby certify that the shares of Convertible Preferred Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW:

(1) ☐ to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; or

(2) ☐ pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

(3) ☐ outside the United States to a person other than a U.S. person (or for the benefit or account of a U.S. person) in a transaction complying with Regulation S under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2)or (3) is checked, the Registrar shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 or Regulation S under such Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you, the Company and the Depositary to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Depositary. Terms used in this certificate and not otherwise defined in the Certificate of Designations have the meanings set forth in Regulation S under the Securities Act.

Dated:	[Insert Name of Transferor]

By:
Name:
Title:

(If the Transferor is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Appendix B

FORM OF NEW BY-LAWS

OF

MF Global Holdings Ltd.

(the “Corporation”)

ARTICLE I

Stockholders

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors in each calendar year at such date, time and place, if any, either within or without the State of Delaware as may be designated by the Chairman of the Board, if any, or the Board of Directors, from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the Chief Executive Officer, if any, or the Board of Directors whenever they think fit, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Board of Directors upon the written request, stating the purpose of the meeting, of stockholders who together own of record not less than one-tenth of all outstanding shares of stock entitled to vote regularly at meetings of stockholders (considered for this purpose as a single class). Any such special meeting called pursuant to the prior sentence is herein called a “Requisitioned Meeting” and any reference herein to a special meeting of stockholders includes a Requisitioned Meeting. Notwithstanding the foregoing, no Requisitioned Meeting may be called for the purpose of electing a director of the Corporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, to the extent practicable, the business to be considered at the meeting, and, in the case of an annual meeting, that the election of directors will take place at such meeting. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of any meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each director shall be entitled to receive notice, attend and be heard at any meeting of stockholders.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, at which a quorum is present may be adjourned by the chairman of the meeting or the Board of Directors, with the consent of the stockholders holding a majority of the voting rights of those stockholders present in person or represented by proxy and entitled to vote at the meeting, from time to time, to reconvene the meeting at another time and at the same or some other place, and unless otherwise provided by these by-laws notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. In addition, the chairman of the meeting or the Board of Directors may adjourn the meeting as provided in the prior sentence but without such consent or direction from the stockholders if it appears to the chairman of the meeting or the Board of Directors, as the case may be, in their sole discretion, that (a) it is likely to be impracticable to hold or continue the meeting because of the number of stockholders wishing to attend who are not present, (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. At an adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as of the record date for notice of such adjourned meeting.

Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of all outstanding shares of stock entitled to vote on a matter at the meeting (whether or not present or represented) shall constitute a quorum. (For purposes of the foregoing, where a separate vote by class or classes is required for any matter at a meeting, the holders of a majority of the outstanding shares of such class or classes (whether or not present or represented) shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.) If a quorum of the holders of stock entitled to vote on the matter is not present within thirty (30) minutes (or such longer time as the chairman of the meeting may determine) after the time appointed for the commencement of the meeting, the chairman of the meeting or the Board of Directors may adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall be so present or represented; provided that, if such meeting is a Requisitioned Meeting, it shall be cancelled and, if such meeting is any other meeting, the chairman of the meeting or the Board of Directors may elect to cancel the meeting. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer, or in the absence of the Chief Executive Officer by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting, the Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as may be adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such nomination, matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.7. Inspectors. Prior to any meeting of stockholders, the Board of Directors or the Chief Executive Officer may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at such meeting or any adjournment thereof and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the chairman of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. If required by law, the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless a court of competent jurisdiction upon application by the Corporation or a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.8. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the certificate of incorporation provides for more or less than one vote for any share on any matter, every reference in these by-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy (with or without the power of substitution), but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period, and not more than one proxy may be appointed for each share held by such stockholder. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A proxy may be appointed by a written instrument in substantially the form attached hereto as Schedule A, or such other form as the Board of Directors may authorize from time to time, in lieu thereof or in addition thereto. The instrument appointing a proxy must be received by the Corporation at its registered office or at such other place or in such manner, and at such time, as is specified in the notice convening a meeting or in any instrument of proxy sent out by the Corporation in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner and at a time so permitted shall not be counted for purposes of such vote. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote and voting thereon shall so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote and voting on the election of directors. In all other matters, unless otherwise provided by law or the rules or regulations of any stock exchange or by the certificate of incorporation or these by-laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote and voting on the subject matter shall be the act of the stockholders. In the case of an equality of votes the resolution shall fail. No stockholder shall be entitled to vote at a meeting unless such stockholder has paid all the calls on all shares held by such stockholder. Where a separate vote by class or classes is required on a matter, the affirmative vote of the holders of a majority (or a plurality if the matter is an election of directors) of the shares of such class or classes present in person or represented by proxy at the meeting and entitled to vote and voting on the matter shall be the act of such class or classes, except as otherwise provided by law or the rules or regulations of any stock exchange or by the certificate of incorporation or these by-laws. Reference in these by-laws to the certificate of incorporation shall include any applicable certificate of designations that is a part thereof.

Section 1.9. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining the stockholders entitled to consent to corporate action in writing without a meeting has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal executive office or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.10. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal executive office of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.10 or to vote in person or by proxy at any meeting of stockholders.

Section 1.11. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.11.

(b) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only if (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the relevant Stockholder Notice required by this Section 1.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election or other proposal and who complies with the notice procedures set forth in this Section 1.11. In addition to any other requirements under applicable law and the certificate of incorporation and by-laws of the Corporation, persons nominated by stockholders for election as directors of the Corporation and any other proposed business proposed by stockholders shall be properly brought before the meeting pursuant to clause (iii) above only if the stockholder has given a timely Stockholder Notice as required in this Section 1.11, and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. No nomination or proposal for other business to be presented by a stockholder at a meeting of stockholders shall be properly brought before the meeting unless the stockholder delivers a written notice of such nomination or other proposal (a “Stockholder Notice”) as provided below. In the case of an annual meeting, the Stockholder Notice shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the open of business on the one-hundred twentieth (120th) day, and not later than the close of business on the ninetieth (90th) day, prior to the first anniversary of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be within a period that commences thirty (30) days before such anniversary date and ends sixty (60) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given not earlier than the open of business on the one-hundred twentieth (120th) day prior to such Other Meeting Date and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such Other Meeting Date or (ii) the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed by the Corporation. Each Stockholder Notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (B) such person’s written consent to being named in a proxy statement (if applicable) as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or other proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of each such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and each such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or each such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, any nominee(s), (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) entered into by, or on behalf of, such stockholder or any such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner, with respect to shares of stock of the Corporation, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting upon such nomination or other proposal and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether the stockholder or any such beneficial owner intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee(s) and/or otherwise to solicit proxies or votes from any stockholders in support of such proposal or nomination(s), and (G) any other information relating to such stockholder and each such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

As used in these by-laws, shares “beneficially owned” by any person shall mean all shares that such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. The Corporation may require any such stockholder or nominee(s) to furnish such other information about the stockholder, any beneficial owner, the nominee(s) or the proposal as the Corporation reasonably believes is required under applicable law to be disclosed in connection with the proposed election or other vote or as the Corporation may reasonably require to determine whether the nominee(s) would be considered “independent” under the various rules and standards applicable to the Corporation.

Notwithstanding anything in this Section 1.11(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased and either the nominees for the additional directorships or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one-hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first date such additional nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

Notwithstanding the foregoing, the Board of Directors may modify the requirements of this Section 1.11(b) as it believes, in its sole discretion, may be necessary or appropriate to comply with or otherwise reflect any regulation hereafter adopted by the Securities and Exchange Commission, or any listing requirement hereafter adopted by a securities exchange on which the common stock of the Corporation is listed, regarding access to proxy statements for stockholder nominations or other proposals, disclosure, notice or other requirements relating to proxy statements or stockholder proposals and related matters, provided that any such modification is publicly announced or disclosed at least thirty (30) days prior to the latest date on which Stockholder Notices relating to the next annual meeting to which the modification applies may properly be delivered to the Corporation pursuant to this Section 1.11(b) as so modified, and provided, further, that the modification is approved at the next following annual meeting of stockholders by the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote and voting on such modification.

(c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the relevant Stockholder Notice required by this Section 1.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, not at the request of any stockholder or stockholders acting pursuant to Section 1.2 of the by-laws, any stockholder entitled to vote in such election may nominate a person or persons (as the case may be) for election to such position(s) as may be specified in the Corporation’s notice of meeting, but only if the stockholder delivers a Stockholder Notice relating to such nomination(s) to the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the date of the special meeting and the nominees (if any) proposed by the Board of Directors to be elected at such meeting are publicly announced or disclosed. Stockholders may not nominate any person for election as a director at any Requisitioned Meeting. Each Stockholder Notice to be delivered pursuant to this Section 1.11(c) shall set forth the information required by Section 1.11(b) above.

(d) For purposes of this Section 1.11, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Reuters or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(e) Only persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible for election at an annual or special meeting of stockholders to serve as directors of the Corporation and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of preferred stock to elect directors pursuant to the provisions of the certificate of incorporation. In addition, the notice requirements of this Section 1.11 shall be deemed satisfied by a stockholder with respect to any nomination or other proposal to be brought by such stockholder before an annual or special meeting of stockholders if (i) such stockholder, in compliance with applicable rules and regulations now or hereafter promulgated under the Exchange Act, has notified the Corporation of his, her or its intention to present the nomination or other proposal at such meeting and (ii) such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such meeting.

(f) Except as otherwise provided by law, the chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees or any business proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (b)(iii)(F) of this Section 1.11) and, if not so given in compliance with this Section 1.11, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered. Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.11, to be considered a qualified representative of the stockholder at a meeting of stockholders, a person must be a duly authorized officer, manager or general partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at such meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting.

(g) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.11; provided however, that any references in these by-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or other proposals by stockholders pursuant to this Section 1.11 (including paragraphs (b) and (c) hereof), and compliance with paragraphs (b) and (c) of this Section 1.11 shall be the exclusive means for a stockholder to make nominations or submit other business for consideration at a meeting of stockholders (other than matters brought properly under and in compliance with Rule 14a-8 or other applicable regulations under the Exchange Act, or pursuant to the certificate of incorporation, as provided in the last two sentences of Section 1.11(e) hereof). References in this Section 1.11 to the Exchange Act and any rules and regulations promulgated thereunder shall mean the Exchange Act and the relevant rules and regulations promulgated thereunder, as currently in effect or hereafter amended, adopted or succeeded.

ARTICLE II

Board of Directors

Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board of Directors shall consist of no less than three (3) members, the number thereof to be determined from time to time by resolution of the Board subject to a maximum of fifteen (15) members. Directors need not be stockholders.

Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Any director may be removed with or without cause by the holders of two-thirds of the shares then entitled to vote at an election of directors; provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement to that effect and be served on such director not less than fourteen (14) days before the meeting and at such meeting the director shall be entitled to be heard on the motion for such director’s removal. Unless otherwise provided in the certificate of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may only be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled by the certificate of incorporation to elect one or more directors, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof (or appointed by directors so elected or appointed) then in office, or by the sole remaining director so elected (or appointed), unless otherwise provided in the certificate of incorporation. Any director elected or appointed to fill a vacancy or newly created directorship shall hold office until the next annual meeting of the stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the Chief Executive Officer or by any two (2) directors. Reasonable notice, but in any event, at least twenty-four (24) hours notice, thereof shall be given by the person or persons calling the meeting.

Section 2.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the number of directors then in office shall constitute a quorum for the transaction of business; provided that at no time shall the number of directors constituting a quorum be less than one-third of the total number of authorized directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation, these by-laws or applicable law shall require a vote of a greater number. In the case of an equality of votes the resolution shall fail and the chairman of the meeting shall not be entitled to a second or deciding vote. In case at any meeting of the Board a quorum shall not be present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present, and no other business may be transacted at such meeting until a quorum is present. Notice of the time and place of an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

Section 2.7. Organization. Unless otherwise agreed by a majority of directors in attendance at a meeting, meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Chief Executive Officer, if any and if a director, in each case for meetings at which such person is present. In their absence, a Vice Chairman, if any and present, shall act as chairman and, in the absence of a Vice Chairman, a chairman shall be chosen at the meeting by the vote of a majority of the directors in attendance at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

Section 2.9. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.

Section 2.10. Board to Continue in the Event of Vacancy. The Board of Directors may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these by-laws as the quorum necessary for the transaction of business at meetings of the Board of Directors, the continuing directors or director may act only for the purposes of summoning a meeting of stockholders, preserving the assets of the Corporation or filling director vacancies.

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (b) adopting, amending or repealing these by-laws.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

Section 4.1. Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a Chief Executive Officer (who may, unless the Board determines otherwise, perform any duties that are required by the General Corporation Law of the State of Delaware, as currently in effect or hereafter amended, to be performed by a president) and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board, a Vice Chairman of the Board or a Board position having any other title. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the certificate of incorporation or these by-laws otherwise provide.

Section 4.2. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in a resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board, the Chairman of the Board (if any), the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board.

Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees as well as the results of all elections and appointments of directors and officers in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

Stock

Section 5.1. Stock Certificates and Uncertificated Shares. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board, if any, or the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares of stock registered in certificated form and owned by such holder. Any or all the signatures on such a certificate (including countersignatures by any transfer agent or registrar) may be a facsimile (unless the Board determines otherwise by resolution). In case any director, officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such director, officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such director, officer, transfer agent or registrar at the date of issue. The Corporation shall be under no obligation to complete and deliver a share certificate unless specifically requested to do so by the record holder of the shares represented thereby and then only if the Corporation has not previously done so pursuant to Section 5.4. In the case of a share held of record jointly by several persons, delivery of a certificate in their joint names to one of the several joint holders of record shall be sufficient delivery to all such holders, unless otherwise provided by applicable law.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate (if any) which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate (if any) which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.2. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer agent duly appointed, and upon surrender of the certificate or certificates (if any) for such shares properly endorsed (or with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law) and payment of all taxes thereon. The person in whose name shares of stock stand on the stock ledger of the Corporation shall be deemed the owner (and record holder) thereof for all purposes as regards the Corporation. An instrument of transfer shall be in writing substantially in the form of Schedule B hereto, or such other form as the Board of Directors may authorize from time to time (or as may otherwise be permitted by applicable law) in lieu thereof or in addition thereto.

Section 5.3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Except as otherwise expressly provided by law or the certificate of incorporation, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 5.4. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.5. Inspection of Stock Ledger and List of Directors and Officers. Subject to Section 1.10 of these by-laws, a list of stockholders of the Corporation, also known as the stock ledger, as well as the list of directors and officers of the Corporation shall be open to inspection without charge by any stockholder or his or her designee during business hours at the principal executive office of the Corporation on every business day at such office, subject to such reasonable restrictions as the Board of Directors may impose or authorize so that not less than two (2) hours in each such business day be allowed for inspection. The stock ledger may be closed for any time or times in accordance with the law, but not more than thirty (30) days in each year.

Section 5.6. Joint Stockholders. The joint holders of a share of capital stock shall be jointly and severally liable to pay all calls and any interest, if any, costs and expenses in respect thereof. Each and every joint holder listed in the stock ledger shall be entitled to receive any notice or notices contemplated in these by-laws or the certificate of incorporation or as may be required by law. Furthermore, any one of such joint holders may receive any dividend paid in respect of such shares of stock, and receipt by any one of them shall be sufficient to discharge the Corporation’s duties in respect of such dividend. Notwithstanding the foregoing, this Section 5.6 is not intended to, and does not, create personal liability on the part of stockholders in respect of debts of the Corporation.

ARTICLE VI

Miscellaneous

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall end on March 31 of each year unless otherwise determined by resolution of the Board of Directors from time to time.

Section 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the certificate of incorporation or these by-laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 6.3, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 6.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

Section 6.5. Indemnification of Directors, Officers and Others. The Corporation shall indemnify to the full extent permitted by law, as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any subsidiary or other affiliate of the Corporation or as a trustee of an employee benefit plan of the Corporation or any subsidiary or other affiliate thereof, or is or was serving at the request of the Corporation in any other capacity approved by the board of directors or any committee thereof for the purposes of this Section 6.5, in each case against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt by it of an undertaking of such person to repay such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Section 6.5 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in any other capacity as provided above. In addition, the rights provided to any person by this Section 6.5 shall survive the termination of such person’s service as any such director, officer or trustee or in any such other capacity and, insofar as such person is or was serving at the request of the Corporation as any such director, officer or trustee or in any such other capacity, shall survive the termination of such request as to service prior to termination of such request. No amendment or repeal of this Section 6.5 shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment or repeal.

Notwithstanding anything contained in this Section 6.5, except for proceedings to enforce rights provided in this Section 6.5, the Corporation shall not be obligated under this Section 6.5 to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board.

For purposes of (but without limiting) this Section 6.5 (a) the term “Corporation” shall include MF Global Ltd. as incorporated under Bermuda law prior to the continuance of its existence under Delaware law as the Corporation and shall also include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; (b) the term “subsidiary” means any corporation, partnership, joint venture, trust or other entity or enterprise (whether or not for profit) that at the time of the relevant service is or was a consolidated subsidiary of the Corporation for the purpose of its financial reporting and the term “other affiliate” means any corporation, partnership, joint venture, trust or other entity or enterprise (whether or not for profit) that at the time of the relevant service controls or controlled, is or was controlled by or is or was under common control with the Corporation (other than a subsidiary), or has been designated as an “other affiliate” for the purposes of this Section 6.5 by the Board of Directors or any committee thereof; (c) any person who serves in any office, trust or other capacity in relation to the Corporation or any subsidiary thereof (or any employee benefit plan of the Corporation or any subsidiary thereof) shall be deemed to be serving in such capacity at the request of the Corporation and no other evidence of such request shall be necessary to establish that such request was made; (d) any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and (e) action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

Nothing in this Section 6.5 shall limit the power of the Corporation or the Board of Directors to provide rights of indemnification or advancement of expenses and to make payment and reimbursement of expenses, including attorneys’ fees, to directors, officers, employees, agents and other persons otherwise than pursuant to this Section 6.5.

The Corporation may purchase and maintain insurance for the benefit of any director or officer of the Corporation against any loss or liability incurred by him in his capacity as such, and nothing in this Section 6.5 shall limit the power of the Corporation to purchase and maintain insurance of any kind for the benefit of any person.

The Corporation’s obligation, if any, to indemnify or to advance expenses to any person covered by this Section 6.5 who was or is serving at its request as a director or officer of (or in another capacity of) another corporation, partnership, joint venture, trust or other entity or enterprise (whether or not for profit) shall be reduced by any amount such person has actually collected prior thereto as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other entity or enterprise (whether or not for profit). Nothing in this paragraph, however, shall obligate the Corporation to seek contribution from any such other entity or enterprise in respect of any indemnification or advancement of expenses.

Section 6.6. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.7. Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Minutes of stockholder meetings shall be open for inspection by any stockholder or director without charge for not less than two (2) hours during business hours each day, subject to such reasonable restrictions as the Corporation may impose and applicable law. Any stockholder or director shall be entitled to be furnished within seven (7) days after he or she has made a request to the Corporation with a copy of any such minutes on the payment of a reasonable charge. The Corporation shall keep at its principal executive office a register of its directors and officers that is open for inspection (subject to such reasonable restrictions as the Corporation may impose so that not less than two (2) hours in each business day be allowed for inspection) by stockholders or a stockholder’s designee. The Corporation shall upon request send a stockholder a copy including all alterations of the certificate of incorporation and the by-laws of the Corporation, subject to the payment by the stockholder of the cost thereof.

Section 6.8. Certain Business Combinations. In addition to any stockholder vote required by law, the Corporation shall not engage in a business combination unless such business combination has been approved in advance (a) by the Board of Directors of the Corporation and, after approval by the Board of Directors, (b) by the affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy at a meeting of stockholders and are entitled to vote and voting on the matter (with all such shares considered as a single class for this purpose).

As used in this Section 6.8, “business combination” means: (a) any merger, consolidation or similar transaction involving the Corporation, other than any such transaction in which the stockholders of the Corporation immediately prior to such transaction will hold, directly or indirectly, immediately following such transaction, voting securities representing a majority of the voting power of all outstanding voting securities of the resulting, surviving or continuing entity (including the Corporation, if it is such entity), (b) any sale or other transfer by the Corporation, in a single transaction or series of related transactions, to one person or a group (as defined in Rule 13d-3 under the Exchange Act, as currently in effect or hereafter amended or succeeded) of securities representing a majority of the voting power of all outstanding voting securities of the Corporation after giving effect to such transfer (unless such transfer is part of a merger, consolidation or similar transaction involving the Corporation that would not be a business combination pursuant to clause (a) above or is part of a broadly distributed underwritten offering) or (c) any sale or other disposition of all or substantially all of the assets of the Corporation and its consolidated subsidiaries, taken as a whole, to any person or persons (other than to one or more consolidated subsidiaries) in a single transaction or a series of related transactions (including by means of disposition of securities of subsidiaries). In this Section 6.8, “voting securities” of an entity means securities carrying the right to vote regularly in the election of directors or other governing body of such entity.

Section 6.9. Amendment of By-Laws. These by-laws may be amended or repealed, and new by-laws may be adopted, in the manner provided in the certificate of incorporation.

Schedule A

Form of Proxy by Written Instrument

MF Global Holdings Ltd. (the “Corporation”)

I/We, [insert names here], being a stockholder of the Corporation with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote [all] [number] of such shares for me/us at the meeting of the stockholders to be held on the [    ] day of [            ], 200[    ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [    ] day of [            ], 200[    ]

Stockholder(s)

Schedule B

Transfer of a Share or Shares of MF Global Holdings Ltd. (the “Corporation”)

FOR VALUE RECEIVED                     [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of MF Global Holdings Ltd.

DATED this [    ] day of [            ], 200[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness